As filed with the Securities and Exchange Commission on July 2, 2020

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

H-CYTE, INC.

(Exact name of registrant as specified in its charter)

Nevada	3841	46-3312262
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

201 E Kennedy Blvd., Suite 700

Tampa, FL 33602

(844) 633-6839

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Horne

Chief Executive Officer

201 E Kennedy Blvd., Suite 700

Tampa, FL 33602

(844) 633-6839

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Arthur S. Marcus, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of Americas, 37th Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to Be Registered	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price(2) $	Amount of Registration Fee(5) $
Subscription Right to Purchase Series A Preferred Stock, par value $0.001 per share(3)	—	$—	$—	$—
Series A Preferred Stock issuable upon exercise of Subscription Rights, par value $0.001 per share (2)	403,580,214 shares	$0.014	$5,650,123	$733.39
Common Stock issuable upon conversion of Series A Preferred Stock, par value $0.001 per share (4)	—	$—	$—	$—
Total	403,580,214 shares	$0.014	$5,650,123	$733.39

(1) This registration statement on Form S-1 relates to the offering described herein of: (a) subscription rights to purchase Series A Preferred Shares, par value $0.001 per share; (b) the Series A Preferred Shares deliverable upon exercise of the subscription rights; and (c) shares of common stock deliverable upon conversion of the Series A Preferred Shares.

(2) Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.

(3) The subscription rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the subscription rights being offered hereby.

(4) No additional consideration will be paid in connection with the issuance of the shares of common stock upon conversion of the Series A Preferred Shares. Accordingly, pursuant to Rule 457(i), no separate registration fee is payable with respect to the common stock shares being offered hereby. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an estimated proposed maximum aggregate offering of $5,650,123.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED July 2, 2020

Non-transferable Rights Offering to Purchase

Up to Series A Preferred Shares

Convertible into Common Stock

H-CYTE Inc. (the “Company” or “we”) is distributing to holders of our common stock, at no charge, non-transferable subscription rights to subscribe for our Series A Preferred Stock for each share of common stock held at 5:00 p.m., New York City time, on [____________], 2020, the record date for the rights offering (the “Record Date”). Each whole subscription right entitles a holder to subscribe for one share of Series A preferred stock (“Series A Preferred Share”) at a subscription price (the “Subscription Price”) that is expected to be approximately $0.014 per Series A Preferred Share. This price is subject to board approval to be obtained prior to the commencement of the rights offering. Each Series A Preferred Share initially will be convertible into one share of common stock, subject to adjustments to reflect stock splits, reclassifications and certain other events.

As of the record date for the rights offering, [_________] shares of our common stock and no shares of our Series A preferred stock were outstanding. Holders of these shares on the Record Date are eligible to receive the subscription rights. We will not issue any fractional Series A Preferred Shares in this offering, and therefore you will need to hold at least one (1) subscription right in order to be eligible to subscribe for our new Series A Preferred Shares. We believe the rights offering will provide every stockholder on the Record Date the right to subscribe for and purchase Series A Preferred Shares on the same terms.

In connection with the rights offering, certain creditors (the “Standby Purchasers”) who purchased secured convertible notes and warrants in the aggregate principal amount of $3,842,695 pursuant to a note purchase agreement dated April 17, 2020 agreed (a) not to exercise any subscription rights they may receive as stockholders of the Company and (b) instead to purchase any Series A Preferred Shares corresponding to the unexercised rights in the rights offering up to an aggregate amount of $2,842,695 (the “Standby Commitment Amount”) at the same Subscription Price. We refer to such agreement as the “Standby Commitment.” However, if the aggregate gross proceeds from the exercise of subscription rights in this rights offering exceeds the Standby Commitment Amount, the Standby Commitment Amount that the Standby Purchasers will be required to invest in us will be reduced on a proportional basis by the number of Series A Preferred Shares purchased by subscription rights holders in this rights offering. See “Description of the Rights Offering— Standby Commitments.”

The aggregate dollar amount of Series A Preferred Shares purchased in this rights offering, when aggregated with the purchase of Series A Preferred Shares by the Standby Purchasers under the Standby Commitment, will be at least $2,842,695. If all of the rights offered hereby are exercised, the aggregate offering amount in the rights offering would be $5,650,123. In addition, holders of promissory notes in the aggregate amount of $4,349,877 (based on accrued interest through June 22, 2020) are expected to convert such debt into Series A Preferred Shares on terms substantially similar to the terms of this offering provided certain conditions are met.

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on [_________], unless the time for exercise is extended. We refer to this deadline, as extended (if applicable), as the “Expiration Time.” We reserve the right, in our sole discretion, to cancel, extend or otherwise amend the terms of this rights offering for any reason prior to the Expiration Time. Subscription rights that are not exercised by the Expiration Time of this rights offering will expire and will have no value. You should carefully consider whether or not to exercise your subscription rights before the Expiration Time for this rights offering, and in doing so you should consider all of the information about us and this rights offering contained or incorporated by reference in this prospectus, including the risk factors set forth herein.

The rights offering will dilute the ownership interest and voting power of the common stock owned by stockholders who do not fully exercise their subscription rights. Stockholders who do not fully exercise their subscription rights should expect, upon completion of the rights offering, to own a smaller proportional interest of our common stock than before the rights offering.

Our common stock is quoted on the OTCQB under the symbol “HCYT.” On June 23, 2020, the last reported sale price for our common stock on the OTCQB was $0.074 per share.

There is no established trading market for the subscription rights and Series A preferred stock and we do not expect an active trading market to develop. We do not intend to list or quote the subscription rights or Series A preferred stock on any securities exchange or other trading market. Without an active trading market, the liquidity of the subscription rights and Series A preferred stock will be limited. Subject to very limited exceptions, the subscription rights are not transferrable.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is [__________], 2020

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information other than that contained in this prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the placement agent is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” “H-CYTE” or the “Company” in this prospectus mean collectively, H-CYTE, Inc. and its subsidiaries.

H-CYTE, INC.

Overview

On July 11, 2019, MedoveX Corp. (“MedoveX”) changed its named to H-CYTE, Inc. (“H-CYTE,” the “Company,” or “we”) by filing a Certificate of Amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of the State of Nevada. The name change and the Company’s new symbol, HCYT, became effective with FINRA on July 15, 2019. H-CYTE was incorporated in Nevada on July 30, 2013 as SpineZ Corp.

On October 18, 2018, H-CYTE entered into an Asset Purchase Agreement, as amended by the amendment to Asset Purchase Agreement dated January 8, 2019 (as amended, the “APA”) with Regenerative Medicine Solutions, LLC (“RMS”), RMS Shareholder, LLC (“RMS Shareholder”), Lung Institute LLC (“LI”), RMS Lung Institute Management LLC (“RMS LI Management”) and Cognitive Health Institute Tampa, LLC (“CHIT,” and collectively with RMS, RMS Shareholder, LI, RMS LI Management, “RMS Group”), pursuant to which it acquired certain assets and assumed certain liabilities of RMS Group, as reported in the 8-K/A filed in March of 2019 (the “RMS Transaction”). Based on the terms of the APA, the former RMS members had voting control of the combined company as of the closing of the RMS Transaction. For accounting purposes, the RMS Transaction was treated as a reverse acquisition whereby the Company is deemed to have been acquired by RMS and the historical financial statements prior to the acquisition date of January 8, 2019 now reflect the historical financial statements of RMS.

Prior to the completion of the RMS Transaction, the consolidated results for H-CYTE included the financial activities of RMS, LI, RMS Nashville, LLC (“RMS Nashville”), RMS Pittsburgh, LLC (“RMS Pittsburgh”), RMS Scottsdale, LLC (“RMS Scottsdale”), RMS Dallas, LLC (“RMS Dallas”), State, LLC (“RMS State”), CHIT, RMS LI Management, and RMS Shareholder. H-CYTE included Lung Institute Dallas, PLLC (“LI Dallas”), Lung Institute Nashville, PLLC (“LI Nashville”), Lung Institute Pittsburgh, PLLC (“LI Pittsburgh”), and Lung Institute Scottsdale, LLC (“LI Scottsdale”), as Variable Interest Entities (“VIEs”).

Beginning with the completion of the RMS Transaction, the consolidated results for H-CYTE include the following wholly-owned subsidiaries: H-CYTE Management, LLC (formerly Blue Zone Health Management, LLC), MedoveX Corp. (not to be confused with the Company under its prior name), CHIT, and Lung Institute Tampa, LLC (formerly Blue Zone Lung Tampa, LLC) and the results of the aforementioned VIE’s. Additionally, H-CYTE Management, LLC is the operator and manager of the various Lung Health Institute clinics: LI Dallas, LI Nashville, LI Pittsburgh, and LI Scottsdale.

The Company has two divisions: the medical biosciences division (“Biosciences division”) and the DenerveX medical device division (“DenerveX division”). The Company has decided to focus its available resources on the Biosciences division as it believes that it represents a significantly greater opportunity than the DenerveX division as explained below in the section titled “Business.” The Company is no longer manufacturing or selling the DenerveX device and continues to explore possible opportunities to monetize such technology.

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Biosciences Division

The Company’s Biosciences division is a medical biosciences company that develops and implements innovative treatment options in regenerative medicine to treat chronic lung disease. Committed to an individualized patient-centric approach, this division consistently provides oversight and management of the highest quality care to the LHI clinics located in Tampa, Nashville, Scottsdale, Pittsburgh, and Dallas, while producing positive medical outcomes.

On June 21, 2019, H-CYTE entered into an exclusive product supply agreement with Rion, LLC (“Rion”) to develop and distribute a therapy approved by the U.S. Food and Drug Administration (“FDA”) (known as L-CYTE-01) for chronic obstructive pulmonary disease (“COPD”), the fourth leading cause of death in the U.S. Rion has established a novel technology to harness the healing power of the body. Rion’s innovative exosome technology, based on science developed at Mayo Clinic, provides an off-the-shelf platform to enhance healing in soft tissue, musculoskeletal, cardiovascular and neurological organ systems. This agreement provides for a 10-year exclusive and extendable supply agreement with Rion to enable H-CYTE to develop proprietary biologics.

On October 9, 2019, the Company entered into a services agreement with Rion which provides the Company the benefit of Rion’s resources and expertise for the limited purpose of (i) consulting with and assisting H-CYTE in the further research and development for the generation of a new cellular therapy (L-CYTE-01) and (ii) subsequently assisting H-CYTE in seeking and obtaining FDA Phase 1 IND clearance for L-CYTE-01. While the current LHI cellular therapy for chronic lung disease does not require FDA approval due to its biologic nature, the L-CYTE-01 therapy will need to be approved or cleared by the FDA before it is marketed in the U.S. Rion also agreed to consult with H-CYTE in its arrangement for services from third parties unaffiliated with Rion to support research, development, regulatory approval, and commercialization of L-CYTE-01.

With these agreements, Rion serves as the product supplier and co-developer of L-CYTE-01 with H-CYTE for the treatment of chronic lung diseases. H-CYTE controls the commercial development and facilitates the clinical trial investigation. After conducting joint research and development of these biologics, H-CYTE intends to pursue submission of an investigational new drug application for review by the FDA for treatment of COPD.

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Summary of the Offering

The rights offering:	We are distributing to you, at no charge, one or more non-transferable subscription rights (as described below) with respect to shares of our common stock that you owned on the Record Date, either as a holder of record or, in the case of shares held of record by brokers, banks or other nominees on your behalf, as a beneficial owner of these shares, subject to adjustments to eliminate fractional rights.

Subscription rights:

Each whole right entitles each holder as of the Record Date to purchase one share of Series A Preferred Stock, par value $0.001 per share; provided that in no event will fractional shares be issued. Each share of Series A Preferred Stock (a “Series A Preferred Share”) will initially be convertible into shares of our common stock at a conversion rate of one share of common stock per Series A Preferred Share.

Record date:	5:00 p.m., New York City time, on [________], 2020.

Expiration Time:	5:00 p.m., New York City time, on [________], 2020, unless extended by us, in our sole discretion. Any rights not exercised at or before that time will expire without any payment to the holders of those unexercised rights.

Subscription Price:	The Subscription Price is expected to be approximately $0.014 per share of Series A preferred stock, payable in cash, subject to board approval to be obtained prior to the commencement of the rights offering. To be effective, any payment related to the exercise of a subscription right must clear prior to the Expiration Time. You may exercise all or a portion of your subscription rights, or you may choose not to exercise any subscription rights at all.

Use of proceeds:

The cash proceeds from the rights offering, together with proceeds received from the Standby Purchasers, are expected to be up to $5,650,123 if all of the subscription rights are exercised, before deducting estimated expenses of $75,000 relating to the rights offering. The proceeds from the rights offering will be used for working capital purposes and general corporate purposes, including development and enhancement of our products, capital expenditures and expansion of our operations, and new product development. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. In addition holders of debt in the amount of $4,349,877 are expected to convert such debt into Series A Preferred Shares on substantially the same terms, subject to certain conditions. See “Use of Proceeds.”

Non-transferability of rights:	The subscription rights may not be sold, transferred or assigned, will not be listed on any stock exchange and will not be trading on any over-the-counter market.

No right of oversubscription:	Although we do not expect all of our stockholders to exercise all of their subscription rights, there will be no automatic right of oversubscription for any holders who fully exercise their subscription rights.

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No board recommendation:	Our board of directors makes no recommendation to you about whether you should exercise any subscription rights. You are urged to make an independent investment decision about whether to exercise your rights based on your own assessment of our business and the rights offering. Please see the section of this prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our preferred stock and common stock.

No revocation:	All exercises of subscription rights are irrevocable, even if the market price of our common stock falls below the Subscription Price or you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our Series A preferred stock in the rights offering.

U.S. federal income tax considerations:	A holder should not recognize income or loss for United States federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to the particular consequences to you of the rights offering. For a detailed discussion, see “Certain United States Federal Income Tax Consequences.”

Extension, cancellation, and amendment:	Our board of directors may extend the period for exercising your subscription rights, although it does not presently intend to do so. Our board of directors may cancel or terminate the rights offering in its sole discretion at any time on or before the expiration of the rights offering for any reason (including, without limitation, a change in the market price of our common stock). In the event that the rights offering is cancelled or terminated, all funds received from subscriptions by stockholders will be returned. Interest will not be accrued or payable on any returned funds. Our board of directors also reserves the right to amend the terms of the rights offering.

Procedure for exercising rights:	If you are the record holder of shares of our common stock, to exercise your rights you must complete the rights certificate and deliver it to the subscription rights agent, Issuer Direct Corporation, together with full payment for all the subscription rights you elect to exercise. The subscription agent must receive the proper forms and payments on or before the expiration of the rights offering. You may deliver the documents and payments by mail or commercial courier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested. If you are a beneficial owner of shares of our common stock, you should instruct your broker, custodian bank or nominee in accordance with the procedures described in the section of this prospectus entitled “DESCRIPTION OF THE RIGHTS OFFERING.”

Minimum Subscription Requirement:	There is no minimum subscription requirement. We may consummate the rights offering regardless of the amount raised from the exercise of subscription rights by the expiration date.

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Shares outstanding before the rights offering:	104,246,357 shares of common stock as of June 23, 2020, which excludes:

●	warrants to purchase 49,984,796 shares of common stock at a weighted average exercise price of $0.78 per share (such price is subject to adjustment based on various adjustment features in such warrants that will be triggered by the rights offering), and

●	options to purchase 425,000 shares of common stock at a weighted average exercise price of $1.39 per share.

Shares outstanding after completion of the rights offering:	Assuming that the rights offering is fully subscribed, immediately after completion of the rights offering, based on security ownership as of June 23, 2020,

●	104,246,357 shares of common stock, and

●	869,667,991 shares of Series A Preferred Stock, convertible into 869,667,991 shares of common stock at the initial conversion price,

will be outstanding, which excludes

●

warrants to purchase 49,984,796 shares of common stock at a weighted average exercise price of $0.78 per share (such price is subject to adjustment based on various adjustment features in such warrants that will be triggered by the rights offering), and

●	options to purchase 425,000 shares of common stock at a weighted average exercise price of $1.39 per share.

Issuance of Series A Preferred Stock:

If you purchase shares of Series A Preferred Stock through the rights offering, we will issue a Direct Registration System book-entry statement representing the shares of Series A Preferred Stock to you or DTC on your behalf, as the case may be, promptly after the completion of the rights offering and after all pro rata allocations and adjustments have been completed.

Fees and Expenses:	We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the Subscription Price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Market for Series A Preferred Stock:	We will not list the subscription rights or any Series A Preferred Shares issued pursuant to the rights offering on any stock exchange, nor do we expect that they be trading in any over-the-counter market.

Risk Factors:	Exercising the subscription rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 9 of this prospectus. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to exercise your subscription rights.

Questions:	Questions regarding the rights offering should be directed to Jeremy Daniel, the Chief Financial Officer of H-Cyte by email at jdaniel@lunginstitute.com.com or phone at 813-280-1243x123.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to Our Financial Condition

We will be required to raise additional funds to finance our operations and remain a going concern; we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

Our operations to date have consumed substantial amounts of cash and we have sustained negative cash flows from our operations for the last several years. We will require future additional capital infusions including public or private financing, strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to our own capabilities and/or products, in order to continue the development of our product candidates, including L-CYTE-01 protocol. However, there can be no assurances that we will complete any financings, strategic alliances or collaborative development agreements, and the terms of such arrangements may not be advantageous to us. Our auditors have indicated in their audit opinion that there is substantial doubt about our ability to continue as a going concern, which will affect our ability to raise capital or borrow money. In addition, any additional equity financing will be dilutive to our current stockholders and debt financing, if available, may involve restrictive covenants. If we raise funds through collaborative or licensing arrangements, we may be required to relinquish, on terms that are not favorable to us, rights to some of our technologies or drug candidates that we would otherwise seek to develop or commercialize. Our failure to raise capital when needed could materially harm our business, financial condition and results of operations.

We have a history of losses, will incur additional losses, and may never achieve profitability.

Historically, we have been a clinical development company with a limited line of medical services and products in the markets. We offer two types of cellular therapy treatments to our patients and collect payments for these services. In the past, we generated revenue from the sales of the DenerveX product, the business line of which we discontinued in 2019. While we have begun to generate revenues, we are still operating at a loss, and there is no guarantee that we will be able to grow the revenues enough to offset our costs to realize profitability.

To date, we have not been profitable and our accumulated deficit was approximately $39.8 million and $37.4 million at March 31, 2020 and December 31, 2019, respectively. Our losses have resulted principally from costs incurred in research and development, including clinical trials, and from general and administrative costs associated with our operations and being a public company. In order to commercialize our assets, we will need to conduct substantial additional research, development and clinical trials. We will also need to receive necessary regulatory clearances in the United States and obtain meaningful patent protection for and establish freedom to commercialize each of our product candidates. We must also complete further clinical trials and seek regulatory approvals for any new product candidates we discover, in-license, or acquire. We cannot be sure whether and when we will obtain required regulatory approvals, or successfully research, develop, commercialize, manufacture and market any other product candidates. We expect that these activities, together with future general and administrative activities, will result in significant expenses for the foreseeable future. We may never achieve profitability.

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Our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators.

Because we have limited resources, we have sought to enter into collaboration agreements with other companies that will assist us in developing, testing, obtaining governmental approval for and commercializing products. We may be unable to achieve commercialization of any of our product candidates until we obtain a large partner to assist us in such commercialization efforts. In November 2019, we entered into a long-term service agreement with Rion, pursuant to which Rion conducts process development research and development for L-CYTE-01 to further our treatment of chronic obstructive pulmonary disease (“COPD”). Because of our reliance on Rion as the sole research contractor for L-CYTE-01 at this stage, any delay in or failure of Rion’s research services will substantially and adversely affect our development of L-CYTE-01.

Moving forward, we intend to seek out additional collaborations in order to commercialize our products. We will continue to seek research collaborations, co-development and marketing agreements, and licensing deals for our products in development, however, there is no guarantee that we will be successful in our efforts.

Any collaborator with whom we may enter into such collaboration agreements may not support fully our research and commercial interests since our program may compete for time, attention and resources with such collaborator’s internal programs. Therefore, these future collaborators may not commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions.

Our disclosure controls and procedures and internal control over financial reporting may not be effective in future periods as a result of existing or newly identified material weaknesses in internal controls.

Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports and to effectively prevent fraud. If we cannot provide reasonable assurance with respect to our financial reports and effectively prevent fraud, our reputation and operating results could be harmed. Pursuant to the Sarbanes-Oxley Act of 2002, we are required to furnish a report by management on internal control over financial reporting, including management’s assessment of the effectiveness of such control. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be adversely impacted, we could fail to meet our reporting obligations, and our business and stock price could be adversely affected.

At March 31, 2020, our Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and concluded that, subject to the inherent limitations, our disclosure controls and procedures were not effective due to the existence of material weaknesses in our internal control over financial reporting because of inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions.

We believe we have taken appropriate and reasonable steps to make the necessary improvements to remediate these deficiencies, however we cannot be certain that our remediation efforts will ensure that our management designs, implements and maintains adequate controls over our financial processes and reporting in the future or that the changes made will be sufficient to address and eliminate the material weaknesses previously identified. The audit committee has requested a plan be prepared with the steps necessary to remedy such deficiencies and is waiting the preparation of such plan. Our inability to remedy any additional deficiencies or material weaknesses that may be identified in the future could, among other things, have a material adverse effect on our business, results of operations and financial condition, as well as impair our ability to meet our quarterly, annual and other reporting requirements under the Exchange Act in a timely manner, and require us to incur additional costs or to divert management resources.

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Risks Related to Our Business

We have reorganized our business model to transform us from a medical device manufacturer to an investigational drug research and development biotechnology company. There is no guarantee that this business transformation will be successful.

Our management switched the primary business focus from a medical device manufacturing company to a cellular therapy provider for the treatment of COPD in January 2019. We ceased carrying our medical device DenerveX at the end of 2019, which was the primary source of revenue prior to the change of business. In the fiscal year ended December 31, 2019 and the first quarter ended March 31, 2020, we generated revenue primarily from providing cellular therapy to COPD patients. During 2019, the Company partnered with Rion to begin the research and development of an investigational new drug for COPD, know as L-CYTE-01. This lack of historical revenue may make it more difficult for you to evaluate our business, financial condition and prospects. As of the date of this prospectus, we were still in the process of switching to the new business model in various aspects, such as information infrastructure, pharmacies and laboratories, qualified personnel and physicians, collaborative contractors and other ancillary health service providers. There are a number of risks associated with an investigational drug development business model, and there is no guarantee that the new model will deliver the expected revenues and profits going forward as expected or at all.

We may not be able to unlock the intrinsic value of our historical development pipeline, because we may encounter difficulties in financing and operating our commercial development programs successfully.

As we advance our product candidates through clinical trials, we will need to expand our development, regulatory, manufacturing, marketing and sales capabilities, and may need to further contract with third parties to provide these capabilities. As our operations expand, we likely will need to manage additional relationships with such third parties, as well as additional collaborators, distributors, marketers, and suppliers.

Maintaining third party relationships for these purposes will impose significant added responsibilities on members of our management and other personnel. We must be able to: manage our development efforts effectively; recruit and train sales and marketing personnel; manage our participation in the clinical trials in which our product candidates are involved effectively; and improve our managerial, development, operational and finance systems, all of which may impose a strain on our administrative and operational infrastructure.

If we enter into arrangements with third parties to perform sales, marketing, or distribution services, any product revenues that we receive, or the profitability of these product revenues to us, are likely to be lower than if we were to market and sell any products that we develop without the involvement of these third parties. In addition, we may not be successful in entering into arrangements with third parties to sell and market our products or in doing so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our products.

Regulatory actions may affect our ability to operate.

Our L-CYTE-01 therapy research and development business operates in the field that is highly regulated by the U.S. food and drug administration (the “FDA”). During the clearance and approval FDA process, the Company’s L-CYTE-01 therapy will be subject to extensive regulations by the FDA under the Federal Food, Drug, and Cosmetic Act and/or the Public Health Service Act, as well as by other regulatory bodies. Adverse decisions by the FDA or other applicable regulatory bodies could materially and adversely affect our ability to continue and grow the development of L-CYTE-01 therapy. Failure to comply with the applicable FDA regulations could result in, among other things, warning letters, civil penalties, delays in approving or refusal to approve a product, product recall, product seizure, interruption of production, operating restrictions, suspension or withdrawal of product approval, injunctions, or criminal prosecution.

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We have no history in obtaining regulatory approval for, or commercializing, any new therapy candidate.

With limited operating history, we have never obtained regulatory approval for, or commercialized, any new therapy candidate. It is possible that the FDA may refuse to accept our investigational new drug (“IND”) application for substantive review, or may conclude after review of our data that our application is insufficient to obtain regulatory approval of the new therapy candidate. If the FDA does not accept or approve our IND for phase I clinical trial of L-CYTE-01, it may require that we conduct additional preclinical or manufacturing validation studies, which may be costly. Depending on the FDA required studies, approval of any IND application that we submit may be significantly delayed, possibly for several years, or may require us to expend more resources than we have. Any delay in obtaining, or inability to obtain, regulatory approvals of any of our therapy candidate will prevent us from sublicensing or commercializing such product. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the FDA. If any of these outcomes occurs, we may be forced to abandon our planned clinical trial for such therapy candidate, which will materially adversely affect our business and could potentially cause us to cease operations. We face similar regulatory risks in a foreign jurisdiction.

If the statutes and regulations in our industry change, our business could be adversely affected.

The U.S. healthcare industry has undergone significant changes designed to improve patient safety, improve clinical outcomes, and increase access to medical care. These changes include enactments and repeals of various healthcare related laws and regulation. Our operations and economic viability may be adversely affected by the changes in such regulations, including: (i) federal and state fraud and abuse laws; (ii) federal and state anti-kickback statutes; (iii) federal and state false claims laws; (iv) federal and state self-referral laws; (v) state restrictions on fee splitting; (vi) laws regarding the privacy and confidentiality of patient information; and (vii) other laws and government regulations.

If there are changes in laws, regulations, or administrative or judicial interpretations, we may have to change our business practices, or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, financial condition, and results of operations.

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We may encounter difficulties in managing our growth, and the nature of our business and rapid changes in the healthcare industry makes it difficult to reliably predict future growth and operating results.

We may not be able to successfully grow and expand. Successful implementation of our business plan will require management of growth, including potentially rapid and substantial growth, which could result in an increase in the level of responsibility for management personnel and strain on our human and capital resources. To manage growth effectively, we will be required, among other things, to continue to implement and improve our operating and financial systems, procedures and controls and to expand, train and manage our employee base. If we are unable to implement and scale improvements to our existing systems and controls in an efficient and timely manner or if we encounter deficiencies, we will not be able to successfully execute our business plans.

Failure to attract and retain sufficient numbers of qualified personnel could also impede our growth.

If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition. The evolving nature of our business and rapid changes in the healthcare industry make it difficult to anticipate the nature and amount of medical reimbursements, third-party private payments, and participation in certain government programs and thus to reliably predict our future growth and operating results. Our growth strategy may incur significant costs, which could adversely affect our financial condition. Our growth by strategic transactions strategy involves significant costs, including financial advisory, legal and accounting fees, and may include additional costs for items such as fairness opinions and severance payments. These costs could put a strain on our cash flows, which in turn could adversely affect our overall financial condition.

Our majority stockholders may take actions that conflict with our public stockholders’ best interests.

As of the date of this prospectus, RMS Shareholder and FWHC Holdings, LLC (“FWHC”) collectively owned approximately 56% of the outstanding voting power of the Company. The ownership interest and voting power in the Company held by FWHC, its affiliates, and its Section 13(d) group members (collectively, the “FWHC Group”) will increase substantially as a result of this offering and the Standby Commitment, as convertible notes held by the Standby Purchasers, some of whom are members of the FWHC Group, will be converted into Series A Preferred Shares and the Standby Purchasers may acquire additional Series A Preferred Shares as part of the Standby Commitment. Based on security ownership as of June 23, 2020 and assuming the Standby Commitment is utilized in full, the FWHC Group will hold approximately [*]% of the voting power of the Company immediately after the completion of the rights offering. The members of the FWHC Group may own or operate companies that may conflict with those of the Company. We cannot assure you that our large stockholders will not take any actions that impair our ability to conduct our business competitively or conflict with the best interests of our other stockholders.

We are regulated by federal Anti-Kickback Statutes.

The federal Anti-Kickback Statute is a provision of the Social Security Act of 1972 that prohibits as a felony offense the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (1) the referral of a patient for items or services for which payment may be made in whole or part under Medicare, Medicaid, or other federal healthcare programs, (2) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid, or other federal healthcare programs or (3) the purchase, lease, or order or arranging or recommending the purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other federal healthcare programs. The Patient Protection and Affordable Care Act (“ACA”) amended section 1128B of the Social Security Act to make it clear that a person need not have actual knowledge of the statute, or specific intent to violate the statute, as a predicate for a violation. The OIG, which has the authority to impose administrative sanctions for violation of the statute, has adopted as its standard for review a judicial interpretation which concludes that the statute prohibits any arrangement where even one purpose of the remuneration is to induce or reward referrals. A violation of the Anti-Kickback Statute is a felony punishable by imprisonment, criminal fines of up to $25,000, civil fines of up to $50,000 per violation, and three times the amount of the unlawful remuneration. A violation also can result in exclusion from Medicare, Medicaid or other federal healthcare programs. In addition, pursuant to the changes of the ACA, a claim that includes items or services resulting from a violation of the Anti-Kickback Statute is a false claim for purposes of the False Claims Act.

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We cannot assure that the applicable regulatory authorities will not determine that some of our arrangements with physicians violate the federal Anti-Kickback Statute or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

We are regulated by the federal Stark Law.

The federal Stark Law, 42 U.S.C. 1395nn, also known as the physician self-referral law, generally prohibits a physician from referring Medicare and Medicaid patients to an entity (including hospitals) providing ‘‘designated health services,’’ if the physician or a member of the physician’s immediate family has a ‘‘financial relationship’’ with the entity, unless a specific exception applies. Designated health services include, among other services, inpatient hospital services, outpatient prescription drug services, clinical laboratory services, certain imaging services (e.g., MRI, CT, ultrasound), and other services that our affiliated physicians may order for their patients. The prohibition applies regardless of the reasons for the financial relationship and the referral; and therefore, unlike the federal Anti-Kickback Statute, intent to violate the law is not required. Like the Anti-Kickback Statute, the Stark Law contains statutory and regulatory exceptions intended to protect certain types of transactions and arrangements. Unlike safe harbors under the Anti-Kickback Statute with which compliance is voluntary, an arrangement must comply with every requirement of a Stark Law exception or the arrangement is in violation of the Stark Law.

Because the Stark Law and implementing regulations continue to evolve and are detailed and complex, while we attempt to structure its relationships to meet an exception to the Stark Law, there can be no assurance that the arrangements entered into by us with affiliated physicians and facilities will be found to be in compliance with the Stark Law, as it ultimately may be implemented or interpreted. The penalties for violating the Stark Law can include the denial of payment for services ordered in violation of the statute, mandatory refunds of any sums paid for such services, and civil penalties of up to $15,000 for each violation, double damages, and possible exclusion from future participation in the governmental healthcare programs. A person who engages in a scheme to circumvent the Stark Law’s prohibitions may be fined up to $100,000 for each applicable arrangement or scheme.

Some states have enacted statutes and regulations against self-referral arrangements similar to the federal Stark Law, but which may be applicable to the referral of patients regardless of their payor source and which may apply to different types of services. These state laws may contain statutory and regulatory exceptions that are different from those of the federal law and that may vary from state to state. An adverse determination under these state laws and/or the federal Stark Law could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

We must comply with Health Information Privacy and Security Standards

The privacy regulations Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, contain detailed requirements concerning the use and disclosure of individually identifiable patient health information (“PHI”) by various healthcare providers, such as medical groups. HIPAA covered entities must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health information received, maintained, or transmitted. HIPAA also implemented standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including billing and claim collection activities. Violations of the HIPAA privacy and security rules may result in civil and criminal penalties, including a tiered system of civil money penalties that range from $100 to $50,000 per violation, with a cap of $1.5 million per year for identical violations. A HIPAA covered entity must also promptly notify affected individuals where a breach affects more than 500 individuals and report breaches affecting fewer than 500 individuals annually. State attorneys general may bring civil actions on behalf of state residents for violations of the HIPAA privacy and security rules, obtain damages on behalf of state residents, and enjoin further violations.

Many states also have laws that protect the privacy and security of confidential, personal information, which may be similar to or even more stringent than HIPAA. Some of these state laws may impose fines and penalties on violators and may afford private rights of action to individuals who believe their personal information has been misused. We expect increased federal and state privacy and security enforcement efforts.

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A cyber security incident could cause a violation of HIPAA, breach of customer and patient privacy, or other negative impacts.

We rely extensively on our information technology (or IT) systems to manage scheduling and financial data, communicate with customers and their patients, vendors, and other third parties, and summarize and analyze operating results. In addition, we have made significant investments in technology, including the engagement of a third-party IT provider. A cyber-attack that bypasses our IT security systems could cause an IT security breach, a loss of protected health information, or other data subject to privacy laws, a loss of proprietary business information, or a material disruption of our IT business systems. This in turn could have a material adverse impact on our business and result of operations. In addition, our future results of operations, as well as our reputation, could be adversely impacted by theft, destruction, loss, or misappropriation of public health information, other confidential data, or proprietary business information.

Computer malware, viruses, and hacking and phishing attacks by third parties have become more prevalent in our industry, have occurred on our systems in the past, and may occur on our systems in the future. Because techniques used to obtain unauthorized access to or sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. As cyber-security threats develop and grow, it may be necessary to make significant further investments to protect data and infrastructure. If an actual or perceived breach of our security occurs, (i) we could suffer severe reputational damage adversely affecting customer or investor confidence, (ii) the market perception of the effectiveness of our security measures could be harmed, (iii) we could lose potential sales and existing customers, our ability to deliver our services or operate our business may be impaired, (iv) we may be subject to litigation or regulatory investigations or orders, and (v) we may incur significant liabilities. Our insurance coverage may not be adequate to cover the potentially significant losses that may result from security breaches. We are currently reviewing our needs for cybersecurity policy as we continue our research and development on L-CYTE-01 and medical services for COPD patients.

We must comply with Environmental and Occupational Safety and Health Administration Regulations

We are subject to federal, state and local regulations governing the storage, use and disposal of waste materials and products. Although we believe that our safety procedures for storing, handling and disposing of these materials and products comply with the standards prescribed by law and regulation, we cannot eliminate the risk of accidental contamination or injury from those hazardous materials. In the event of an accident, we could be held liable for any damages that result and any liability could exceed the limits or fall outside the coverage of our insurance coverage, which we may not be able to maintain on acceptable terms, or at all. We could incur significant costs and attention of our management could be diverted to comply with current or future environmental laws and regulations. Federal regulations promulgated by the Occupational Safety and Health Administration impose additional requirements on us, including those protecting employees from exposure to elements such as blood-borne pathogens. We cannot predict the frequency of compliance, monitoring, or enforcement actions to which we may be subject as those regulations are being implemented, which could adversely affect our operations.

Risks associated with the variable interest entity (the “VIE”) structure.

Upon consummation of the RMS Transaction, the consolidated results for H-CYTE included the financial activities of LI Dallas, LI Nashville, LI Pittsburgh, and LI Scottsdale, all of which maintain a group of variable interest entity agreements with H-CYTE and/or its wholly-owned subsidiaries. LI Dallas, LI Nashville, LI Pittsburgh and LI Scottsdale are collectively referred to as variable interest entities or VIEs.

We believe that the VIE contractual arrangements with VIEs and their respective shareholders are in compliance with the U.S. federal and state laws and regulations and are legally enforceable. However, uncertainties in the legal system could limit our ability to enforce the VIE contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of the federal or state laws and regulations, the related regulatory agencies could:

● revoke the business and operating licenses of any or all of the VIEs;

● discontinue or restrict the operations of any related-party transactions between any of the VIEs and H-CYTE or its affiliates;

● impose fines or other requirements which may adversely affect the operations of the VIEs; or

● require the Company and any or all of its VIEs to restructure the relevant ownership structure or operations.

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Our ability to conduct our business through the VIE structure may be negatively affected if the federal or state government were to carry out of any of the aforementioned actions. In such event, H-CYTE may not be able to consolidate any or all of the VIEs in its consolidated financial statements as it may lose the ability to exert effective control over any or all of the VIEs and their respective shareholders and it may lose the ability to receive economic benefits from its VIE structure.

We must comply with a range of other Federal and State Healthcare Laws.

We are also subject to other federal and state healthcare laws that could have a material adverse effect on our business, financial condition or results of operations. The Health Care Fraud Statute prohibits any person from knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, which can be either a government or private payor plan. Violation of this statute, even in the absence of actual knowledge of or specific intent to violate the statute, may be charged as a felony offense and may result in fines, imprisonment, or both. The Health Care False Statement Statute prohibits, in any matter involving a federal health care program, anyone from knowingly and willfully falsifying, concealing or covering up, by any trick, scheme or device, a material fact, or making any materially false, fictitious or fraudulent statement or representation, or making or using any materially false writing or document knowing that it contains a materially false or fraudulent statement. A violation of this statute may be charged as a felony offense and may result in fines, imprisonment or both. Under the Civil Monetary Penalties Law of the Social Security Act, a person (including an organization) is prohibited from knowingly presenting or causing to be presented to any United States officer, employee, agent, or department, or any state agency, a claim for payment for medical or other items or services where the person knows or should know (a) the items or services were not provided as described in the coding of the claim, (b) the claim is a false or fraudulent claim, (c) the claim is for a service furnished by an unlicensed physician, (d) the claim is for medical or other items or service furnished by a person or an entity that is in a period of exclusion from the program, or (e) the items or services are medically unnecessary items or services. Violations of the law may result in penalties of up to $10,000 per claim, treble damages, and exclusion from federal healthcare programs.

In addition, the office of inspector general (“OIG”) may impose civil monetary penalties against any physician who knowingly accepts payment from a hospital (as well as against the hospital making the payment) as an inducement to reduce or limit medically necessary services provided to Medicare or Medicaid program beneficiaries. Further, except as permitted under the Civil Monetary Penalties Law, a person who offers or transfers to a Medicare or Medicaid beneficiary any remuneration that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider of Medicare or Medicaid payable items or services may be liable for civil money penalties of up to $10,000 for each wrongful act.

In addition to the state laws previously described, we may also be subject to other state fraud and abuse statutes and regulations if we expand our operations nationally. Many states have adopted a form of anti-kickback law, self-referral prohibition, and false claims and insurance fraud prohibition. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Generally, state laws reach to all healthcare services and not just those covered under a governmental healthcare program. A determination of liability under any of these laws could result in fines and penalties and restrictions on our ability to operate in these states. We cannot assure that our arrangements or business practices will not be subject to government scrutiny or be found to violate applicable fraud and abuse laws.

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Changes in healthcare laws could create an uncertain environment and materially impact us.

We cannot predict the effect that the ACA (also known as Obamacare) and its implementation, amendment, or repeal and replacement, may have on our business, results of operations or financial condition. Any changes in healthcare laws or regulations that reduce, curtail or eliminate payments, government-subsidized programs, government-sponsored programs, and/or the expansion of Medicare or Medicaid, among other actions, could have a material adverse effect on our business, results of operations and financial condition. For example, the ACA dramatically changed how healthcare services are covered, delivered, and reimbursed. The ACA requires insurers to accept all applicants, regardless of pre-existing conditions, cover an extensive list of conditions and treatments, and charge the same rates, regardless of pre-existing condition or gender.

The ACA and the Health Care and Education Reconciliation Act of 2010 (collectively, the “Health Care Reform Acts”) also mandated changes specific to home health and hospice benefits under Medicare. In 2012, the U.S. Supreme Court upheld the constitutionality of the ACA, including the “individual mandate” provisions of the ACA that generally require all individuals to obtain healthcare insurance or pay a penalty. However, the U.S. Supreme Court also held that the provision of the ACA that authorized the Secretary of the U.S. Department of Health and Human Services to penalize states that choose not to participate in the expansion of the Medicaid program by removing all of its existing Medicaid funding was unconstitutional. In response to the ruling, a number of state governors opposed its state’s participation in the expanded Medicaid program, which resulted in the ACA not providing coverage to some low-income persons in those states. In addition, several bills have been, and are continuing to be, introduced in U.S. Congress to amend all or significant provisions of the ACA, or repeal and replace the ACA with another law. In December 2017, the individual mandate was repealed via the Tax Cuts and Jobs Act of 2017. Afterwards, legal and political challenges as to the constitutionality of the remaining provisions of the ACA resumed.

Our operations are subject to the nation’s healthcare laws, as amended, repealed, or replaced from time to time.

The net effect of the ACA on our business is subject to numerous variables, including the law’s complexity, lack of complete implementing regulations and interpretive guidance, gradual and potentially delayed implementation or possible amendment, as well as the uncertainty as to the extent to which states will choose to participate in the expanded Medicaid program. The continued implementation of provisions of the ACA, the adoption of new regulations thereunder and ongoing challenges thereto, also added uncertainty about the current state of U.S. healthcare laws and could negatively impact our business, results of operations and financial condition. Healthcare providers could be subject to federal and state investigations and payor audits.

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Due to our and our affiliates’ participation in government and private healthcare programs, we are from time to time involved in inquiries, reviews, audits, and investigations by governmental agencies and private payors of our business practices, including assessments of our compliance with coding, billing and documentation requirements. Federal and state government agencies have active civil and criminal enforcement efforts against healthcare companies, and their executives and managers. The Deficit Reduction Act, which provides a financial incentive to states to enact their own false claims acts, and similar laws encourage investigations against healthcare companies by different agencies. These investigations could also be initiated by private whistleblowers.

Responding to audit and investigative activities are costly and disruptive to our business operations, even when the allegations are without merit. If we are subject to an audit or investigation, a finding could be made that we or our affiliates erroneously billed or were incorrectly reimbursed, and we may be required to repay such agencies or payors, may be subjected to pre-payment reviews, which can be time-consuming and result in non-payment or delayed payments for the services we or our affiliates provide, and may be subject to financial sanctions or required to modify our operations.

Product pricing may be subject to regulatory control.

The pricing and profitability of the products we sell may be subject to control by third-party payors. As of the date of this prospectus, we do not receive reimbursements from insurance companies for our therapeutic products but we may in the future. In that case, the continuing efforts of governmental and other third-party payors to contain or reduce the cost of healthcare through various means may adversely affect our ability to successfully commercialize our products. We anticipate that there will continue to be federal and state proposals to implement similar governmental control, although it is unclear which proposals will ultimately become law, if any. Direct or indirect changes in prices, including any mandated pricing, could impact our revenues, profitability, and financial performance in the future if and when we receive reimbursements from third party payors.

Our revenues may depend on our customers’ receipt of adequate reimbursement from private insurers and government sponsored healthcare programs.

Political, economic, and regulatory influences continue to change the healthcare industry in the United States. If and when we start receiving reimbursements from third parties, the ability of hospitals to pay fees for our products will partially depend on the extent to which reimbursement for the costs of such materials and related treatments will continue to be available from private health coverage insurers and other similar organizations. We may have difficulty gaining market acceptance for the products we sell if third-party payors do not provide adequate coverage and reimbursement to hospitals.

Major third-party payors of hospitals, such as private healthcare insurers, periodically revise their payment methodologies based, in part, upon changes in government sponsored healthcare programs. We cannot predict these periodic revisions with certainty, and such revisions may result in stricter standards for reimbursement of hospital charges for certain specified products, potentially adversely impacting our business, results of operations, and financial conditions when we start receiving reimbursement from third party payors.

When we start receiving reimbursement from third party payors, the sales of our therapies will depend in part on the availability of reimbursement by third-party payors, such as government health administration authorities, private health insurers and other organizations. Third-party payors often challenge the price and cost-effectiveness of medical treatments and services. Governmental approval of health care products does not guarantee that these third-party payers will pay for the products. Even if third-party payers do accept our therapeutic treatments, the amounts they pay may not be adequate to enable us to realize a profit. Legislation and regulations affecting the pricing of therapies may change before our products and services are approved for marketing, and any such changes could further limit reimbursement, if any.

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Future regulatory action remains uncertain.

We operate in a highly regulated and evolving environment with rigorous regulatory enforcement. Any legal or regulatory action could be time-consuming and costly. If we or the manufacturers or distributors that supply our products fail to comply with all applicable laws, standards, and regulations, action by the FDA or other regulatory agencies could result in significant restrictions, including restrictions on the marketing or use of the products we sell or the withdrawal of the products we sell from the market. Any such restrictions or withdrawals could materially affect our reputation, business and operations.

Our product candidates will remain subject to ongoing regulatory review even after they receive marketing approval, and if we fail to comply with continuing regulations, we could lose these approvals and the sale of any of our approved commercial products could be suspended.

Even as we receive regulatory approval to market a particular product candidate, such as L-CYTE-01 therapy, the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, and record keeping related to the product will remain subject to extensive regulatory requirements. If we fail to comply with the regulatory requirements of the FDA and other applicable domestic and foreign regulatory authorities or discover any previously unknown problems with any approved product, manufacturer, or manufacturing process, we could be subject to administrative or judicially imposed sanctions, including:

●	restrictions on the products, manufacturers, or manufacturing processes;

●	warning letters;

●	civil or criminal penalties;

●	fines;

●	injunctions;

●	product seizures or detentions;

●	pressure to initiate voluntary product recalls;

●	suspension or withdrawal of regulatory approvals; and

●	refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

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If physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any.

Even when any of our product candidates obtain regulatory approval, they may not gain market acceptance among physicians, patients, and third-party payers. Physicians may decide not to recommend our treatments for a variety of reasons including:

●	timing of market introduction of competitive products;

●	demonstration of clinical safety and efficacy compared to other products;

●	cost-effectiveness;

●	limited or no coverage by third-party payers;

●	convenience and ease of administration;

●	prevalence and severity of adverse side effects;

●	restrictions in the label of the drug;

●	other potential advantages of alternative treatment methods; and

●	ineffective marketing and distribution support of its products.

If any of our product candidates are approved, but fail to achieve market acceptance or such market is smaller than anticipated, we may not be able to generate significant revenue and our business would suffer.

Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

The medical device and pharmaceutical industries are characterized by extensive intellectual property litigation and, from time to time, we may become the subject of claims of infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in payment of significant monetary damages and/or royalty payments or negatively impact our ability to sell current or future products in the affected category.

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We depend extensively on our patents and proprietary technology and the patents and proprietary technology we license from others, and we must protect those assets in order to preserve our business.

Although we expect to seek patent protection for any compounds, devices, biologics, systems, and processes we discover and/or for any specific use we discover for new or previously known compounds, devices, biologics, systems, or processes, any or all of which may not be subject to effective patent protection. In addition, our issued patents may be declared invalid or our competitors may find ways to avoid the claims in the patents.

Our success will depend, in part, on our ability to obtain patents, protect our trade secrets and proprietary knowledge and operate without infringing on the proprietary rights of others. We are the exclusive licensee, sole assignee or co-assignee of numerous granted United States patents, pending United States patent applications and international patents. The patent position of pharmaceutical and biotechnology firms like us are generally highly uncertain and involves complex legal and factual questions, resulting in both an apparent inconsistency regarding the breadth of claims allowed in United States patents and general uncertainty as to their legal interpretation and enforceability. Accordingly, patent applications assigned or exclusively licensed to us may not result in patents being issued, any issued patents assigned or exclusively licensed to us may not provide us with competitive protection or may be challenged by others, and the current or future granted patents of others may have an adverse effect on our ability to do business and achieve profitability.

Moreover, because some of the basic research relating to one or more of our patent applications and/or patents were performed at various universities and/or funded by grants, one or more universities, employees of such universities and/or grantors could assert that they have certain rights in such research and any resulting products. Further, others may independently develop similar products, may duplicate our products, or may design around our patent rights. In addition, as a result of the assertion of rights by a third-party or otherwise, we may be required to obtain licenses to patents or other proprietary rights of others in or outside of the United States. Any licenses required under any such patents or proprietary rights may not be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we could encounter delays in product market introductions during our attempts to design around such patents or could find that the development, manufacture or sale of products requiring such licenses is foreclosed. In addition, we could incur substantial costs in defending suits brought against us or in connection with patents to which we hold licenses or in bringing suit to protect our own patents against infringement.

We depend on license agreements with third-parties for certain intellectual property rights relating to our products and product candidates. In general, our license agreements require us to make payments and satisfy performance obligations in order to keep these agreements in effect and retain our rights under them. These payment obligations can include upfront fees, maintenance fees, milestones, royalties, patent prosecution expenses, and other fees. These performance obligations typically include diligence obligations. If we fail to pay, be diligent or otherwise perform as required under our license agreements, we could lose the rights under the patents and other intellectual property rights covered by these agreements. If disputes arise under any of our in-licenses, we could lose our rights under these agreements. Any such dispute may not be resolvable on favorable terms, or at all. Whether or not any disputes of this kind are favorably resolved, our management’s time and attention and our other resources could be consumed by the need to attend to these disputes and our business could be harmed by the emergence of such a dispute.

If we lose our rights under these agreements, we might not be able to develop any related product candidates further, or following regulatory approval, if any, we might be prohibited from marketing or commercializing these product candidates. In particular, patents previously licensed to us might, after termination of an agreement, be used to stop us from conducting these activities.

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Due to legal and factual uncertainties regarding the scope and protection afforded by patents and other proprietary rights, we may not have meaningful protection from competition.

Our long-term success will substantially depend upon our ability to protect our proprietary technologies from infringement, misappropriation, discovery and duplication, and avoid infringing the proprietary rights of others. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. Because of this, our pending patent applications may not be granted. These uncertainties also mean that any patents that we own or will obtain in the future could be subject to challenge, and even if not challenged, may not provide us with meaningful protection from competition. Due to our financial uncertainties, we may not possess the financial resources necessary to enforce our patents. Patents already issued to us or our pending applications may become subject to dispute, and any dispute could be resolved against us. Because a substantial number of patents have been issued in the field of cellular therapy and because patent positions can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims obtained in any application or the enforceability of our patents cannot be predicted. Consequently, we do not know whether any of our pending or future patent applications will result in the issuance of patents or, to the extent patents have been issued or will be issued, whether these patents will be subject to further proceedings limiting their scope, will provide significant proprietary protection or competitive advantage, or will be circumvented or invalidated. Several of our currently issued patents have expired or will expire in the next twelve months.

Also, because of these legal and factual uncertainties, and because pending patent applications are held in secrecy for varying periods in the United States and other countries, even after reasonable investigation, we may not know with certainty whether any products that we (or a licensee) may develop will infringe upon any patent or other intellectual property right of a third party. For example, we are aware of certain patents owned by third parties that such parties could attempt to use in the future in efforts to affect our freedom to practice some of the patents that we own or have applied for. Based upon the science and scope of these third-party patents, we believe that the patents that we own or have applied for do not infringe any such third-party patents; however, we cannot know for certain whether we could successfully defend our position, if challenged. We may incur substantial costs if we are required to defend our intellectual property in patent suits brought by third parties. These legal actions could seek damages and seek to enjoin testing, manufacturing and marketing of the accused product or process. In addition to potential liability for significant damages, we could be required to obtain a license to continue to manufacture or market the accused product or process.

We may not be able to compete with treatments now being marketed and developed, or which may be developed and marketed in the future by other companies.

Our products will compete with existing and new therapies and treatments for COPD. We are aware of a number of companies currently seeking to develop alternative therapies or treatment for COPD and other related chronic lung diseases at least in part. Numerous pharmaceutical, biotechnology and drug delivery companies, hospitals, research organizations, individual scientists, and nonprofit organizations are engaged in the development of alternatives to our technologies. Some of these companies have greater research and development capabilities, experience, manufacturing, marketing, financial, and managerial resources than we do. Collaborations or mergers between large pharmaceutical or biotechnology companies with competing treatment technologies could enhance our competitors’ financial, marketing, and other resources. Developments by other drug companies could make our products or technologies uncompetitive or obsolete. Accordingly, our competitors may succeed in developing competing technologies, obtaining FDA approval for products or gaining market acceptance more rapidly than we can.

Due in part to our limited financial resources, we may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for our product candidates or those that are in-licensed, and/or we may be unable to pursue the clinical trials that we would like to pursue.

We have limited technical, managerial, and financial resources to determine the indications on which we should focus the development efforts related to our product candidates. Due to our limited available financial resources, we may have curtailed clinical development programs and activities that might otherwise have led to more rapid progress of our product candidates through the regulatory and development processes.

We may make incorrect determinations with regard to the indications and clinical trials on which to focus the available resources that we do have. Furthermore, we cannot assure you that we will be able to retain adequate staffing levels to run our operations and/or to accomplish all of the objectives that we otherwise would seek to accomplish. Our decisions to allocate our research, management, and financial resources toward particular indications or therapeutic areas for our product candidates may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, our decisions to delay or terminate drug development programs may also cause us to miss valuable opportunities.

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If the third parties on which we rely for the conduct of our clinical trials and results do not perform our clinical trial activities in accordance with good clinical practices and related regulatory requirements, we may be unable to obtain regulatory approval for or commercialize our product candidates.

We use independent clinical investigators and other third-party service providers to conduct and/or oversee the clinical trials of our product candidates, and expect to continue to do so for the foreseeable future. As of the date of this prospectus, we rely heavily on Rion for its successful execution of our research on L-CYTE-01 in preparation for the IND application to the FDA for the phase I study of L-CYTE-01. Nonetheless, we are responsible for confirming that each of our preclinical studies and clinical trials is conducted in accordance with the FDA’s requirements and our general investigational plan and protocol.

The FDA requires us and our clinical investigators to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate, and that the trial participants are adequately protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Third parties may not complete activities on schedule or may not conduct our clinical trials in accordance with regulatory requirements or the respective trial plans and protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval, and commercialization of our product candidates or result in enforcement action against us.

Risks Related to Manufacturing & Distribution

We have limited manufacturing capacity and have relied on, and expect to continue to rely on, third-party contract manufacturers to produce our products and clinical development candidates.

We do not own or operate manufacturing facilities for the production of clinical or commercial quantities of our products and candidates, and we currently lack the resources and the capabilities to build our own manufacturing facilities. As a result, we currently rely, and expect to rely for the foreseeable future, on third-party contract manufacturers to supply our products and clinical trial supplies. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured our product candidates or products ourselves, including:

●	reliance on third-parties for manufacturing process development, regulatory compliance and quality assurance;

●	limitations on supply availability resulting from capacity and scheduling constraints of third-parties;

●	the possible breach of manufacturing agreements by third-parties because of factors beyond our control; and

●	the possible termination or non-renewal of the manufacturing agreements by the third-party, at a time that is costly or inconvenient to us.

If we do not maintain our key manufacturing relationships, we may fail to find replacement manufacturers or develop our own manufacturing capabilities, which could delay or impair our ability to obtain regulatory approval for our products and substantially increases our costs or deplete profit margins, if any. If we do find replacement manufacturers, we may not be able to enter into agreements with them on terms and conditions favorable to us, and there could be a substantial delay before new facilities could be qualified and registered with the FDA and other foreign regulatory authorities.

The FDA and other foreign regulatory authorities require manufacturers to register manufacturing facilities. The FDA and corresponding foreign regulators also inspect these facilities to confirm compliance with current FDA Good Manufacturing Procedures (“cGMP”). Contract manufacturers may face manufacturing or quality control problems, leading to drug substance production and shipment delays or a situation where the contractor may not be able to maintain compliance with the applicable cGMP requirements. Any failure to comply with cGMP requirements or other FDA, EMA, and comparable foreign regulatory requirements could adversely affect our clinical research activities and our ability to develop our product candidates and market our products following approval.

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Our current and anticipated future dependence upon others for the manufacture of our product candidates may adversely affect our future profit margins and our ability to develop our product candidates and commercialize any products that receive regulatory approval on a timely basis.

Interruption of manufacturing operations could adversely affect our business.

Our suppliers have manufacturing facilities for certain product lines that may be concentrated in one (1) or more plants. Damage to these facilities or issues in our manufacturing arising from a failure to follow specific internal protocols and procedures, compliance concerns relating to quality systems regulations, equipment breakdown or malfunction, among other factors, could adversely affect the availability of our products. In the event of an interruption in manufacturing of certain products, we may be unable to quickly shift to alternate means of production to meet customer demand. In the event of a significant interruption, we may experience lengthy delays in resuming production of affected products due to the need for regulatory approvals. We may experience loss of market share, additional expense, or harm to our reputation.

Additionally, we contract with a limited number of suppliers for the raw materials that we use to produce certain products. While we have not experienced a shortage of raw materials in the past and believe that it is unlikely that there will be one in the future, if there were a shortage of raw materials, it could either increase the cost of production or prevent us from being able to produce some of our products, which could adversely affect future results of our operations and financial condition.

We may be adversely affected by product liability claims, unfavorable court decisions or legal settlements.

We are exposed to potential product liability risks inherent in the design, manufacturing, and marketing of pharmaceuticals and medical devices, many of which are administered to or implanted in the human body for long periods of time or indefinitely. These matters are subject to many uncertainties and outcomes are not predictable. In addition, we may incur significant legal expenses regardless of whether we are found to be liable.

While we maintain product liability insurance, there can be no assurance that such coverage is sufficient to cover all product liabilities that we may incur. We are not currently subject to any product liability proceedings, and we have no reserves for product liability disbursements. However, we may incur material liabilities relating to product liability claims in the future, including product liability claims arising out of the usage and delivery of our products. Should we incur product-related liabilities exceeding our insurance coverage, we would be required to use available cash or raise additional cash to cover such liabilities.

Because we may not be able to obtain or maintain the necessary regulatory approvals for our products, we may not generate revenues in the amounts we expect, or in the amounts necessary to continue our business. Our existing products as well as our manufacturing facility must meet quality standards and are subject to inspection by a number of domestic regulatory and other governmental and non-governmental agencies.

Our primary product L-CYTE-01 is subject to regulation in the U.S. by the FDA and/or other domestic and international governmental, public health agencies, regulatory bodies or non-governmental organizations. In particular, we are subject to strict governmental controls on the development, manufacturing, labeling, distribution, and marketing of our products. The process of obtaining required approvals or clearances varies according to the nature of, and uses for, a specific product. These processes can involve lengthy and detailed laboratory testing, human or animal clinical trials, sampling activities, and other costly, time-consuming procedures. The submission of an application to a regulatory authority does not guarantee that the authority will grant an approval or clearance for that product. Each authority may impose its own requirements and can delay or refuse to grant approval or clearance, even though a product has been approved in another country.

The time required to obtain approval or clearance varies depending on the nature of the application and may result in the passage of a significant period of time from the date of submission of the application. Delays in the approval or clearance processes increase the risk that we will not succeed in introducing or selling the subject products, and we may determine to devote our resources to different products.

Changes in government regulations could increase our costs and could require us to undergo additional trials or procedures, or could make it impractical or impossible for us to market our products for certain uses, in certain markets, or at all.

Changes in government regulations may adversely affect our financial condition and results of operations because we may have to incur additional expenses if we are required to change or implement new testing, manufacturing and control procedures. If we are required to devote resources to develop such new procedures, we may not have sufficient resources to devote to research and development, marketing, or other activities that are critical to our business.

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We may not have sufficient resources to effectively introduce and market our products, which could materially harm our operating results.

Introducing and achieving market acceptance for our products will require substantial marketing efforts and will require us and/or our contract partners, sales agents, and/or distributors to make significant expenditures of time and money. In some instances, we will be significantly or totally reliant on the marketing efforts and expenditures of our contract partners, sales agents, and/or distributors. If they do not have or commit the expertise and resources to effectively market the products that we manufacture, our operating results will be materially harmed.

In addition to the market success of our products, the success of our business depends on our ability to raise additional capital through the sale of debt or equity or through borrowing, and we may not be able to raise capital or borrow funds on attractive terms and/or in amounts necessary to continue our business, or at all.

General Risks

The recent coronavirus outbreak (“COVID-19”) has adversely affected the Company’s financial condition and results of operations and we cannot provide any certainty when and whether our operations will reach the normal level prior to the COVID-19 pandemic.

The recent COVID-19 outbreak has adversely affected the Company’s financial condition and results of operations, and is expected to continue affecting the Company’s financial condition and results of operations in 2020 and possibly beyond. The impact of the outbreak of COVID-19 on the businesses and the economy in the United States and the rest of the world is and is expected to continue to be significant. The extent to which COVID-19 outbreak will impact business and the economy is highly uncertain and cannot be predicted. Accordingly, we cannot predict the extent to which our financial condition and results of operation will be affected. We recently have taken steps to protect our vulnerable patient base (elderly patients suffering from chronic lung disease) by cancelling all treatments effective March 23, 2020 through at least the end of July. This decision has put significant financial strain on the Company. We made the decision in late March to lay off approximately 40% of our employee base, including corporate and clinical employees, and to cease operations at the LHI clinics in Tampa, Scottsdale, Pittsburgh, and Dallas. We will reevaluate at the appropriate time when operations will recommence at these clinics as more information about COVID-19 becomes available. There is no guarantee or certainty as to when and whether we will be able to treat patients and our operations will go back to the level prior to COVID-19.

With our revenue-generating activities suspended, we will need to raise cash from debt and equity offerings to continue with the efforts to take the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases. There can be no assurance that we will be successful in either raising capital or having L-CYTE-01 protocol approved by the FDA.

General economic conditions may adversely affect demand for our products and services.

Poor or deteriorating economic conditions in the U.S. could adversely affect the demand for healthcare services and consequently, the demand for our products and services. Poor economic conditions also could lead our suppliers to offer less favorable terms of purchase, which would negatively affect our cash flows and profitability. These and other possible consequences of financial and economic decline could have material adverse effect on our business, results of operations, and financial condition.

We operate our business in regions subject to natural disasters and other catastrophic events, and any disruption to our business resulting from natural disasters would adversely affect our revenue and results of operations.

We operate our business in regions subject to severe weather and natural disasters, including hurricanes, floods, fires, earthquakes, and other catastrophic events. Any natural disaster could adversely affect our ability to conduct business and provide products and services to our customers, and the insurance we maintain may not be adequate to cover our losses resulting from any business interruption resulting from a natural disaster or other catastrophic event.

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Although we have an ethics and anti-corruption policy in place, and have no knowledge or reason to know of any practices by our employees, agents, or distributors that could be construed as in violation of such policies, our business includes sales of products to countries where there is or may be widespread corruption.

We have a policy in place prohibiting employees, distributors and agents from engaging in corrupt business practices, including activities prohibited by the United States Foreign Corrupt Practices Act. Nevertheless, because we work through independent sales agents and distributors outside the United States, we do not have control over the day-to-day activities of such independent agents and distributors. In addition, in the donor-funded markets in Africa where we may sell our products, there is significant oversight from the President’s Emergency Plan for AIDS Relief, or PEPFAR, the Global Fund, and advisory committees comprised of technical experts concerning the development and establishment of national testing protocols. This is a process that includes an overall assessment of a product which includes extensive product performance evaluations including five active collaborations and manufacturer’s quality systems, as well as price and delivery.

We depend heavily on our executive officers, directors, and principal consultants and the loss of their services would materially harm our business.

We believe that our success depends, and will likely continue to depend, upon our ability to retain the services of our current executive officers, directors, principal consultants and others. In addition, we have established relationships with universities, hospitals and research institutions, which have historically provided, and continue to provide, us with access to research laboratories, clinical trials, facilities and patients. The loss of the services of any of these individuals or institutions would have a material adverse effect on our business.

Risks Related to Our Common Stock

Our common stock is a “penny stock,” which places restrictions on broker-dealers recommending the stock for purchase.

Our common stock is defined as “penny stock” under the Exchange Act, and the rules promulgated thereunder. The SEC has adopted regulations that define “penny stock” to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

●	broker-dealers must deliver, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;

●	broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;

●	broker-dealers must disclose current quotations for the securities;

●	if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market; and

●	a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customer’s account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result, fewer broker-dealers may be willing to make a market in our stock, which could make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

There is a limited trading market for our common stock.

Our common stock is not listed on any national securities exchange. Accordingly, investors may find it more difficult to buy and sell our shares than if our common stock was traded on an exchange. Although our common stock is quoted on the OTCQB, it is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than the Nasdaq Capital Market or other national securities exchange. These factors may have an adverse impact on the trading and price of our common stock.

Provisions of our Restated Certificate of Incorporation could delay or prevent the acquisition or sale of our business.

Our to-become-effective second Amended and Restated Articles of Incorporation permit our Board of Directors to designate new series of preferred stock and issue those shares without any vote or action by our stockholders, subject to certain approval rights by the holders of Series A Preferred Shares. Such newly authorized and issued shares of preferred stock could contain terms that grant special voting rights to the holders of such shares that make it more difficult to obtain stockholder approval for an acquisition of our business or increase the cost of any such acquisition.

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We do not intend to pay dividends on our Common Stock for the foreseeable future.

We have paid no cash dividends on our common stock to date and we do not anticipate paying any dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a dividend can further affect the market value of our common stock, and could significantly affect the value of any investment in the Company.

Our issuance of Common Stock upon exercise of warrants or options may depress the price of our Common Stock.

As of June 23, 2020, we had 104,246,357 shares of common stock issued and outstanding, outstanding warrants to purchase 49,984,796 shares of common stock, and outstanding options to purchase 425,000 shares of common stock. The issuance of shares of common stock upon exercise of outstanding warrants or options could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

Risks Related to the Rights Offering

The Subscription Price will be set by our board of directors and does not necessarily indicate the actual or market value of our new Series A Preferred Shares.

The Subscription Price for each share of our Series A Preferred Share is expected to be approximately $0.014 per share. Our board of directors will approve the Subscription Price after considering, among other things: the belief that all shareholders should be offered the opportunity to purchase Series A preferred stock like those being purchased by the Standby Purchasers; the Standby Commitment Amount that the Standby Purchasers agreed to purchase; the number of authorized Series A Preferred Shares set forth in the Second Amended Charter; and the availability of and likely cost of capital of other potential sources of capital. The Subscription Price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The Subscription Price may not be indicative of the fair value of the Series A Preference Shares.

The rights offering may be terminated under certain circumstances prior to the expiration of the offering period, and neither we nor the rights agent will have any obligation to you except to return your subscription payments.

We may decide not to continue with the rights offering or terminate the rights offering prior to the Expiration Time. If the rights offering is terminated, all subscription payments will be returned as soon as practicable, without interest.

You must act promptly and follow instructions carefully if you want to exercise your rights.

If you desire to purchase new Series A Preferred Shares in the rights offering, you must act promptly to ensure that all required rights exercise forms and payments are actually received by the rights agent prior to the Expiration Time. The time period to exercise rights is limited. If you or your broker, bank or other nominee fail to complete and sign the required rights exercise forms, send an incorrect payment amount or otherwise fail to follow the procedures that apply to the exercise of your rights, we may reject your exercise of rights or accept it only to the extent of the payment received. Neither we nor the rights agent undertake to attempt to correct or contact you concerning an incomplete or incorrect rights exercise form or payment or to contact you concerning whether a broker, bank or other nominee holds rights on your behalf. We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your rights.

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There is no trading market for Series A Preferred Shares or subscription rights, making it difficult to sell any Series A Preferred Shares you receive upon exercise of the subscription rights.

Because there currently is no market for the Series A Preferred Shares and we do not intend to list or quote the Series A Preferred Shares and subscription rights on any securities exchange or automated quotation system, it will be difficult for you to sell your Series A Preferred Shares. The liquidity of, and trading market for, the Series A Preferred Shares also may be adversely affected by other factors, including:

●	change in our financial performance or prospects;
●	the prospects for companies in our industry;
●	the number of holders of Series A Preferred Shares; and
●	the interest of securities dealers in making a market in our Series A Preferred Shares.

The price of our Common Stock is volatile and it may decline before or after the subscription rights expire or after you exercise your subscription rights.

The market price of our common stock historically has experienced and may continue to experience significant price fluctuations. We cannot assure you that the public trading market price of our common stock will not decline after you elect to exercise your subscription rights. Moreover, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your Series A Preferred Shares or the shares of common stock converted from your Series A preferred stock at a price equal to or greater than the Subscription Price per share. As a result, you may lose all or part of your investment in our Series A Preferred Shares.

If you do not exercise your subscription rights in the rights offering, you may suffer dilution in your percentage ownership of the company.

If you do not exercise any of your subscription rights in the rights offering, the number of our common stock that you own will not change. However, because our Series A Preferred Shares will be convertible into an increasing number of our common stock shares, your percentage ownership will be diluted, and the percentage ownership of the Standby Purchasers may be increased, after completion of the rights offering and fulfillment of the Standby Commitment Amount if you do not exercise any of your subscription rights.

The receipt of subscription rights may be treated as a taxable distribution to you.

The distribution of the subscription rights should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code, and we expect to treat the distribution as such. However, this position is not free from doubt and is not binding on the Internal Revenue Service or the courts. If this distribution of subscription rights is part of a “disproportionate distribution” under Section 305(b) of the Internal Revenue Code, your receipt of subscription rights may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current or accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of ordinary shares is urged to consult their own tax advisor with respect to the particular tax consequences of the distribution of subscription rights. See “Material U.S. Federal Income Tax Considerations.”

If you make payment of the Subscription Price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in the rights offering.

Any uncertified check used to pay for shares to be issued in this rights offering must clear prior to the Expiration Time of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by uncertified check and your check has not cleared prior to the expiration of the rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you attempted to purchase and you will lose the value of your subscription rights.

Our management will have broad discretion over the use of any net proceeds from the sale of Series A Preferred Shares in this offering, you may not agree with how we use the proceeds, and we may not use the proceeds successfully.

Our management will have broad discretion as to the use of any net proceeds from this subscription of Series A preferred stock and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of securities in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that we will use the proceeds in a way that does not yield a favorable, or any, return for you.

Additional stock offerings in the future may dilute then-existing stockholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible into or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes,” “seeks,” “may,” “will,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

This prospectus also includes estimates of market size and industry data that we obtained from industry publications and surveys and internal company sources. The industry publications and surveys used by management to determine market size and industry data contained in this prospectus have been obtained from sources believed to be reliable.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of Series A preferred stock offered pursuant to the exercise of subscription rights set forth in this prospectus, including the proceeds received from the Standby Purchasers, will be up to approximately $5.0 million, assuming the sale of the maximum offering amount, and after deducting the estimated offering expenses that are payable by us. We will not receive any gross or net proceeds from the offering of the subscription rights to the holders of our common stock on the Record Date. In addition, holders of an aggregate of $4,349,877 in debt (based on the accrued interest through June 22, 2020) are expected to convert such debt into Series A Preferred Shares on substantially the same terms, subject to certain conditions.

We currently intend to use the net proceeds that we receive in this offering for working capital purposes and general corporate purposes, including proceeds should be for working capital and development and approval of our treatment program and marketing of our facilities development and enhancement of our products, capital expenditures, expansion of our operations, and new product development. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

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DIVIDEND POLICY

We have not paid cash dividends on our common stock in the past and have no present intention of paying cash dividends on our common stock in the foreseeable future. Future dividends, if any, on our common stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, any restrictions set forth in our second Amended and Restated Articles of Incorporation, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant, as well as our ability to pay dividends in compliance with the laws of the State of Nevada.

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DILUTION

If you invest in our common stock, your interest will be immediately and substantially diluted to the extent of the difference between the Subscription Price per Series A Preferred Share, which is convertible into shares of common stock at the initial ratio of 1:1, and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

Our as adjusted net tangible book value as of March 31, 2020 was $0.001 per share of common stock, based upon 429,324,686 shares outstanding. After giving effect to the sale of the Series A Preferred Shares in this offering at the anticipated Subscription Price and full conversion of all of the Series A Preferred Shares sold in this offering into our common stock at a ratio of 1:1 at March 31, 2020, and after deducting the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at March 31, 2020 would have been approximately $0.008 per share. This represents an immediate dilution in pro forma net tangible book value of approximately $0.006 per share to investors purchasing shares of Series A preferred stock in the offering.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Public offering Subscription Price per share		$0.014
As adjusted net tangible book value per share as of March 31, 2020	$0.001
Dilution in as adjusted net tangible book value per share attributable to this offering	$(0.013)
Pro forma as adjusted net tangible book value per share after this offering		$0.008
Dilution in pro forma net tangible book value per share to new investors		$(0.006)

The information above is based on 121,682,672 as adjusted and pro forma as adjusted shares of our common stock outstanding as of March 31, 2020 and 307,642,014 as adjusted shares outstanding and 747,985,319 pro forma as adjusted shares outstanding assuming exercise of all subscription rights of our Series A preferred stock as of March 31, 2020 or a combined total of common stock and Series A preferred stock of 429,324,686 shares outstanding as adjusted and 869,667,991 shares outstanding pro forma as adjusted assuming exercise of all subscription rights as of March 31, 2020.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2020:

●	on an actual basis;

●	on an adjusted basis assuming the following four events set forth below had occurred on March 31, 2020; and

●	on a pro forma as adjusted basis assuming the following four events set forth below had occurred on March 31, 2020 and all subscription rights are exercised, thereby resulting in 747,985,319 Series A Preferred Shares issued and outstanding after the completion of the rights offering.

The following four events we assume to have occurred on March 31, 2020 for the purposes of the terms “as adjusted” and “pro forma as adjusted” in the table are as follows:

1.	conversion of $1,635,000 of short-term notes, related parties and $74,409 of accrued interest into 4,368,278 shares of common stock and 4,368,278 warrants to purchase common stock at the offering price. Conversion of these notes resulted in a gain on extinguishment of debt of $1,276,995.

2.	conversion of all of the outstanding Series B preferred stock and Series D preferred stock into the Company’s common stock. This adjustment reflects the reduction of the derivative liability associated with certain features of the Series B warrants which is eliminated in connection with the Rights Offering. This adjustment also reflects the reduction of the derivative liability associated with the redemption put feature on the Series D financing which is eliminated in connection with the Rights Offering. The elimination of these derivative liabilities results in a gain of $219,922.

3.	the effectiveness of the Second Amended Charter as approved by the holders of the majority voting power of our Company;

4.	conversion into Series A preferred stock of all of the outstanding balances of the Hawes Note (with the outstanding principal amount of $424,615 as of March 31, 2020) and April Secured Note (with the outstanding principal amount of $500,000 at March 31, 2020 and $3,842,695 as of April 17, 2020) together with accrued and unpaid interest thereon in each case.

This table should be read in conjunction with ‘‘Use of Proceeds’’ and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and our financial statements and related notes thereto included in this prospectus.

	As of March 31, 2020
	Actual	As adjusted	Pro forma as adjusted
Cash	$122,400	$3,457,595	$9,622,400
Total current liabilities	6,447,188	3,761,224	3,761,224
Total long-term liabilities	441,633	221,710	221,710
Mezzanine equity: Series D Preferred Stock, $0.001 par value per share, 238,871 shares authorized, 149,448 shares issued and outstanding actual, 0 as adjusted, and 0 pro forma as adjusted assuming exercise of all subscription rights, as of March 31, 2020	6,281,433	-	-
Stockholders’ equity:
Series A Preferred Stock, $0.001 par value per share, 800,000,000 shares authorized, 0 share issued and outstanding actual, 307,642,014 as adjusted and 747,985,319 shares pro forma as adjusted assuming exercise of all subscription rights as of March 31, 2020	-	307,642	747,985
Series B Preferred Stock, $0.001 par value per share, 10,000 shares authorized, 6,100 shares issued and outstanding actual, 0 as adjusted, and 0 pro forma as adjusted assuming exercise of all subscription rights, as of March 31, 2020	6,100	-	-
Common Stock, $0.001 par value, 1,600,000,000 shares authorized, 99,878,079 shares issued and outstanding actual, 121,682,672 shares issued and outstanding as adjusted and 121,682,672 shares proforma as adjusted assuming exercise of all subscription rights, as of March 31, 2020	99,878	121,683	121,683
Additional paid-in capital	28,117,978	38,814,135	44,538,597
Accumulated deficit	-39,815,966	-38,319,049	-38,319,049
Non-controlling interest	-370,132	-370,132	-370,132
Total stockholders’ equity	-11,968,236	554,279	6,719,084

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DESCRIPTION OF THE RIGHTS OFFERING

Terms of the Rights Offering

We are distributing to eligible holders of our common stock one or more non-transferable subscription right to purchase our new Series A Preferred Shares for each share of common stock held on [____________] , 2020, the Record Date for the rights offering. Each subscription right entitles the holder to subscribe for one Series A Preferred Share at the expected Subscription Price of $0.014 per Series A Preferred Share. Each Series A Preferred Share initially will be convertible into one share of common stock, subject to adjustments to reflect stock splits, reclassifications and certain other events.

The Subscription Price for each share of our Series A Preferred Share is expected to be approximately $0.014 per share. Our board of directors will approve the Subscription Price after considering, among other things: the belief that all shareholders should be offered the opportunity to purchase Series A preferred stock like those being purchased by the Standby Purchasers; the Standby Commitment Amount that the Standby Purchasers agreed to purchase; the number of authorized Series A Preferred Shares set forth in the Second Amended Charter; and the availability of and likely cost of capital of other potential sources of capital. The Subscription Price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The Subscription Price may not be indicative of the fair value of the Series A Preference Shares.

As of the Record Date for the rights offering, [________] shares of common stock, [________] shares of Series B preferred stock, and [________] shares of Series D preferred stock were issued and outstanding. Each outstanding share of Series B preferred stock automatically converts into shares of Common Stock upon the occurrence of a “Series D Mandatory Conversion Event” under the Certificate of Designation of Preferences, Rights and Limitations of the Series D preferred stock. A “Series D Mandatory Conversion Event” is deemed to occur upon the written consent of the holders of a majority of Series D preferred stock then outstanding, voting as a separate class. In connection with and prior to the effectiveness of its Second Amended Charter, the Company expects the holders of a majority of the Series D preferred stock to initiate such a Series D Mandatory Conversion Event, causing all outstanding shares of Series D preferred stock and Series B preferred stock to be converted into shares of Common Stock, such that prior to the commencement of the rights offering, all outstanding shares of Series B preferred stock and Series D preferred stock will have converted into shares of common stock and no such shares of preferred stock will be outstanding.

We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in this rights offering, and no commissions, fees or discounts will be payable or paid to brokers, dealers or underwriters in connection therewith.

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Purpose of the Rights Offering

On April 17, 2020, the Standby Purchasers purchased secured convertible notes (“April Secured Notes”) and warrants (“April Warrants”) from the Company pursuant to a secured convertible note and warrant purchase agreement (the “April SPA”) and in consideration, the Company received an aggregate amount of $2,842,695 in proceeds which includes $7,500 from an additional investor in a subsequent closing. As part of the April Offering, the FWHC Note previously issued by the Company was amended and superseded by an April Secured Note in the amount of $1,000,000 issued to FWHC Bridge. According to the April SPA, the Standby Purchasers agreed to purchase shares of the newly created Series A preferred stock corresponding to the Standby Commitment Amount in connection with an offering of Series A Preferred Shares at the same subscription price paid by other investors in such offering. In addition, it is expected that the April Secured Notes will convert into shares of Series A preferred stock at the completion of this rights offering, upon satisfaction of certain conditions set forth in the April SPA.

Our board of directors (the “Board”) determined that all holders of our common stock should have the opportunity to subscribe for Series A preferred stock on the same terms as the Standby Purchasers and concluded that a rights offering provided the best means of providing that opportunity to all holders. Each Series A Preferred Share initially will be convertible into one share of common stock, subject to adjustments to reflect stock splits and reclassifications.

The aggregate gross proceeds of Series A preferred stock offered in this rights offering, inclusive of amounts raised by the Company under the April SPA through the issuance of April Secured Notes and April Warrants thereunder and through the conversion of debt will be $10.0 million if all subscription rights are exercised. However, management of the Company does not expect that all stockholders will exercise their subscription rights in this rights offering.

First, the Standby Purchasers have agreed not to exercise any subscription rights they have as stockholders of the Company and have instead agreed to purchase shares of Series A preferred stock corresponding to the unexercised rights up to the Standby Commitment Amount at the same Subscription Price. However, if the aggregate gross proceeds from the exercise of subscription rights in this rights offering exceeds the Standby Commitment Amount, the Standby Commitment Amount that the Standby Purchasers will be required to invest in us will be reduced on a proportional basis by the number of Series A Preferred Shares purchased by subscription rights holders in this rights offering. As a result, the minimum amount that we will raise from the sale of Series A Preferred Shares in this rights offering and under the Standby Commitment will be $2,842,695.

Second, the Company understands that RMS Shareholder, a holder of approximately 42% of the outstanding voting power as of June 23, 2019, does not intend to exercise its subscription rights.

We plan to use the proceeds of this offering for general corporate and working capital purposes and for the further development of our L-CYTE technology. See “Use of Proceeds” for more information.

No Board Recommendation

The exercise of your subscription rights and an investment in the Series A Preferred Shares must be made according to your own evaluation of your own best interests and after considering all of the information included in or incorporated by reference in this prospectus, including the risk factors under “Risk Factors.” Neither we nor our Board nor any Standby Purchaser or their affiliates makes any recommendation to subscription rights holders regarding whether or not they should exercise their subscription rights.

The Rights

We will distribute to each holder of our common stock who was a record holder of our common stock at 5:00 p.m., New York City time, on the Record Date, at no charge, one non-transferable subscription right for each share of common stock owned, for a total of approximately [________] subscription rights. Stockholders who own common stock in book-entry form through DTC will receive beneficial ownership of their subscription rights in accordance with DTC’s procedures. All other stockholders will receive subscription rights in certificated form.

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Each subscription right will allow holders to purchase one Series A Preferred Share. We will not issue fractional Series A Preferred Shares upon the exercise of these subscription rights. The Subscription Price for each Series A Preferred Share is expected to be $0.014, subject to approval by our Board prior to the commencement of the rights offering. If you hold your shares in a brokerage account or through a dealer or other nominee, please see the information under “Information for Beneficial Holders and Brokers, Banks and Other Nominees.”

Subscription Right

Subject to certain earlier deadlines described under “Expiration, Extension, Amendment and Cancellation of the Rights Offering,” you may purchase one convertible Series A Preferred Share per subscription right exercised by delivering all required documents and paying the Subscription Price prior to the Expiration Time. You are not required to exercise any of your subscription rights.

Standby Commitment

The Standby Purchasers, led by FWHC Bridge, LLC (“FWHC Bridge”), have each agreed to purchase their proportional share of Series A Preferred Shares corresponding to the unexercised rights up to the Standby Commitment Amount at the same Subscription Price as other holders of common stock would by exercising their subscription rights. However, if the aggregate gross proceeds from the exercise of subscription rights in this rights offering exceeds the Standby Commitment Amount, the Standby Commitment Amount that the Standby Purchasers will be required to invest in us will be reduced on a proportional basis by the number of Series A Preferred Shares purchased by subscription rights holders in this rights offering.

The ownership interest and voting power in the Company held by FWHC Bridge, its affiliates, and its Section 13(d) Group members (collectively, the “FWHC Group”) will increase substantially as a result of this offering and the Standby Commitment, as convertible notes held by the Standby Purchasers, some of whom are members of the FWHC Group, will be converted into Series A Preferred Shares and the Standby Purchasers may acquire additional Series A Preferred Shares as part of the Standby Commitment. Based on security ownership as of June 23, 2020 and assuming the Standby Commitment is utilized in full, the FWHC Group will hold approximately [*]% of the voting power of the Company immediately after the completion of the rights offering. See “Security Ownership of Certain Beneficial Owners and Management.”

The Standby Purchasers have not received, and will not receive, compensation for their commitment to purchase Series A Preferred Shares.

Modification and Cancellation of the Rights Offering

Cancellation of the Rights Offering

Our Board may cancel this rights offering, in whole or in part, in its sole discretion at any time prior to the Expiration Time for any reason, including a change in the market price of our common stock, or for no reason. If we terminate this rights offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the rights agent will be returned promptly, without interest or deduction.

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Expiration, Extension, Amendment and Cancellation of the Rights Offering

You may exercise your subscription rights at any time before the Expiration Time. Your full payment of the Subscription Price must be received by the rights agent on or prior to the Expiration Time for the rights offering. We recommend that you use an insured overnight courier that provides delivery tracking or use registered mail, with return receipt requested.

We may, in our sole discretion, extend the time for exercising the subscription rights. We will extend the duration of the rights offering as required by applicable law and may choose to extend it if we decide to give investors more time to exercise their subscription rights. In the event that we extend the rights offering, we do not expect to extend the rights offering beyond [________]. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced Expiration Time.

We reserve the right, in our sole discretion, to amend or modify the terms of this rights offering. In the event of a material change in the rights offering, including the waiver of a material condition, we will extend the duration of the rights offering if necessary to ensure that at least five business days remain in the rights offering following notice of the material change.

If you do not exercise your subscription rights before the Expiration Time, your unexercised subscription rights will be null and void and will have no value.

Issuance of Series A Preferred Shares upon Valid Exercise

If you validly exercise your subscription rights in accordance with the procedures set forth under “Summary of Procedures to Follow” and the “Instructions of Exercise of Subscription Rights” provided to you, we will issue to you the Series A Preferred Shares for which you have validly subscribed as soon as practical after the expiration of the rights offering. If you hold your common stock shares in book-entry form through DTC you will receive beneficial ownership of your rights in accordance with DTC’s procedures. If you hold your common stock shares in any other form, your rights will be distributed to you in certificated form. Series A Preferred Shares issued in the rights offering upon the exercise of subscription rights will be registered in the name of the subscription rights holder of record.

Summary of Procedures to Follow

Exercise of Rights

Rights certificates, which will evidence the subscription rights, will be mailed to stockholders of record as of the Record Date. Rights may be exercised by stockholders who are record owners by delivering the following to the rights agent for actual receipt, at or prior to the Expiration Time for the rights offering:

● a properly completed and executed subscription rights certificate with any required signature guarantees or other supplemental documentation; and

● payment of the full Subscription Price in the manner described below under “Payment of Subscription Price.”

Rights also may be exercised by a stockholder whose shares are registered in the name of a broker, bank or other nominee by contacting the broker, bank or other nominee, which can arrange, on the stockholder’s behalf, delivery of the properly completed and executed subscription rights certificate and the applicable subscription price. A fee may be charged by such broker, bank or other nominee for this service. The broker, bank or other nominee must actually receive, by the beneficial holder exercise deadline, instructions to exercise the subscription rights so that the rights agent may receive, prior to the Expiration Time, all required documents the subscription payment. Your subscription rights will not be considered exercised unless the rights agent actually receives from you or your broker, bank or nominee, as the case may be, all of the required documents and payment of your full Subscription Price prior to the Expiration Time for the rights offering.

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Payment of Subscription Price

The anticipated Subscription Price is $0.014 per Series A Preferred Share, subject to board approval to be obtained prior to the commencement of the rights offering. Each subscription right entitles a holder to purchase one Series A Preferred Share. Fractional shares will not be issued. For more information with respect to how we determined the Subscription Price, see “[*].” Your payment of the Subscription Price must be made in U.S. dollars for the full number of our Series A Preferred Shares for which you are subscribing by:

●	wire transfer of immediately available funds to the subscription account maintained by the rights agent at [insert the wire instruction], with reference to the rights holder’s name;

●	uncertified, certified or cashier’s check or bank draft drawn upon a U.S. bank and payable to “Issuer Direct Corporation (as rights agent for H-CYTE, Inc.)”; or

●	U.S. postal money order payable to “Issuer Direct Corporation (as rights agent for H-CYTE, Inc.).”

Your payment will be considered received by the rights agent only upon, as applicable,

●	receipt of collected funds in the subscription account designated above;

●	clearance of any uncertified check drawn on a U.S. bank; or

●	receipt by the rights agent of any certified check or bank draft drawn upon a U.S. bank or of any U.S. postal money order.

If you are paying by uncertified check, please note that uncertified checks may take five or more business days to clear. If you wish to pay the total Subscription Price by uncertified check, we urge you to make payment sufficiently in advance of the time this rights offering expires to ensure that your payment is received by the rights agent and clears by the Expiration Time. We urge you to consider using a wire transfer, certified or cashier’s check or U.S. postal money order to help avoid missing the opportunity to exercise your subscription rights should you decide to exercise your subscription rights. The rights agent will hold your payment of the Subscription Price in a segregated account with other payments received from other subscription rights holders until we issue Series A Preferred Shares to you upon completion of the rights offering.

Signature Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange, or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the rights agent, unless:

●	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

●	you are an eligible institution.

Delivery of Subscription Materials and Payment

You should deliver your subscription rights documents and payment of the total Subscription Price to the rights agent by one of the methods described below:

By hand, mail or courier to:

Rights Agent: Issuer Direct Corporation

Attn: [*]

Address: 1981 Murray Holladay Road, Suite 100, SLC UT, 84117

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You may call the rights agent at 801.272.9294. Delivery to an address or by any method other than as set forth above will not constitute valid delivery.

Revocation of Exercise

Your exercise of rights may be withdrawn at any time prior to the revocation deadline, which will be 5:00 p.m., New York City time, on the business day prior to the Expiration Time, but not thereafter, subject to applicable law. Following the revocation deadline, your exercise of rights may not be revoked in whole or in part for any reason, including a decline in our common stock price, even if we have not already issued the shares of Series A preferred stock to you. For a revocation to be effective, a written or facsimile transmission notice of revocation must be received by the rights agent prior to the deadline for revocation at the address listed above.

You are responsible for all commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the purchase or exercise of your subscription rights, except that we will pay any fees of the rights agent associated with this rights offering.

Information for Beneficial Holders and Brokers, Banks and Other Nominees

Procedures For DTC Participants and Other Beneficial Owners

If you are a beneficial owner of our common stock or will receive your subscription rights through a broker, bank or other nominee, we will ask your broker, bank or other nominee to notify you of this rights offering. If you wish to exercise your subscription rights, you will need to have your broker, bank or other nominee act for you. To indicate your decision to exercise, or not to exercise, your subscription rights, you should complete and return to your broker, bank or other nominee the form entitled “Beneficial Owner Election Form,” or any alternative form that your nominee provides to you, such that it will be received by the beneficial holder exercise deadline, which is 5:00 p.m., New York City time, on [________] , 2020, which is the last business day prior to the Expiration Time, unless the Expiration Time is extended. You should receive this form from your broker, bank or other nominee with the other rights offering materials. You should contact your broker, bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, bank or nominee or if you receive it without sufficient time to respond.

If your subscription rights are held of record through DTC, you may exercise your subscription right by instructing DTC to transfer your subscription rights from your account to the account of the rights agent, together with a certification as to the aggregate number of subscription rights you are exercising and the number of Series A Preferred Shares you are subscribing for along with payment of the applicable amount of Subscription Price.

Notice and Certification to be Provided by Brokers, Bank and Other Nominees

If you are a broker, bank or other nominee who holds our common stock for the account of others as of the Record Date, you should notify the respective beneficial owners of such shares of this rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights. We have provided a “Beneficial Owner Election Form” that you may provide to beneficial holders to obtain their instructions with respect to their subscription rights. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the rights agent with the proper payment. If you hold our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock as of the Record Date, provided that you, as a nominee record holder, make a proper showing to the rights agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your rights offering materials. If you did not receive this form, you should contact the rights agent to request a copy.

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Foreign Restrictions

Stockholders whose records addresses are outside the United States (for these purposes, the United States includes its territories and possessions and the District of Columbia) will receive written notice of the rights offering; however, rights certificates will not be mailed to such stockholders. The rights to which those certificates relate will be held by the rights agent for such foreign stockholders’ accounts until instructions are received to exercise the rights. If no instructions are received by the Expiration Date, such rights will expire.

Employee Plan Considerations

If you are a stockholder that is an employee benefit plan, including corporate savings plans and 401(k) plans, profit sharing/retirement plans for self-employed individuals and individual retirement accounts, which we collectively refer to as retirement plans, that is subject to the Employee Retirement Income Security Act of 1974, which we refer to as ERISA, you should be aware that additional contributions of cash to the retirement plan (other than rollover contributions or trustee-to-trustee transfers from other retirement plans) in order to exercise rights would be treated as retirement plan contributions and, therefore, when taken together with other contributions previously made, may be treated as excess or nondeductible contributions subject to excise taxes. In the case of retirement plans qualified under Section 401(a) of the Internal Revenue Code, additional cash contributions could cause violations of the maximum contribution limitation of Section 415 of the Internal Revenue Code or other qualification rules. Retirement plans in which contributions are so limited should consider whether there is an additional source of funds available within the retirement plan, including the liquidation of assets, with which to exercise the subscription rights. Because the rules governing retirement plans are extensive and complex, retirement plans contemplating the exercise of rights should consult with their counsel prior to such exercise.

Retirement plans and other tax exempt entities, including governmental plans, also should be aware that if they borrow in order to finance their exercise of subscription rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Internal Revenue Code. If any portion of an individual retirement account is used as security for a loan, the portion so used it treated as a distribution to the individual retirement account depositor.

ERISA contains fiduciary responsibility requirements, and ERISA and the Internal Revenue Code contain prohibited transaction rules that may affect the exercise of the subscription rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans should consult with their counsel regarding the consequences of their exercise of subscription rights under ERISA and the Internal Revenue Code.

Determinations Regarding Exercise and Revocation

Determinations Regarding the Exercise or Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise or revocation of exercise of your subscription rights, and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise or revocation of exercise of any of your subscription rights because of any defect or irregularity. We will not accept an exercise of subscription rights or revocation of exercise until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

Neither we nor the rights agent will be under any duty to notify you of any defect or irregularity in connection with your exercise of subscription rights or revocation of exercise, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights or revocation of exercise if such exercise or revocation is not in accordance with the terms of this rights offering or not in proper form. We will also not accept the exercise of your subscription rights if our issuance of our preference or common stock to you could be deemed unlawful under applicable law.

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Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total Subscription Price payment for the number of subscription rights that you indicate are being exercised, then we may treat you as having exercised your subscription right with respect to the maximum number of subscription rights that may be exercised with the aggregate Subscription Price payment you delivered to the rights agent. If we do not apply your full Subscription Price payment to your purchase of Series A Preferred Shares, we or the rights agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the Expiration Time for this rights offering.

Regulatory Limitation

We will not be required to issue any Series A Preferred Share to you pursuant to this rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any governmental regulatory authorities to own or control such shares and if, at the Expiration Time, you have not obtained such clearance or approval.

Compliance with Law

We are not making this rights offering in any country, state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any of our Series A Preferred Shares from subscription rights holders who are residents of those countries, states or other jurisdictions or who are otherwise prohibited by applicable laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of this rights offering in those jurisdictions, or change the terms of this rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those jurisdictions. We may decline to make modifications to the terms of this rights offering requested by those jurisdictions, in which case, if you are a resident of such jurisdictions, or if you are otherwise prohibited by applicable laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in this rights offering.

Effects of the Rights Offering

Common Stock Outstanding

As of the Record Date, we had [_________] shares of common stock, [_________] shares of Series B preferred stock and [_________] shares of Series D preferred stock, issued and outstanding. All of the outstanding shares of Series B preferred stock and Series D preferred stock are expected to convert into shares of common stock prior to the commencement of the rights offering in the manner described above under the subsection “Terms of the Rights Offering.” We expect to have [_________] shares of common stock and [_________] shares of Series A preferred stock outstanding and no shares of Series B preferred stock or Series D preferred stock outstanding immediately after the rights offering.

Beneficial Ownership of Standby Purchasers

For a description of the beneficial ownership of the Standby Purchasers after the rights offering, see “Security Ownership of Certain Beneficial Owners and Management.”

Shares of Common Stock Issuable upon Exercise of Warrants and Options

As of the Record Date, we had warrants and options to purchase a total of 46,041,518 shares of common stock at various exercise prices, either fixed or variable. The warrants and options with variable exercise prices may contain anti-dilution provisions that adjust the exercise price of shares issuable upon exercise of the warrants whenever we issue additional equity shares.

Getting Additional Information about the Rights Offering

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this prospectus, please contact Jeremy Daniel, the Chief Financial Officer of the Company by email at jdaniel@thelunghealthinstitute.com or phone at 813-280-1243x123.

Rights Agent

We have appointed Issuer Direct Corporation to act as rights agent for this rights offering. We will pay all fees and expenses of the rights agent related to its roles in connection with this rights offering and have also agreed to indemnify the rights agent from liabilities that they may incur in connection with this rights offering. However, all commissions, fees and expenses (including brokerage commission and fees and transfer taxes) incurred in connection with the purchase or exercise of rights will be for the account of the holder of the rights, and none of such commissions, fees or expenses will be paid by us or the rights agent.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this prospectus, and see “Risk Factors” beginning on page 9 for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

The following discussion and analysis by management provides information with respect to our financial condition and results of operations for the fiscal years ended December 31, 2019 and 2018 and for the quarterly period ended March 31, 2020.

Overview

On October 18, 2018, H-CYTE entered into an Asset Purchase Agreement, as amended by the amendment to Asset Purchase Agreement date January 8, 2019 (as amended, the “APA”) with RMS Group, pursuant to which its acquired certain assets and assumed certain liabilities of RMS Group, as reported in the 8-K/A filed in March of 2019 (the “RMS Transaction”). Based on the terms of the APA, the former RMS members had voting control of the combined company as of the closing of the RMS Transaction. For accounting purposes, the RMS Transaction has been treated as a reverse acquisition whereby the Company is deemed to have been acquired by the RMS Group and the historical financial statements prior to the acquisition date of January 8, 2019 now reflect the historical financial statements of the RMS Group.

On June 21, 2019, H-CYTE entered into an exclusive product supply agreement with Rion to develop and distribute an FDA-approved therapy (known as L-CYTE-01) for chronic obstructive pulmonary disease (“COPD”), the fourth leading cause of death in the U.S. Rion has established a novel technology to harness the healing power of the body. Rion’s innovative exosome technology, based on science developed at Mayo Clinic, provides an off-the-shelf platform to enhance healing in soft tissue, musculoskeletal, cardiovascular and neurological organ systems. This agreement provides for a ten-year exclusive and extendable supply agreement with Rion to enable H-CYTE to develop proprietary biologics.

On October 9, 2019, the Company entered into a services agreement with Rion (the “Rion Services Agreement”) which provides the Company the benefit of Rion’s resources and expertise for the limited purpose of (i) consulting with and assisting H-CYTE in the further research and development for the generation of a new cellular therapy (L-CYTE-01) and (ii) subsequently assisting H-CYTE in seeking and obtaining FDA Phase 1 IND clearance for L-CYTE-01. While the current LHI cellular therapy for chronic lung disease does not require FDA approval due to its biologic nature, the L-CYTE-01 therapy will need to be approved or cleared by the FDA before it is marketed in the U.S. Rion also agrees to consult with H-CYTE in its arrangement for services from third parties unaffiliated with Rion to support research, development, regulatory approval, and commercialization of L-CYTE-01.

With these agreements, Rion will serve as the product supplier and co-developer of L-CYTE-01 with H-CYTE for the treatment of chronic lung diseases. H-CYTE will control the commercial development and facilitate the clinical trial investigation. After conducting joint research and development of these biologics, H-CYTE intends to pursue submission of an IND application for review by the FDA for treatment of COPD.

Due to COVID-19, all of the LHI clinics are currently closed. The Company will evaluate reopening these clinics at the appropriate time. The Company is not expecting to be able to generate revenue until, at the earliest, August 2020. The Company has contacted its patients that are scheduled for treatment, both first time patients and recurring patients, and have rescheduled these patients for August 2020. However, there is no guarantee that the Company will be able to treat patients as soon as August 2020; as such, the Company cannot estimate when it will be safe to treat patients and generate revenue. Future quarters’ revenue is dependent on the timing of being able to treat patients again. The Company will continue to focus on its goal of taking the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases. The Company is currently evaluating whether or not its protocol has the potential to help people affected by COVID-19, but more research will need to be completed before a definitive conclusion can be reached. With the Company’s revenue-generating activities suspended, the Company will need to raise cash from debt and equity offerings to continue with its efforts to take the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases. There can be no assurance that the Company will be successful in doing so.

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Results of Operations

Three months ended March 31, 2020 compared to three months ended March 31, 2019

Revenue, Cost of Sales and Gross Profit

The Company recorded revenue for the three months ended March 31, 2020 and 2019 of approximately $1,017,000 and $1,324,000, respectively. The decrease in revenue for the three months ended March 31, 2020 is mainly attributable to a decrease in the number of treatments provided by the Biosciences division partially because of cancelling all treatments effective March 23, 2020.

For the three months ended March 31, 2020 and 2019, the Company incurred approximately $377,000 and $559,000 in cost of sales, respectively. The decrease in cost of sales for the three months ended March 31, 2020 is mainly attributable to a decrease in the number of treatments provided by the Biosciences division. The Company’s cost of sales is comprised of two main components: medical supplies and personnel costs for the Biosciences division. Medical supplies are predominantly variable costs and based on the number of treatments provided; personnel expenses are also variable as these are hourly positions. The number of treatments provided were handled adequately with the Company’s current level of personnel. The Company possesses the opportunity to increase the number of treatments performed without increasing personnel costs as it can leverage the current personnel’s availability until the Company’s treatment volume reaches critical mass. However, upon an increase in treatment volume beyond that capacity, the Company will need to hire additional personnel.

For the three months ended March 31, 2020 and 2019 the Company generated a gross profit totaling approximately $640,000 (63%) and $765,000 (58%), respectively. The decrease in gross profit was due to the reduction in revenue, net of the cost of sales efficiencies. The increase in gross margin percentage for the three months ended March 31, 2020, is due to a greater proportionate reduction in cost of sales from cost controls for medical supply purchases and the ability to perform treatments using fewer staff members than the reduction in revenue.

Operating Expenses

●	Salaries and Related Costs

For the three months ended March 31, 2020 and 2019, the Company incurred approximately $1,224,000 and $1,533,000 in salaries and related costs, respectively. The decrease in salaries and related costs is mainly attributable to a reduction in executive compensation. The Company anticipates that salaries and related costs will be further reduced in 2020 as the company shifts its business model in its pursuit of becoming a leading biomedical services company and due to its recent cost reduction measures effective in March 2020.

●	Other General and Administrative

For the three months ended March 31, 2020 and 2019, the Company incurred approximately $1,230,000 and $1,488,000 in other general and administrative costs, respectively. The decrease is primarily attributable to reduction in operating activities in the DenerveX division.

Of the total other general and administrative costs, for the three months ended March 31, 2020 and 2019, professional fees were approximately $316,000 and $369,000, respectively. Professional fees consist primarily of accounting, legal, patent and public company compliance costs as well as regulatory costs incurred in 2019 to maintain CE Mark in Europe.

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The Company anticipates that the other general and administrative expenses will continue at a comparable rate in the future and include the continued costs of operating as a public company.

●	Research and Development

For the three months ended March 31, 2020 and 2019, the Company incurred approximately $750,000 and $0 in research and development expenses, respectively. The expense was in connection with the Rion Services Agreement. An additional $750,000 in expense will be incurred upon the achievement of certain milestones in the Rion Services Agreement. At this time, the Company is not able to estimate when these milestones will occur.

●	Advertising

For the three months ended March 31, 2020 and 2019, the Company had approximately $145,000 and $1,136,000, respectively, in advertising costs. The decrease is attributable mainly to the Company determining that its marketing channels were not yielding the expected results for promoting the Company’s Biosciences division. The Company expects these expenses will continue at these reduced rates until the LHI clinics are reopened and patients are being treated again.

●	Depreciation and Amortization

For the three months ended March 31, 2020 and 2019, the Company recognized approximately $22,000 and $211,000 respectively, in depreciation and amortization expense. The decrease is mainly attributable to amortization expense declining from $184,000 in the three months ended March 31, 2019 to $0 in the three months ended March 31, 2020 due to the complete write-off of intangibles at fiscal year-end 2019.

●	Other Income (Expense)

Interest expense for the three months ended March 31, 2020 and 2019 was approximately $56,000 and $92,000, respectively. The decrease is attributable to the inclusion of debt instrument accretion for the period ended March 31, 2019 in the amount of $64,000.

The change in fair value of redemption put liability and change in fair value of the derivative liability - warrants for the three months ended March 31, 2020 were approximately $194,000 and $175,000, respectively. The redemption put liability is related to the Series D preferred stock financing in the fourth quarter of 2019. The Series B preferred stock’s derivative liability-warrants was recorded as a measurement period adjustment to the purchase price allocation related to the RMS Transaction in the third quarter of 2019.

Departure of Directors and Certain Officers, Election of Directors, Appointment of New Board Members and Officers.

On February 29, 2020, the Company accepted the resignations of Briley Cienkosz, Chief Marketing Officer, and Gary Mancini, Chief Relationship Officer, for personal reasons and not as a result of any disputes or disagreements.

On May 7, 2020, William Horne, the Company’s CEO and Chairman tendered his resignation as CEO effective when the Company finds a suitable replacement with more FDA experience. Until such successor is retained, Mr. Horne will remain as the CEO. Mr. Horne’s resignation does not go to his position as Chairman of the Board or as a Director. The resignation was not as a result of any disagreement with the Company or its policies and practices.

Funding Requirements

The Company has historically incurred losses from operations and expects to continue to generate negative cash flows as the Company’s generating activities are temporarily suspended and as the Company implements its business plan to focus on taking the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases. The Company will need to raise cash from debt and equity offerings following the closing of this rights offerings to continue its operations. There can be no assurance that the Company will be successful in doing so.

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Going Concern

The Company incurred net losses of approximately $2,416,000 and $3,695,000 for the three months ended March 31, 2020 and 2019, respectively.

The Company’s independent registered public accounting firm has included an explanatory paragraph with respect to the Company’s ability to continue as a going concern in its report on the Company’s consolidated financial statements for the year ended December 31, 2019. The presence of the going concern explanatory paragraph suggests that the Company may not have sufficient liquidity or minimum cash levels to operate the business. Since its inception, the Company has incurred losses and anticipates that the Company will continue to incur losses until its products can generate enough revenue to offset its operating expenses. The present level of cash is insufficient to satisfy our current operating requirements.

In the event the Company is unable to fund its operations from existing cash on hand, operating cash flows, additional borrowings or raising equity capital, the Company may be forced to reduce our expenses, or discontinue operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Liquidity and Sources of Liquidity

With the Company historically having experienced losses, the primary source of liquidity has been raising capital through debt and equity offerings, as described below.

Recent Financing Developments

●	FWHC Financing

On March 27, 2020, the Company issued a demand note in the principal amount of $500,000 to FWHC Bridge, in exchange for a loan in such amount. On April 9, 2020, the Company and FWHC Bridge amended and restated the demand note (as so amended and restated, the “FWHC Note”) to reflect the funding by FWHC Bridge of an additional advance of $500,000, bringing the aggregate amount of indebtedness funded by FWHC Bridge to $1,000,000. The FWHC Note bears simple interest at a rate of 12% per annum. FWHC Bridge is an affiliate of FWHC, a pre-existing stockholder of the Company, who served as lead investor in the Company’s recent offering of Series D preferred stock. FWHC Bridge also served as the lead purchaser under the April SPA referenced above. At the closing of the April SPA, the FWHC Note was converted into an April Secured Note in the original principal amount of $1,000,000 and issued to FWHC Bridge and such April Secured Note was deemed by all parties to be an amended and substitution of the original FWHC Note.

●	Payroll Protection Program

On April 29, 2020, the Company issued a promissory note (the “PPP Note”) in the principal amount of $809,082 to the Bank of Tampa in connection with a loan in such amount made by the Bank of Tampa under the Payroll Protection Program (the “PPP”). The PPP Note bears interest at a rate of 1% per annum. The PPP Note is payable in 18 monthly payments of $45,533.23 commencing 6 months from the date of the PPP Note. While the PPP Note is dated April 29, 2020, the loan was not formally approved and funded until May 7, 2020.

The loan is re-payable in 18 monthly payments commencing November 29, 2020. The Company can apply for loan forgiveness in an amount equal to the sum of the following costs incurred by the Company:

1) payroll costs;

2) any payment of interest on covered mortgage obligations;

3) any payment on a covered rent obligation; and

4) any covered utility payment

The amount forgiven will be calculated (and may be reduced) in accordance with the PPP. Not more than 40% of the amount forgiven can be attributed to non-payroll costs.

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Debt

On April 17, 2020, the Company entered into the April SPA with the Purchasers pursuant to which the Company received an aggregate of $2,842,695 in gross proceeds through the sale to the Purchasers of the April Secured Notes and April Warrants (which number includes a subsequent investor for $7,500). After taking into account subsequent closings occurring after April 17, 2020, an aggregate of thirty-three Purchasers participated in the April Offering by purchasing April Secured Notes and April Warrants. The proceeds of the April Offering will be used for working capital and general corporate purposes. The April Offering resulted in the issuance of April Secured Notes in gross proceeds of $2,842,695. As part of the April Offering, the FWHC Note previously issued by the Company was amended and superseded by an April Secured Note in the amount of $1,000,000 issued to FWHC Bridge. Additionally, in connection with the April Offering, the Company entered into an amendment with FWHC Bridge with respect to the outstanding 12% Senior Secured Convertible Note due September 30, 2020, which was originally issued in 2018 and assumed in the RMS Transaction and which was purchased by FWHC Bridge from its original holder, George Hawes, on March 27, 2020 (the “Hawes Note”). The Hawes Notes had a principal amount of $424,615 as of March 31, 2020 and December 31, 2019. The amendment to the Hawes Note among other things, eliminates the requirement that the Company make monthly payments of accrued interest. The Hawes Note is expected to convert into shares of Series A preferred stock of the Company at the closing of this rights offering.

As part of the April Offering, the holders of certain existing warrants issued by the Company which contained anti-dilution price protection entered into agreements terminating all anti-dilution price protection in their warrants. The Company intends to implement a one-time reduction of the exercise price of such warrants to be equal to the Subscription Price in connection with this rights offering.

The short-term notes, related parties, as of March 31, 2020 totaling $2,135,000 is comprised of loans made to the Company during 2019, by Horne Management, LLC, controlled by Chief Executive Officer, William E. Horne aggregating $1,635,000 and the FWHC Note. On April 17, 2020, Horne Management, LLC converted the loans into 4,368,278 shares of common stock and a ten-year warrant to purchase up to an equivalent number of shares of the Company’s common stock at the Subscription Price. As part of the April Offering, the FWHC Note was converted into an April Secured Note and is no longer a short-term note.

Cash activities for the three months ended March 31, 2020 and 2019 is summarized as follows:

Working Capital Deficit

	As Of
	March 31, 2020	December 31, 2019
Current Assets	$361,000	$2,275,000
Current Liabilities	6,447,000	5,774,000
Working Capital Deficit	$6,086,000	$3,499,000

Cash Flows

Cash activity for the three months ended March 31, 2020 and 2019 is summarized as follows:

	Three Months Ended March 31,
	2020	2019
Cash used in operating activities	$(1,890,759)	$(3,878,137)
Cash used in investing activities	—	(377,069)
Cash provided by financing activities	589,063	6,777,447
Net (decrease) increase in cash	$(1,301,696)	$2,522,241

As of March 31, 2020, the Company had approximately $122,000 of cash on hand.

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Contractual Obligations and Commercial Commitments

The short-term notes, related parties, as of March 31, 2020 totaling $2,135,000 is comprised of loans made to the Company during 2019, by Horne Management, LLC, controlled by Chief Executive Officer, William E. Horne aggregating $1,635,000 and the FWHC Note. On April 17, 2020, Mr. Horne agreed to convert the notes plus accrued interest owed to Horne Management. LLC into 4,368,278 shares of common stock and a ten-year warrant to purchase up to an equivalent number of shares of the Company’s common stock at the Subscription Price. As part of the April Offering, the FWHC Note was converted into an April Secured Note and is no longer a short-term note.

Years Ended December 31, 2019 Compared to Year Ended December 31, 2018

The following table sets forth certain operational data including their respective percentages of revenues for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019		2018		Change	Change%
Revenues	$8,346,858	100%	$7,883,115	100%	463,743	6%

Gross Profit	6,294,051	75%	5,516,546	70%	777,705	14%
`
Operating Expenses	36,852,436	442%	9,708,592	123%	27,143,844	280%

Operating Loss	(30,558,385)	-366%	(4,192,046)	-53%	(26,366,339)	629%

Other Income (Expense)	750,507	9%	(202,103)	-3%	952,610	471%

Net Loss	(29,807,878)	-357%	(4,394,149)	-56%	(25,413,729)	578%

Net loss attributable to common stockholders	$(33,196,029)	-398%	$(4,394,149)	-56%	(28,801,880)	655%

Loss per share – Basic and Diluted	$(0.34)		$(0.13)

Weighted average outstanding shares used to compute basic and diluted net loss per share	96,370,562		33,661,388

Revenue and Gross Profit

Revenue is derived predominantly from the Company’s Biosciences division, which resulted in revenue, net of allowance for refunds, for the year ended December 31, 2019 and December 31, 2018, of approximately $8,347,000 and $7,883,00, respectively. The increase in revenue is mainly attributable to an increase in the number of treatments provided to the Company’s patients. The additional patient volume is directly related to an increase in advertising expenditures in year ended December 31, 2019 compared to year ended December 31, 2018 as discussed below in the advertising section.

For the year ended December 31, 2019 and December 31, 2018, the Company generated a gross profit totaling approximately $6,294,000 (75% of revenue) and $5,517,000 (70% of revenue), respectively. The improvement in gross margin is primarily attributable to the Company’s reduction in cost of sales coupled with an increase in revenues. In 2019, the Company performed more treatments with fewer clinical staff resulting in higher revenue and lower personnel expenses. The Company possesses the opportunity to increase the number of treatments performed without increasing personnel costs as it can leverage the current level of personnel until the Company’s treatment volume reaches critical mass. However, upon an increase in treatment volume beyond that capacity, the Company will need to hire additional personnel.

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Operating Expenses

We classify our operating expenses into the following categories: salaries and related costs, other general and administrative, advertising, loss on impairment and depreciation and amortization.

●	Salaries and Related Costs

For the year ended December 31, 2019 and December 31, 2018, the Company incurred approximately $8,646,000 and $3,779,000, respectively, in salaries and related costs. Included in salaries and related costs for the year ended December 31, 2019 was approximately $1,690,000 in compensation expense related to the common stock issued to Mr. William E. Horne on April 25, 2019. These shares were fully vested upon the issuance of a restricted stock award. The remaining increase in salaries and related costs is primarily attributable to the year ended December 31, 2018 reflecting only the expenses of the RMS Group and 2019 reflecting the consolidated costs for H-CYTE. Excluding the non-recurring stock compensation expense of approximately $1,690,000, the Company anticipates that salaries and related costs will decrease in 2020 as the company shifts its business model in its pursuit of becoming a leading biomedical services company and due to its recent cost reduction measures effective in March 2020 primarily in response to the COVID-19 pandemic.

●	Other General and Administrative

For the year ended December 31, 2019 and December 31, 2018, the Company incurred approximately $6,954,000 and $3,352,000, respectively, in other general and administrative costs. The increase is attributable to the year ended December 31, 2018 reflecting only the expenses of RMS and 2019 reflecting the consolidated costs for H-CYTE. Other general and administrative cost increases are attributable to increases in professional fees, contractors, and insurance expenses. Professional fees consist primarily of accounting, legal, patent and public company compliance costs as well as regulatory costs incurred to maintain CE Mark in Europe. The Company has incurred additional accounting, consulting and legal fees due to the cost of being a public company and costs related to the reverse acquisition accounting in 2019. Contractor expenses consist primarily of advertising contractors and other professionals utilized for public company administrative expenses. Insurance expenses increased mainly to the additional Directors and Officers insurance which RMS, as a private company, did not have. The Company anticipates that the other general and administrative expenses will decrease in 2020 as the company shifts its business model in its pursuit of becoming a biomedical services company and due to its recent cost reduction measures effective in March 2020 due to a change in the business model and in response to the COVID-19 pandemic

●	Advertising

For the year ended December 31, 2019 and December 31, 2018, the Company had approximately $4,910,000 and $1,876,000, respectively, in advertising costs. The increases were attributable to increased marketing efforts to promote the Company’s Biosciences division. The Company expects these expenses to decrease significantly as the Company was not receiving the expected return on investment related to marketing expense and changed its strategy in 2020.

●	Loss on Impairment

The Company recorded a loss on impairment for its DenerveX technology and its goodwill totaling approximately $2,944,000 and $12,564,000, respectively, for the year ended December 31, 2019. As the Company has determined that the DenerveX System no longer represents part of its strategic plans for the future, the loss on impairment of the technology was recorded. The Company also determined the fair value of the reporting unit was less than the carrying amount of goodwill. As a result, during the fourth quarter of 2019 the Company recorded a goodwill impairment charge.

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For the year ended December 31, 2018, the Company recognized approximately $607,000 in impairment loss related to the write-off of capitalized costs for the design and development of an application to be sold on the iOS and Android store platforms.

●	Depreciation & Amortization

During year ended December 31, 2019, the Company recognized approximately $834,000 in depreciation and amortization expense, compared to approximately $95,000 in 2018. The increase is primarily attributable to amortization of the technology intangible asset acquired in the RMS Transaction. The expense for 2020 will be significantly lower due to the loss on impairment recorded for year ended December 31, 2019.

●	Other Income (Expense)

Interest expense for the year ended December 31, 2019 and 2018 was approximately $299,000 and $184,000, respectively. The increase is attributable to the debt assumed in the RMS Transaction as well as the additional debt financing in 2019. This expense may grow in 2020 as a result of potential incremental debt financing.

The change in fair value of redemption put liability and change in fair value of the derivative liability - warrants for the year ended December 31, 2019 were approximately $347,000 and $827,000, respectively, and was a result of the assumption of the Series B Convertible Preferred Stock in the RMS Transaction and the Series D Convertible Preferred Stock financing in 2019, respectively.

Cash Flows

Net cash used in operating activities was approximately $12,291,00 during the year ended December 31, 2019, compared to approximately $3,545,000 in 2018. Net cash used by investing activities was approximately $393,000 during the year ended December 31, 2019, compared to approximately $23,000 during the year ended December 31, 2018. Net cash provided by financing activities was approximately $14,039,000 during the year ended December 31, 2019, compared to approximately $3,386,000 in 2018.

The Company had approximately $1,424,000 and $70,000 of cash on hand at December 31, 2019 and 2018, respectively.

Liquidity and Sources of Liquidity

With the Company historically having experienced losses, the primary source of liquidity has been raising capital through debt and equity offerings, as described below.

Equity

During the first quarter of 2019, the Company entered into a securities purchase agreement (the “SPA”) with purchasers pursuant to which the purchasers invested in the Company an aggregate amount of $7,200,000, with $7,000,000 in cash and $200,000 by cancellation of debt. All the convertible notes from the SPA were automatically converted into shares of common stock.

In July 2019, the Company raised $100,000 by selling 200,000 shares of common stock at $0.50 per share.

On November 21, 2019, H-CYTE entered into a securities purchase agreement (the “Series D SPA”) with FWHC, an accredited investor, for the purchase of 146,998 shares of Series D preferred stock, par value $0.001 per share and a ten-year warrant to purchase up to 14,669,757 shares of common stock at an exercise price of $0.75 per share (the “Warrant”) resulting in $6.0 million in gross proceeds to the Company (the “FWHC Investment”). In January 2020, the Company closed on an additional $100,000 in the Series D SPA with an unrelated investor.

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Short-term Notes, Related Party

The short-term note, related party, as of December 31, 2019, totaling $1,635,000 is comprised of four loans made to the Company during 2019, by Horne Management, LLC, controlled by Chief Executive Officer, William E. Horne. These were advanced for working capital purposes. In connection with the April Offering, these loans were converted into 4,368,278 shares of common stock and a ten-year warrant to purchase up to an equivalent number of shares of the Company’s common stock at the Subscription Price and such loans are no longer outstanding.

A loan for $900,000 was made on July 25, 2019. This loan accrues interest at 5.5% and is due and payable upon demand of the creditor.

Three loans were made between September and December 2019 totaling $735,000, with interest rates of 12% increasing to 15% if not repaid by maturity (six months after advance) and if not repaid within two months of advance, warrant coverage of approximately 1.14 warrants per $1 advanced. As part of the April Offering (as defined herein), Mr. Horne subordinated his notes to the April Secured Notes. YPH Holdings, LLC, which is controlled by Michael Yurkowsky, purchased a $25,000 April Secured Note in the April Offering.

Other Debt Acquired in the RMS Transaction

The $750,000 convertible notes payable assumed in the RMS Transaction, had a fair value of approximately $598,000 on the acquisition date. Subsequently, on February 6, 2019, $100,000 of the outstanding convertible notes was converted into an aggregate of 250,000 shares of common stock. The $650,000 remaining principal balance of these convertible notes matured in August and September 2019.

In November 2019 the Company redeemed $350,000 of convertible notes payable in principal, and $52,033 and $80,225 in accrued interest and penalties, respectively, for three of the noteholders.

The Company also reached an extension with the remaining noteholder which extended the maturity date of the loan for one year, until September 30, 2020. This note had a principal balance of $300,000 plus penalties of approximately $85,000 and accrued interest of approximately $40,000 for a total adjusted principal balance upon renewal of approximately $425,000 for the year ending December 31, 2019. Additionally, approximately 424,000 warrants were issued in connection with the extension of the note. The convertible notes are secured by all the assets of the Company.

On March 27, 2020, this remaining outstanding note was acquired from the noteholder by FWHC Bridge, an affiliate of FWHC, a pre-existing stockholder of the Company, which served as lead investor in the Series D SPA described above.

The Company also has certain notes payable with outstanding balances of approximately $78,000 and $0 at December 31, 2019 and 2018, respectively. The notes had a maturity date of August 1, 2019, but the Company successfully reached an agreement on August 12, 2019 for an eighteen-month extension on the notes.

Funding Requirements, Liquidity and Going Concern

The Company incurred net losses of approximately $29,808,000 and $4,394,000 for the years ending December 31, 2019 and 2018, respectively. The Company has historically incurred losses from operations and expects to continue to generate negative cash flows as the Company’s generating activities are temporarily suspended and as the Company implements its business plan to focus on taking the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases. The consolidated financial statements are prepared using United States generally accepted accounting principles (“U.S. GAAP”) as applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Biosciences division will continue to incur losses until sufficient revenue is attained utilizing the infusion of financial resources to expand marketing and sales initiatives along with the development of a L-CYTE-01 protocol as well as taking the protocol through the FDA process.

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The recent coronavirus outbreak (“COVID-19”) has adversely affected the Company’s financial condition and results of operations. The impact of the outbreak of COVID-19 on the businesses and the economy in the U.S. and the rest of the world is and is expected to continue to be significant. The extent to which the COVID-19 outbreak will impact business and the economy is highly uncertain and cannot be predicted. Accordingly, the Company cannot predict the extent to which its financial condition and results of operation will be affected. The Company recently has taken steps to protect its vulnerable patient base (elderly patients suffering from chronic lung disease) by cancelling all treatments effective March 23, 2020 through at least the end of July. This decision has put significant financial strain on the Company. The Company made the decision in late March, to layoff approximately 40% of its employee base, including corporate and clinical employees and to cease operations at the LHI clinics in Tampa, Scottsdale, Pittsburgh, and Dallas. The Company will reevaluate when operations will recommence at these clinics as more information about COVID-19 becomes available.

The Company believes these expense reductions are necessary during the unexpected COVID-19 pandemic. Due to COVID-19, the Company is not expecting to be able to generate revenue until, at the earliest, August 2020. The Company has contacted its patients that are scheduled to come in for treatment, both first time patients and recurring patients, and have rescheduled these patients to August 2020. There is no guarantee that the Company will be able to treat patients as soon as August 2020; as such, the Company cannot estimate when it will be safe to treat patients and generate revenue. The Company’s fourth quarter 2019 revenue was approximately $1.8 million. The Company’s revenue in the first quarter of 2020 was substantially less than that of the fourth quarter in 2019 and the Company believes that future quarters’ revenue is dependent on the timing for being able to treat patients again. The Company will continue to focus on its goal of taking the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases.

With the Company’s revenue-generating activities suspended, the Company will need to raise cash from debt and equity offerings to continue with its efforts to take the L-CYTE-01 protocol to the FDA. There can be no assurance that the Company will be successful in doing so.

Although these cost reduction measures were taken in the first quarter of 2020, with the Company’s revenue-generating activities suspended, the present level of cash is insufficient to satisfy the Company’s current operating requirements. The Company is seeking additional sources of funds from the sale of equity or debt securities or through a credit facility.

On April 17, 2020, the Company entered into a Secured Convertible Note and Warrant Purchase Agreement (the “April SPA”) with an aggregate of 32 investors (the “Purchaser(s)”) pursuant to which the Company received an aggregate of $2,842,445 in gross proceeds (the “April Offering”). The proceeds of the April Offering will be used for working capital and general corporate purposes. The April Offering resulted in the issuance of an aggregate of $2,842,445 in Secured Convertible Promissory Notes, which includes a subsequent investor for $7,500 (the “April Secured Notes”). The April Secured Notes bear interest at 12% per annum and have a maturity date of October 31, 2020. The April Secured Notes are secured by all of the Company’s assets pursuant to a security agreement and an intellectual Property Security Agreement which are included as Exhibits to this Annual report on Form 10-K. The conversion price of the April Secured Notes shall be equal to the lesser of (i) the Subscription Price in this rights offering and (ii) the price per share obtained by dividing (x) $3,000,000 by the number of fully diluted shares outstanding immediately prior to the commencement of this rights offering. The obligations of the Company under the April Secured Notes are guaranteed by each of the Company’s subsidiaries. FWHC Bridge is an affiliate of FWHC, who has acted as our lead investor in the Series D SPA described above. FWHC Bridge was also the lender of the $1,000,000 loaned to the Company in March and April through the FWHC Note and was the lead investor in the April Offering purchasing an additional $1,535,570 of April Secured Notes. YPH Holdings, LLC, which is an affiliate of Michael Yurkowsky, who is a Director of the Company, purchased $25,000 of April Secured Notes on the same terms as all other investors.

Each Purchaser received a warrant to purchase 100% of the aggregate number of shares of common stock into which such Purchaser’s April Secured Note may ultimately be converted, except that FWHC Bridge separately received an April Warrant to purchase up to 200% of the aggregate number of shares of Common stock into which the April Secured Note in the amount of $1,000,000 issued to FWHC Bridge in substitution of the FWHC Note may ultimately be converted. The April Warrants have an exercise price equal to the Subscription Price in this rights offering.

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The April SPA provides a commitment on the part of each Purchaser to agree to invest an identical amount (as purchased in the April Offering and excluding the April Secured Note issued to FWHC Bridge in substitution for the FWHC Note) in this rights offering as a standby commitment (the “Standby Commitment”). In the event that any stockholders in this rights offering do not fully subscribe for their share of Series A preferred stock, their purchase would be filled by the Purchasers on a pro rata basis up to the Standby Commitment Amount. In the event that any Purchaser fails to fulfil its respective Standby Commitment then the April Warrants issued to such Purchaser in the April Offering will be cancelled.

In connection with the April Offering, the Company’s CEO Bill Horne entered into an amendment letter to his employment agreement which provides that his salary will be reduced to $0 per month; provided that on the date that the Company receives FDA approval to commence clinical trials for its products, Mr. Horne’s salary will be increased to a total of $18,750 per month (i.e. $225,000 per annum). Following the completion of this offering, the Company intends to enter into a second amendment letter with Mr. Horne to his employment agreement, which would raise his base salary under his employment agreement to $20,833.33 per month (i.e. $250,000 per annum), upon terms and conditions to be mutually agreed to by the parties and subject to further approval by the board of directors.

As part of the April Offering, the holders of certain existing warrants which contained anti-dilution price protection and other objectionable features that would have been triggered by the April Offering agreed to waive and permanently terminate all such price protections on their warrants moving forward. In connection with this rights offering, the Company intends to implement one-time adjustment of the exercise price of these warrants to equal the Subscription Price and to gross up the number of warrants issuable.

In addition, in connection with the April Offering, the Company entered into an amendment with FWHC Bridge with respect to the sole remaining convertible note originally issued in 2018 and assumed in the RMS Transaction, which such convertible note was purchased by FWHC Bridge from its original holder on March 27, 2020. This note has a principal amount of $424,615 as of December 31, 2019. The amendment provides that interest under the note will no longer be payable monthly and will accrue until maturity or conversion.

There can be no assurance that the Company will be able to raise additional funds or that the terms and conditions of any future financings will be workable or acceptable to the Company or its stockholders. In the event the Company is unable to fund its operations from existing cash on hand, operating cash flows, additional borrowings or raising equity capital, the Company may be forced to reduce our expenses, or discontinue operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which we have prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.

On an ongoing basis, we evaluate our estimates and judgments, including those described in greater detail below.

We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in more detail in the notes to our consolidated financial statements included elsewhere in this report, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our financial condition and results of operations.

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Fair Value Measurements

We measure certain non-financial assets at fair value on a non-recurring basis. These non-recurring valuations include evaluating assets such as long-lived assets and non-amortizing intangible assets for impairment; allocating value to assets in an acquired asset group; and applying accounting for business combinations.

We use the fair value measurement framework to value these assets and report the fair values in the periods in which they are recorded or written down.

The fair value measurement framework includes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair values in their broad levels. These levels from highest to lowest priority are as follows:

●	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities;

●	Level 2: Quoted prices in active markets for similar assets or liabilities or observable prices that are based on inputs not quoted on active markets, but corroborated by market data; and

●	Level 3: Unobservable inputs or valuation techniques that are used when little or no market data is available.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. We may also engage external advisors to assist us in determining fair value, as appropriate.

Although we believe that the recorded fair value of our financial instruments is appropriate at December 31, 2019, these fair values may not be indicative of net realizable value or reflective of future fair values.

Income Taxes

The Company uses the liability method of accounting for income taxes, which requires recognition of temporary differences between financial statement and income tax bases of assets and liabilities, measured by enacted tax rates. A valuation allowance is recorded to reduce deferred tax assets when necessary.

The Company files income tax returns in the U.S. federal jurisdiction and certain state jurisdictions. The tax years that could be subject to federal audit are 2017, 2018, and 2019.

Revenue Recognition

We recognize revenue in accordance with generally accepted accounting principles as outlined in the Financial Accounting Standard Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From Contracts with Customers, which requires that five basic criteria be met before revenue can be recognized: (i) identify the contract with the customer; (ii) identity the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfied a performance obligation.

The Company recognizes revenue in accordance with U.S. GAAP as outlined in the FASB ASC 606, Revenue From Contracts with Customers, which requires that five steps be completed to determine when revenue can be recognized: (i) identify the contract with the customer; (ii) identity the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfies a performance obligation. The Company records revenue under ASC 606 when control is transferred to the customer, which is consistent with past practice. The adoption of this standard did not have a material impact on the consolidated financial statements.

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The Company uses a standard pricing model for the types of cellular therapy treatments that is offered to its patients. The transaction price accounts for medical, surgical, facility, and office services rendered by LHI for consented procedures and is recorded as revenue. The Company recognizes revenue when the terms of a contract with a patient are satisfied.

The Company offers two types of cellular therapy treatments to their patients.

1)	The first type of treatment includes medical services rendered typically over a two-day period in which the patient receives cellular therapy. For this treatment type, revenue is recognized in full at time of service.

2)	The Company also offers a four-day treatment in which medical services are rendered typically over a two-day period and then again, approximately three months later, medical services are rendered for an additional two days of treatment. Payment is collected in full for both service periods at the time the first treatment is rendered. Revenue is recognized when services are performed based on the estimated stand-alone selling price for each session of treatment. The Company has deferred recognition of revenue amounting to approximately $1,046,000 and $326,000 at December 31, 2019 and December 31, 2018, respectively.

Management performed an analysis of its customer refund history for refunds issued related to prior year’s revenue. Management used the results of this historical refund analysis to record a reserve for anticipated future refunds related to recognized revenue. At December 31, 2019 and 2018, the estimated allowance for refunds was approximately $63,000 and $0, respectively and is recorded as a contra revenue account.

There was approximately $68,000, and $0 of revenue recognized by the Company for the year ended December 31, 2019 and 2018 for the DenerveX division. The Company is no longer selling the DenerveX product and is exploring its options as to how best to monetize this technology.

Recently Adopted Accounting Standards

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02 (as amended), which requires lessees to recognize leases on the balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than twelve months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The Company has not entered into significant lease agreements in which it is the lessor. For the lease agreements in which the Company is lessee, under Topic 842, lessees are required to recognize a lease liability and right-of-use asset for all leases (except for short-term leases) at the lease commencement date. Effective January 1, 2019, the Company adopted this guidance, applied the modified retrospective transition method and elected the transition option to use the effective date as the date of initial application. The Company recognized the cumulative effect of the transition adjustment on the consolidated balance sheet as of the effective date and did not provide any new lease disclosures for periods before the effective date. With respect to the practical expedients, the Company elected the package of transitional-related practical expedients and the practical expedient not to separate lease and non-lease components.

In June 2018, FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718)—Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The Company adopted ASU 2018-07 in the first quarter of 2019. The adoption of this standard did not have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes, which amends the approaches and methodologies in accounting for income taxes during interim periods and makes changes to certain income tax classifications. The new standard allows exceptions to the use of the incremental approach for intra-period tax allocation, when there is a loss from continuing operations and income or a gain from other items, and to the general methodology for calculating income taxes in an interim period, when a year-to date loss exceeds the anticipated loss for the year. The standard also requires franchise or similar taxes partially based on income to be reported as income tax and the effects of enacted changes in tax laws or rates to be included in the annual effective tax rate computation from the date of enactment. Lastly, in any future acquisition, the Company would be required to evaluate when the step-up in the tax basis of goodwill is part of the business combination and when it should be considered a separate transaction. The standard will be effective for the Company beginning January 1, 2021, with early adoption of the amendments permitted. The Company is currently evaluating the impact from the adoption of ASU 2019-12 on its consolidated financial statements.

Off-Balance Sheet Arrangements

As of March 31, 2020, the Company did not have any off-balance sheet arrangements as defined in Regulation S-K Item 303(a)(4) during the periods presented, investments in special-purpose entities or undisclosed borrowings or debt. Additionally, we were not a party to any derivative contracts or synthetic leases at December 31, 2019.

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BUSINESS

On July 11, 2019, MedoveX changed its named to H-CYTE, Inc. (“H-CYTE,” the “Company,” or “we”) by filing a Certificate of Amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of the State of Nevada. The name change and the Company’s new symbol, HCYT, became effective with FINRA on July 15, 2019. H-CYTE was incorporated in Nevada on July 30, 2013 as SpineZ Corp.

On October 18, 2018, H-CYTE entered into an Asset Purchase Agreement, as amended by the amendment to Asset Purchase Agreement date January 8, 2019 (as amended, the “APA”) with RMS Group, pursuant to which it acquired certain assets and assumed certain liabilities of RMS Group, as reported in the 8-K/A filed in March of 2019 (the “RMS Transaction”). Based on the terms of the APA, the former RMS members had voting control of the combined company as of the closing of the RMS Transaction. For accounting purposes, the RMS Transaction was treated as a reverse acquisition whereby the Company is deemed to have been acquired by RMS and the historical financial statements prior to the acquisition date of January 8, 2019 now reflect the historical financial statements of RMS.

Prior to the RMS Transaction, the consolidated results for H-CYTE included the financial activities of RMS, LI, RMS Nashville, RMS Pittsburgh, RMS Scottsdale, RMS Dallas, RMS State, CHIT, RMS LI Management, and Stockholder. H-CYTE included LI Dallas, LI Nashville, LI Pittsburgh, and LI Scottsdale, as VIEs.

As of the RMS Transaction, the consolidated results for H-CYTE include the following wholly-owned subsidiaries: H-CYTE Management, LLC (formerly Blue Zone Health Management, LLC), MedoveX Corp, CHIT, and Lung Institute Tampa, LLC (LI Tampa formerly Blue Zone Lung Tampa, LLC) and the results of the aforementioned VIE’s. Additionally, H-CYTE Management, LLC is the operator and manager of the various Lung Health Institute clinics: LI Dallas, LI Nashville, LI Pittsburgh, and LI Scottsdale.

The Company has two divisions: the medical biosciences division (“Biosciences division”) and the DenerveX medical device division (“DenerveX division”). The Company has decided to focus its available resources on the Biosciences division as it represents a significantly greater opportunity than the DenerveX division as explained below in the section titled “Business.” The Company is no longer manufacturing or selling the DenerveX device and is exploring how to best monetize such technology.

Biosciences Division

The Company’s Biosciences division is a medical biosciences company that develops and implements innovative treatment options in regenerative medicine to treat chronic lung disease. Committed to an individualized patient-centric approach, this division consistently provides oversight and management of the highest quality care to the LHI clinics located in Tampa, Nashville, Scottsdale, Pittsburgh, and Dallas, while producing positive medical outcomes.

On June 21, 2019, H-CYTE entered into an exclusive product supply agreement with Rion to develop and distribute a FDA approved therapy (known as L-CYTE-01) for chronic obstructive pulmonary disease (“COPD”), the fourth leading cause of death in the U.S. Rion has established a novel technology to harness the healing power of the body. Rion’s innovative exosome technology, based on science developed at Mayo Clinic, provides an off-the-shelf platform to enhance healing in soft tissue, musculoskeletal, cardiovascular and neurological organ systems. This agreement provides for a 10-year exclusive and extendable supply agreement with Rion to enable H-CYTE to develop proprietary biologics.

On October 9, 2019, the Company entered into a services agreement with Rion which provides the Company the benefit of Rion’s resources and expertise for the limited purpose of (i) consulting with and assisting H-CYTE in the further research and development for the generation of a new cellular therapy (L-CYTE-01) and (ii) subsequently assisting H-CYTE in seeking and obtaining FDA Phase 1 IND clearance for L-CYTE-01. Rion also agreed to consult with H-CYTE in its arrangement for services from third parties unaffiliated with Rion to support research, development, regulatory approval, and commercialization of L-CYTE-01.

With these agreements, Rion serves as the product supplier and co-developer of L-CYTE-01 with H-CYTE for the treatment of chronic lung diseases. H-CYTE controls the commercial development and facilitates the clinical trial investigation. After conducting joint research and development of these biologics, H-CYTE intends to pursue submission of an IND application for review by the U.S. Food and Drug Administration (“FDA”) for treatment of COPD.

Evolving Impact of COVID-19

The recent coronavirus outbreak (“COVID-19”) has adversely affected the Company’s financial condition and results of operations going forward in 2020. The impact of the outbreak of COVID-19 on the businesses and the economy in the United States and the rest of the world is and is expected to continue to be significant. The extent to which COVID-19 outbreak will impact business and the economy is highly uncertain and cannot be predicted. Accordingly, the Company cannot predict the extent to which its financial condition and results of operation will be affected. The Company recently has taken steps to protect its vulnerable patient base (elderly patients suffering from chronic lung disease) by cancelling all treatments effective March 23, 2020 through at least the end of July. This decision has put significant financial strain on the Company. The Company made the decision in late March, to layoff approximately 40% of its employee base, including corporate and clinical employees and to cease operations at the LHI clinics in Tampa, Scottsdale, Pittsburgh, and Dallas. The Company will reevaluate when operations will recommence at these clinics as more information about COVID-19 becomes available.

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The Company believes these expense reductions are necessary during the unexpected COVID-19 pandemic. Due to COVID-19, the Company is not expecting to be able to generate revenue until, at the earliest, August 2020. The Company has contacted its patients that are scheduled to come in for treatment, both first time patients and recurring patients, and have rescheduled these patients into August 2020. There is no guarantee that the Company will be able to treat patients as soon as August 2020. As such, the Company cannot estimate when it will be safe to treat patients and generate revenue. The Company’s fourth quarter 2019 revenue was approximately $1.8 million. The Company’s revenue in the first quarter of 2020 was substantially less than that of the fourth quarter in 2019 and the Company believes that future quarters’ revenue is dependent on the timing for being able to treat patients again. The Company will continue to focus on its goal of taking the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases. The Company will evaluate reopening the clinics at the appropriate time.

Company’s Two Operating Divisions

The Company has two divisions: the Biosciences division and the DenerveX division. The Company has decided to focus its available resources on the Biosciences division as it represents a significantly greater opportunity than the DenerveX division as explained below. The Company is no longer manufacturing or selling the DenerveX device and is exploring its options as to how best to monetize such technology.

Healthcare Medical Biosciences Division

The Company’s Biosciences division is a medical biosciences company that develops and implements innovative treatment options in regenerative medicine to treat chronic lung disease. Committed to an individualized patient-centric approach, this division consistently provides oversight and management of the highest quality care to the LHI clinics located in Tampa, Nashville, Scottsdale, Pittsburgh, and Dallas, while producing positive medical outcomes.

On June 21, 2019, H-CYTE entered into an exclusive product supply agreement with Rion to develop and distribute an FDA approved therapy (known as L-CYTE-01) for chronic obstructive pulmonary disease (“COPD”), the fourth leading cause of death in the U.S. Rion has established a novel technology to harness the healing power of the body. Rion’s innovative exosome technology, based on science developed at Mayo Clinic, provides an off-the-shelf platform to enhance healing in soft tissue, musculoskeletal, cardiovascular and neurological organ systems. This agreement provides for a 10-year exclusive and extendable supply agreement with Rion to enable H-CYTE to develop proprietary biologics.

On October 9, 2019, the Company entered into a services agreement with Rion which provides the Company the benefit of Rion’s resources and expertise for the limited purpose of (i) consulting with and assisting H-CYTE in the further research and development for the generation of a new cellular therapy (L-CYTE-01) and (ii) subsequently assisting H-CYTE in seeking and obtaining FDA Phase 1 IND clearance for L-CYTE-01. Rion also agrees to consult with H-CYTE in its arrangement for services from third parties unaffiliated with Rion to support research, development, regulatory approval, and commercialization of L-CYTE-01.

With these agreements, Rion will serve as the product supplier and co-developer of L-CYTE-01 with H-CYTE for the treatment of chronic lung diseases. H-CYTE will control the commercial development and facilitate the clinical trial investigation. After conducting joint research and development of these biologics, H-CYTE intends to pursue submission of an IND application for review by the U.S. Food and Drug Administration (“FDA”) for treatment of COPD.

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The following information pertains to the Biosciences division:

Competition

Developing and commercializing new FDA approved drugs and therapies is highly competitive. The market is characterized by extensive research and clinical efforts and rapid technological changes. The Company faces intense competition worldwide from pharmaceutical, biomedical technology, medical therapy, and combination products companies, including major pharmaceutical companies. The Company may be unable to respond to technological advances through the development and introduction of new products. Most of the Company’s existing and potential competitors have substantially greater financial, sales and marketing, manufacturing and distribution, and technological resources. These competitors may also be in the process of seeking FDA (or other regulatory approvals) and patent protection for new products. The Company’s biologics product lines also face competition from numerous existing products and procedures, which currently are considered part of the standard of care. The Company believes that the principal competitive factors in its markets are:

●	the quality of outcomes for medical conditions;

●	acceptance by physicians and the medical community;

●	ease of use and reliability;

●	technical leadership and superiority;

●	effective marketing and distribution;

●	speed to market; and

●	price and qualification for insurance coverage and reimbursement.

The Company will also compete in the marketplace to recruit qualified scientific, management and sales personnel, as well as in acquiring technologies and licenses complementary to its products or advantageous to its business.

The Company is aware that several of its competitors are developing technologies in its current and future products areas. There are numerous regenerative medicine providers who make claims that they are able to treat chronic lung disease. Most of these competitors are small clinics with little brand recognition. The landscape is changing as academia and large well-known providers, such as the Mayo Clinic, are beginning to develop therapies for multiple diseases using regenerative medicine.

Customers

The Company’s customer base consists of individuals who are suffering from chronic lung disease that are searching for alternative methods of treatment outside of traditional pharmaceutical care which has not been successful for them in the past.

Intellectual Property

The Company is currently a direct care service provider and does not own any intellectual property around its current procedure. The development of L-CYTE-01 is projected to start the FDA approval process in 2021. H-CYTE has a ten-year exclusive licensing agreement for the L-CYTE-01 intellectual property.

Government Regulations

Governmental authorities in the U. S. (at the federal, state and local levels) and abroad, extensively regulate, among other things, the research and development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of products such as those we are developing.

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FDA Regulation

The current LHI cellular therapy for chronic lung disease does not require FDA approval due to its biologic nature. The L-CYTE-01 therapy that will be developed in 2020 will need to be approved or cleared by the FDA before it is marketed in the U.S. During the clearance and approval FDA process, the Company’s L-CYTE-01 product will be subject to extensive regulation by the FDA under the Federal Food, Drug, and Cosmetic Act and/or the Public Health Service Act, as well as by other regulatory bodies.

FDA regulations govern, among other things, the development, testing, manufacturing, labeling, safety, storage, record-keeping, market clearance or approval, advertising and promotion, import and export, sales and marketing, and distribution of medical devices and products.

In the United States, the FDA subjects pharmaceutical and biologic products to rigorous review. If the Company does not comply with applicable requirements, it may be fined, the government may refuse to approve its marketing applications or to allow it to manufacture or market its products, and the Company may be criminally prosecuted. Failure to comply with the law could result in, among other things, warning letters, civil penalties, delays in approving or refusal to approve a product, product recall, product seizure, interruption of production, operating restrictions, suspension or withdrawal of product approval, injunctions, or criminal prosecution.

FDA Approval or Clearance of L-CYTE-01

The FDA Policy framework serves to implement regenerative medicine-related provisions of the 21st Century Cures Act, including the Regenerative Medicine Advanced Therapy (RMAT) designation program. Section 3033 of the 21st Century Cures Act, which added Section 506(g) to the Federal Food, Drug, and Cosmetic Act (FDC Act). The FDA interprets section 506(g) to permit RMAT designation of a combination product when the biological product component provides the greatest contribution to the overall intended therapeutic effects of the product (i.e., the primary mode of action is conveyed by the biological product component). Designation means that FDA must take actions to expedite development and review of the drug including early interactions to discuss the potential for accelerated approval. Designated drugs may be eligible for priority review or accelerated approval under current FDA regulatory standards, and if approved under accelerated approval, would be subject to a confirmatory study.

The Company meets the requirement of the FDA to find any opportunities to expedite trials due to its existing LHI treatment plus combination biologic in development with Rion, known as L-CYTE-01. This combination meets the definition of a regenerative advanced therapy: “cell therapy, therapeutic tissue engineering products, human cell and tissue products, and combination products using any such therapies or products, except for those regulated solely under section 361 of the PHS Act and part 1271 of title 21, Code of Federal Regulations.” The L-CYTE-01 protocol will be used to treat, modify, reverse, or cure a serious or life-threatening disease or condition such as COPD. The Company also has real-world data (3000+ patients with statistically significant data points) which indicates the drug has the potential to address an unmet medical need.

Proprietary Medical Device Business (DenerveX division)

The Company’s business of designing and marketing proprietary medical devices for commercial use in the U.S. and Europe began operations in late 2013. The Company received CE marking in June 2017 for the DenerveX System and it became commercially available throughout the European Union and several other countries that accept CE marking. The Company’s first sale of the DenerveX System occurred in July 2017. The Company markets the DenerveX device as a disposable, single-use kit which includes all components of the DenerveX device product. In addition to the DenerveX device itself, the Company has developed a dedicated Electro Surgical Generator, the DenerveX Pro-40, to power the DenerveX device. There is currently no finished product of the DenerveX device in inventory as commercial production has been suspended since the first quarter of 2019. There was less than $100,000 in revenue from the DenerveX product in 2019.

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In the second quarter of 2019, the Company determined that its contract manufacturer was not able to meet the requirements for producing the finished DenerveX product. Additionally, in its evaluation of its current distribution channels, the Company determined that many of these channels were not cost effective. As a result of the above evaluations, certain European distributor agreements were terminated, all other representatives were notified that the Company had temporarily suspended the manufacture and sale of the DenerveX product, the Company continued to source alternative manufacturing and distributor options, and the Company is considering other product-monetizing strategies, including, but not limited to, strategic partnerships. To date, these efforts have not been successful.

In the first quarter of 2020, the Company made the decision to stop any further efforts to source alternative manufacturing and distributor options for the DenerveX product. Although the Company believes the DenerveX technology has value, the Company does not believe it will realize the value in the foreseeable future. The Company has decided to focus its available resources on the Biosciences division as this division presents a significantly greater opportunity.

Good Manufacturing Practices (“GMP”)

United States Anti-Kickback and False Claims Laws

In the U. S., there are Federal and state anti-kickback laws that prohibit the payment or receipt of kickbacks, bribes or other remuneration intended to induce the purchase or recommendation of healthcare products and services. Violations of these laws can lead to civil and criminal penalties, including exclusion from participation in Federal healthcare programs. These laws are potentially applicable to manufacturers of products regulated by the FDA as pharmaceuticals, biologics, medical devices, and hospitals, physicians and other potential purchasers of such products. Other provisions of Federal and state laws provide civil and criminal penalties for presenting, or causing to be presented, to third-party payers for reimbursement, claims that are false or fraudulent, or which are for items or services that were not provided as claimed. In addition, certain states have implemented regulations requiring medical device and pharmaceutical companies to report all gifts and payments of over $50 to medical practitioners. This does not apply to instances involving clinical trials.

Although the Company intends to structure its future business relationships with clinical investigators and purchasers of its products to comply with these and other applicable laws, it is possible that some of the Company’s business practices in the future could be subject to scrutiny and challenged by Federal or State enforcement officials under these laws.

Research and Development Expense

Research and development costs and expenses consist primarily of fees paid to external service providers, laboratory testing, supplies, costs for facilities and equipment, and other costs for research and development activities. Research and development expenses are recorded in operating expenses in the period in which they are incurred.

Employees

As of March 31, 2020, the Company had 27 total full-time employees. None of its employees are represented by a union.

Properties

The Company leases corporate office space in Tampa, FL and Atlanta, GA (the offices in Atlanta have been subleased). The Company also leases medical clinic space in Tampa, FL, Nashville, TN, Scottsdale, AZ, Pittsburgh, PA, and Dallas, TX. The leasing arrangements contain various renewal options that are adjusted for increases in the consumer price index or agreed upon rates. Each location has its own expiration date ranging from July 31, 2020 to August 31, 2023. During the fiscal years ended December 31, 2019 and December 31, 2018, the Company paid for all of its leases in the aggregate amounts of $545,422 and $421,480, respectively. At the time of filing, all of these clinics are closed as a result of COVID-19. The Company will evaluate reopening these clinics at the appropriate time. Despite of the temporary closed status of its clinics, the Company is current on all of its lease payments and estimates to incur a sum of $549,829 on its office and clinic leases in the fiscal year of 2020.

The Company believes its existing facilities are suitable to meet current operational needs.

Legal Proceedings

The Company may be subject to various claims, complaints, and legal actions that arise from time to time in the normal course of business. Management does not believe that the Company is party to any currently pending legal proceedings as of the date of this prospectus. There can be no assurance that existing or future legal proceedings arising in the ordinary course of business or otherwise will not have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows.

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MANAGEMENT

Directors and Executive Officers

The following table provides information as of the date of this prospectus as to each person who is, as of the filing hereof, a director and/or executive officer of the Company:

Name	Position(s)	Age
William E. Horne	Chief Executive Officer & Chairman of the Board	66
Jeremy Daniel	Chief Financial Officer	44
Ann Miller	Chief Operating Officer	40
Michael Yurkowsky	Director	46
Raymond Monteleone	Director (1)	72

(1) Chairman of audit committee

William E. Horne, Chief Executive Officer and Chairman of the Board

William “Bill” Horne is a founder and former Chief Executive Officer and Chairman of the Board of Laser Spine Institute. From 2005 to 2015, Horne served as the company’s CEO, expanding the homegrown organization from one facility with nine employees, to seven state-of-the-art surgery centers with more than 1,000 employees across six states, while driving annual revenues as high as $288M during his tenure. In his role as Chairman of the Board, he led the strategic direction of the company, which has made it possible for more than 75,000 patients to take back their lives from chronic pain with its minimally invasive spine procedures.

Raymond Monteleone, Director

Raymond Monteleone serves managerial and consultative roles at several enterprises. Mr. Monteleone currently serves as the chairman and president of Paladin Global Partners, LLC since 2007; a board member and vice president of Dannelly, Monteleone & Associates, LLC since 2010; sits on the board of Chenmoore Engineering Inc. since 2015; is a managing member at Diner Investment Partners, LLC since 2016 and Uyona Management, LLC since 2013; a managing member and the chief financial officer at HBRE, LLC since 2013 and Horne Management, LLC since 2011; and the president at Monteleone & Associates Consulting, Inc. since 2005. Mr. Monteleone received a college degree from the New York Institute of Technology and an MBA degree from Florida Atlantic University. Mr. Monteleone is presently the interim CFO of LVI Intermediate Holdings, Inc.

A former partner with Arthur Young (now EY), Ray Monteleone joined H-CYTE after working closely with several large and small companies serving as board member and/or advisor, specializing in strategic planning, health care, tax and financial planning and corporate management. Mr. Monteleone previously held officer positions with Sensormatic Electronics Corporation, a billion-dollar company listed in the New York Stock Exchange and was a member of the Board of Directors of Rexall Sundown, Inc., a large public entity. He also previously served as an officer working closely with the Board of Directors of Laser Spine Institute and worked as deputy commissioner, chief operating officer, and chief financial officer with the Florida Department of Education. He attended an exclusive Arthur Young Harvard Business School program and earned his MBA from Florida Atlantic University. Considered an expert in financial analysis and business management, Monteleone is regularly featured as a lecturer at various universities and professional associations.

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Michael Yurkowsky, Director

Michael Yurkowsky operates his own family office, YP Holdings LLC, which has an investment portfolio of 50 private companies and participated in over 100 financing transactions with public companies since 2012. Previously Mr. Yurkowsky managed his own hedge fund and worked as a broker at several national broker-dealer firms.

Michael Yurkowsky comes to H-Cyte with more than 25 years of experience in financial services. Yurkowsky spent the first ten years of his career working as a broker with several national broker-dealers and as a licensed investment banker. He went on to start and manage his own hedge fund, specializing in debt arbitrage. In 2012, he opened his own family office, YP Holdings LLC, which has invested in more than 50 private companies and participated in more than 100 public company financing transactions. Throughout his career, Mr. Yurkowsky has served on multiple public and private boards and has been involved in several M&A transactions.

Jeremy Daniel, Chief Financial Officer

Jeremy Daniel has been the Chief Financial Officer of Regenerative Medicine Solutions, LLC (“RMS”) since 2013. Prior to that, Mr. Daniel worked in the private sector in the accounting and finance field for the past twenty years. Mr. Jeremy Daniel is a Certified Public Accountant and received a college degree from the University of Cincinnati and an MBA degree from Xavier University. The Company currently does not have any employment agreement with Mr. Jeremy Daniel.

Ann Miller, Chief Operating Officer

Ann Miller as Chief Operating Officer, is responsible for leading operations through research evaluation and implementation on key business strategies to improve performance and organizational development as it relates to patient satisfaction, quality core standards, and revenue generation. Prior to joining the Company, Ms. Miller was an Executive Vice President at Regenerative Medicine Solutions from June 2014 to January 2019. Ms. Miller has a bachelor’s degree in Anthropology from Tulane University. The Company currently does not have any employment agreement with Ms. Ann Miller.

Family Relationships

There are no family relationships among the officers and directors, nor are there any arrangements or understanding between any of the Directors or Officers of our Company or any other person pursuant to which any Officer or Director was or is to be selected as an officer or director.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors or executive officers has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Director Independence

Since our common stock is currently quoted on the OTCQB, we are subject to the corporate governance rules of listed companies. Accordingly we are not required to have independent board members or board committees under the rules of the OTC Markets. Nevertheless, our Board of Directors consists of two independent directors: Raymond Monteleone and Michael Yurkowsky, as defined under Part 6 Definitions of the OTCQB Standards.

Board Committees

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the Company’s risk management processes.

The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with the CFO regarding significant risk exposures.

Board Committees and Independence

Our board of directors has established an audit committee which operates under a charter that has been approved by our board. We intend to establish a nominating and corporate governance committee and a compensation committee.

Mr. Raymond Monteleone chairs the audit committee. The audit committee’s main function is to oversee the financial health of the Company.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code of business conduct and ethics is attached herein as Exhibit 14.1.

In addition, we intend to post on our website, www.hcyte.com, all disclosures that are required by law or the listing standards of The OTCQB Capital Market concerning any amendments to, or waivers from, any provision of the code. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each person who is a director or officer or beneficial owner of more than 10% of the common stock of the Company to file reports in connection with certain transactions. To the knowledge of the Company, based solely upon a review of forms or representations furnished to the Company during or with respect to the most recent completed fiscal year, there were a few isolated instances where the director purchased or received shares and was late filing under section 16(a). All the required filings have now been made.

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EXECUTIVE COMPENSATION

Summary Compensation Table

Name & Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Option Awards ($)	All Other Compensation ($)	Total ($)
William E. Horne, CEO	2019	600,000	-	82,620	1,690,254	2,372,874
	2018	153,333	-	-	-	153,333

Jeremy Daniel, CFO	2019	189,583	-	-	-	189,583
	2018	150,000	-	-	-	150,000

Ann Miller, COO	2019	189,583	-	-	-	189,583
	2018	150,000	-	-	-	150,000

All other compensation for William E. Horne is related to the restricted stock awards of 4,225,634 shares of common stock that was granted to him on January 8, 2019 as part of his employment agreement.

The current annualized salaries of our executive officers as of March 31, 2020 are as follows:

Name & Position	Annual Salary
William E. Horne, CEO	$-
Jeremy Daniel, CFO	$200,000
Ann Miller, COO	$200,000

William E. Horne reduced his annual salary, effective March 16, 2020 to $0 originally until H-CYTE received FDA Clearance for its L-CYTE-01 protocol.

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT December 31, 2019
				OPTION AWARDS		STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
William E. Horne	250,000	—	—	0.40	January 8, 2029	—	—	—	—
Jeremy Daniel	—	—	—	—	—	—	—	—	—
Ann Miller	—	—	—	—	—	—	—	—	—
Michael Yurkowsky	—	—	—	—	—	—	—	—	—
Raymond Monteleone	—	—	—	—	—	—	—	—	—

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Director Compensation

Name & Position	Fiscal Year	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All Other Compensation ($)	Total ($)
William E. Horne, Chairman of the Board	2019	-	-	-	-	-	-	-
	2018	-	-	-	-	-	-	-

Michael Yurkowsky, Director	2019	5,000	-	-	-	-	-	5,000
	2018	-	-	-	-	-	-	-

Raymond Monteleone, Director	2019	135,000	-	-	-	-	-	135,000
	2018	-	-	-	-	-	-	-

There are understandings between the Company and Mr. Michael Yurkowsky as follows: $5,000 per Board of Director meeting only if and when the Company becomes profitable. Following the completion of this offering, the Company intends to enter into an agreement with Mr. Yurkowsky where in connection with his continued services as a director, he would receive an annual base director fee of $50,000 and options to acquire up to 1,500,000 shares of common stock of the Company, upon terms and conditions to be mutually agreed to by the parties and subject to further approval by the Board of Directors.

There are understandings between the Company and Mr. Raymond Monteleone as follows: $5,000 per Board of Director meeting only if and when the Company becomes profitable, $2,500 per quarter as Audit Committee Chair, and $5,000 per month for advisory services. Following the completion of this offering, the Company intends to enter into an agreement with Mr. Monteleone where in connection with his continued services as a director, he would receive an annual base director fee of $50,000, an annual fee of $10,000 for his service on each subcommittee established by the Board, and options to acquire up to 1,500,000 shares of common stock of the Company, upon terms and conditions to be mutually agreed to by the parties and subject to further approval by the Board of Directors.

For the three months ended March 31, 2020 and 2019, the Company paid $0 in Board of Director fees to Michael Yurkowsky and Raymond Monteleone.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	425,000	$1.39	2,225,000
Equity compensation plans not approved by security holders	—	—	—
Total	425,000	$1.39	2,225,000

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Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding the beneficial ownership of the common stock by (i) our directors and named executive officers (including persons who served as principal executive officer and principal financial officer during a portion of the fiscal year ended December 31, 2019) and all the named executives and directors as a group and (ii) any other person or group that to our knowledge beneficially owns five percent or more of each class of our outstanding voting securities. Except as indicated below, the address of each holder is the address of all listed stockholders is c/o H-CYTE Inc., 201 East Kennedy Blvd, Suite 700, Tampa, Florida 33602. Unless otherwise indicated, each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Amount and Nature of Beneficial Ownership

Beneficial Owner	Common Stock Shares Beneficially Owned (1)	Percent of Outstanding Common Stock Shares Beneficially Owned (2)	Series D Preferred Stock Shares Beneficially Owned(1)	Percentage of Total Voting Power of the outstanding voting securities(3)
William E. Horne, Chief Executive Officer and Chairman of the Board(4)	10,183,912	9.77%	-	7.54%
Michael Yurkowsky, Director(5)	1,022,009	*	-	*
Raymond Monteleone, Director(6)	-	-	-	-
Jeremy Daniel, Chief Financial Officer(7)	-	-	-	-
Ann Miller, Chief Operating Officer	-	-	-	-
Directors and executive officers as a group (5 people)	11,205,921	10.64%	-	9.08%
RMS Shareholder, LLC (8)	50,925,276	48.85%	-	42.21%
FWHC Holdings, LLC (9)	29,399,514	28.20%	146,997.57	12.18%

*Less than 1%.

(1) We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants, or the conversion of convertible promissory notes, that are either immediately exercisable or convertible, or that will become exercisable within 60 days after June 23, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or convertible promissory notes for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) The percentage of shares beneficially owned is based on 104,246,357 shares of our common stock issued and outstanding, as well as the inclusion of any securities convertible into or exercisable to purchase common stock for such individual in the 60 days following June 23, 2020.

(3) The percentage of voting power is determined based on 104,246,357 shares of our common stock, 1,694,444 votes held by the Series B preferred stock holders and 14,944,800 votes held by the Series D preferred stock holders.

(4) Includes 4,725,634 shares of common stock that Mr. Horne owns directly with sole voting power, 4,368,278 shares of common stock that Mr. Horne owns directly with sole voting power, options to purchase 250,000 shares of common stock exercisable within 60 days from June 23, 2020 and warrants to purchase 840,000 shares of common stock exercisable within 60 days from June 23, 2020. Excludes 8,901,948 shares of common stock that Mr. William Horne indirectly owns through his ownership in RMS Shareholder, LLC (“RMS”). Mr. Horne beneficially owns 17.48% of the issued and outstanding membership interests of RMS, through his control of Horne Management LLC and Uyona Management, LLC, who are each members of RMS. RMS holds 50,925,276 shares of common stock of the Company. Mr. Horne is not a control person of RMS and does not have any voting or dispositive power over the shares of common stock owned by RMS. The shares will be distributed to the equity owners of RMS upon the occurrence of certain events. Mr. Horne disclaims beneficial ownership of the shares owned by RMS. Horne Management LLC holds 8,433,193 shares of common stock and Mr. Horne owns 96% of Horne Management LLC. Uyona Management, LLC holds 921,855 shares of common stock and Mr. Horne owns 90% of Uyona Management, LLC.

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(5) Including 1,022,009 shares of common stock that Mr. Michael Yurkowsky owns directly with sole voting power but excluding 449,198 shares of common stock Mr. Yurkowsky indirectly owns via RMS. Mr. Michael Yurkowsky beneficially owns 0.88% of the issued and outstanding membership interest of RMS, which in turn holds 50,925,276 shares of common stock. Mr. Michael Yurkowsky is not a control person of RMS and does not have any voting or dispositive power over the shares of common stock of the Company owned by RMS. The shares will be distributed to the equity owners of RMS upon the occurrence of certain events. Mr. Yurkowsky disclaims beneficial ownership of the shares owned by RMS.

(6) Mr. Raymond Monteleone beneficially owns 0.18% of the issued and outstanding membership interest of RMS, which in turn holds 50,925,276 shares of common stock. Mr. Raymond Monteleone is not a control person of RMS and does not have any voting or dispositive power over the shares of common stock of the Company owned by RMS. The shares will be distributed to the equity owners of RMS upon the occurrence of certain events. Mr. Monteleone disclaims beneficial ownership of the shares owned by RMS.

(7) Mr. Jeremy Daniel beneficially owns 0.81% of the issued and outstanding membership interest of RMS, which in turn holds 50,925,276 shares of common stock. Mr. Jeremy Daniel is not a control person of RMS and does not have any voting or dispositive power over the shares of common stock of the Company owned by RMS. The shares will be distributed to the equity owners of RMS upon the occurrence of certain events. Mr. Daniel disclaims beneficial ownership of the shares owned by RMS.

(8) RMS directly holds 50,925,276 shares of common stock of the Company. James St. Louis is the sole manager of RMS and therefore is deemed the beneficial owner of 50,925,276 shares of common stock. Mr. St. Louis individually owns approximately 6.0% of RMS.

(9) Includes 14,699,757 shares of common stock issuable upon conversion of 146,997.57 shares of Series D preferred stock and 14,699,757 shares of common stock issuable upon exercise of warrants, in each case held of record by FWHC. The manager of FWHC is HOA Capital LLC (“HOA Capital”). The sole manager of HOA Capital is J. Rex Farrior, III. As such, both HOA Capital and Mr. Farrior are deemed to share beneficial ownership of the shares of common stock underlying securities held by FWHC.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our CEO. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction.

If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party; and

●	the purpose of, and the potential benefits to us of, the transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (iii) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

●	a transaction that is specifically contemplated by provisions of our charter or bylaws.

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The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

We did not have a written policy regarding the review and approval of related person transactions. Nevertheless, with respect to such transactions, it was our policy for our board of directors to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

In addition, all related person transactions required prior approval, or later ratification, by our board of directors.

Policies and Procedures for Approving Related Person Transactions

Our policy and procedure with respect to any related person transaction between the Company and any related person requiring disclosure under Item 404(a) of regulation S-K under the Exchange Act, is that the Company’s audit committee reviews all such transactions.

This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company was and is to be a participant, and a related party had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by the Company of a related party. The board of directors has adopted a written policy reflecting the policy and procedure identified above.

Consulting Expense

Effective February 1, 2019, the Company entered into an oral consulting agreement with Mr. Raymond Monteleone, Board Member and Chairman of the Audit Committee, in which Mr. Monteleone received $10,000 per month for advisory services and $5,000 per quarter as Audit Committee Chair in addition to regular quarterly board meeting fees. Effective March 25, 2020, the Company reduced the advisory services to $5,000 per month and the fees per quarter as the Audit Committee Chair to $2,500. For year ended December 31, 2019 and 2018, the Company has expensed approximately $125,000, and $0 in compensation to Mr. Monteleone, respectively. For the three months ended March 31, 2020 and 2019, the Company has expensed approximately $30,000, and $35,000 in compensation to Mr. Monteleone, respectively.

The Company entered into an oral consulting arrangement with St. Louis Family Office, LLC, controlled by Jimmy St. Louis, former CEO of RMS, in January 2019 in the amount of $10,000 per month plus benefits reimbursement for advisory services. The Company terminated this agreement effective June 30, 2019. For year ended December 31, 2019 and three months ended March 31, 2019, the Company expensed approximately $68,000 and $27,000, respectively, in consulting fees to St. Louis Family Office.

The Company entered into a consulting agreement with Strategos Public Affairs, LLC (Strategos) on February 15, 2019 for a period of twelve months, unless otherwise terminated by giving thirty days prior written notice. A close family member of the Company’s CEO is a partner in Strategos. The monthly fee started at $4,500 and increased to approximately $7,500 per month. Strategos provided information to key policymakers in the legislature and executive branches of government on the benefits of the cellular therapies offered by LHI, advocated for legislation that supports policies beneficial to patient access and opposed any legislation that negatively impacts the Company’s ability to expand treatment opportunities, and position the Company and its related entities as the expert for information and testimony. The Company terminated this agreement in March 2020. For the year ended December 31, 2019 and three months ended March 31, 2020, the Company expensed approximately $71,000 and $15,000, respectively.

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Debt and Other Obligations

The Company had various related party transactions in 2018. For the period of January 1, 2018 to March 13, 2018, the Company received approximately $528,000 from one of its stockholders (members of RMS Shareholder, LLC) and approximately $228,000 from its CEO, also then RMS’ CEO, as part of a line of credit that was established in 2017. On March 13, 2018, the entire $1,856,000 line of credit received from the RMS members and the CEO, including contributions from 2017, was transferred to the BioCell Capital, LLC debt instrument (“BioCell Capital Line of Credit”).

The BioCell Capital Line of Credit also consisted of capital contributions from related parties totaling approximately $4,306,000, inclusive of the aforementioned $1,856,000, to RMS in 2018. The BioCell Capital Line of Credit was converted to RMS members’ equity and was excluded from the APA on January 8, 2019.

The Company also received a short-term advance from one of its stockholders (RMS members), who was also the CEO of H-CYTE, in the amount of $180,000 in December 2018 for working capital needs. This liability was not assumed in the RMS Transaction.

Horne Management, LLC, controlled by William E. Horne, our CEO, provided four short-term notes in the aggregate amount of $1,635,000 to the Company for its general working capital, as of December 31, 2019. In connection with the April Offering, Horne Management, LLC converted its short-term notes into 4,368,278 shares of common stock and a warrant to acquire an equivalent number of shares of common stock at the Subscription Price.

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DESCRIPTION OF SECURITIES

We are distributing to eligible holders of our common stock one or more non-transferable subscription rights to purchase our new Series A Preferred Shares based on the number of shares of common stock held by each such eligible holder on the Record Date for the rights offering. Each subscription right entitles the holder to subscribe for one Series A Preferred Share at the anticipated Subscription Price of $0.014 per Series A Preferred Share, subject to board approval to be obtained prior to commencement of the rights offering. Each Series A Preferred Share initially will be convertible into one share of common stock, subject to adjustments to reflect stock splits, reclassifications and certain events. The following is a summary description of our capital stock, including common stock and Series A preferred stock. We encourage you to read carefully this summary and our amended and restated articles of incorporation and bylaws. On June 5, 2020, the stockholders owning the majority voting power of the Company approved a second amended and restated articles of incorporation (the “Second Amended Charter”), which we estimate will become effective on or about July 7, 2020.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of 199,000,000 shares of common stock, $0.001 par value, and 793,871 shares of preferred stock, $0.001 par value. On June 5, 2020, the stockholders owning the majority voting power of the Company approved the Second Amended Charter to, among other things, i) increase the number of authorized common stock shares to 1,600,000,000 shares and the number of preferred stock to 1,000,000,000 shares; and ii) eliminate all other classes of preferred stock provided for in the Company’s first amended and restated articles of incorporation dated July 11, 2019.

As of June 23, 2020, there were 104,246,357 shares of common stock issued and outstanding, 0 shares of Series A preferred stock issued and outstanding, 6,100 shares of Series B preferred stock issued and outstanding, and 149,448 shares of Series D preferred stock issued and outstanding. As of the Record Date, there were approximately [_________] holders of record of our common stock.

Common Stock

Holders of common stock are entitled to one vote for each share owned as of record on all matters on which stockholders may vote. Holders of common stock do not have cumulative voting rights in the election of directors. The holders of common stock are entitled, upon liquidation or dissolution of the Company, to receive pro rata all remaining assets available for distribution to stockholders after payment to any preferred stockholders who may have preferential rights. The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and nonassessable.

Preferred Stock

Our Second Amended Charter, once it becomes effective, authorizes our Board to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted to trading.

Our Second Amended Charter would permit our Board of Directors to designate new series of preferred stock and issue those shares without any vote or action by our stockholders, subject to certain approval rights by the holders of Series A Preferred Shares. Such newly authorized and issued shares of preferred stock could contain terms that grant special voting rights to the holders of such shares that make it more difficult to obtain stockholder approval for an acquisition of our business or increase the cost of any such acquisition.

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As of June 23, 2020, there were 6,100 shares of Series B preferred stock and 149,448 shares of Series D preferred stock, issued and outstanding. Holders of shares of Series B preferred stock vote together with the holders of common stock on all matters and do not vote as a separate class. Each share of Series B preferred stock is entitled to the number of votes that equals the number of shares of common stock into which such share of Series B preferred stock is then convertible. The holders of all of the outstanding shares of Series B preferred stock are collectively entitled to 1,694,444 votes. The holders of Series D preferred stock vote together with the holders of common stock on an as-converted basis. Each share of Series D preferred stock is entitled to the number of votes that equals the number of shares of common stock into which such share of Series D preferred stock is then convertible. The holders of all of the outstanding shares of Series D preferred stock are collectively entitled to 14,944,800 votes. Each outstanding share of Series B preferred stock automatically converts into shares of common stock upon the occurrence of a “Series D Mandatory Conversion Event” under the Certificate of Designation of Preferences, Rights and Limitations of the Series D preferred stock. A “Series D Mandatory Conversion Event” is deemed to occur upon the written consent of the holders of a majority of Series D preferred stock then outstanding, voting as a separate class. In connection with and prior to the effectiveness of its Second Amended Charter, the Company expects the holders of a majority of the Series D preferred stock to initiate such a Series D Mandatory Conversion Event, causing all outstanding shares of Series D preferred stock and Series B preferred stock into shares of common stock.

The Second Amended Charter, upon becoming effective, will, among other things, authorize the Company to issue up to 1,000,000,000 shares of preferred stock, among which 800,000,000 shares shall be the new Series A preferred stock, and set forth the description of new Series A preferred stock. The following is a summary of the rights, preferences, powers, privileges and restrictions, qualifications and limitations as described in the Second Amended Charter:

1. Dividends.

From and after the date of the issuance of any shares of Series A preferred stock, dividends at the rate of eight percent (8%) per annum of Base Amount (as defined below) shall accrue on such shares of Series A preferred stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A preferred stock) (the “Series A Accruing Dividends”). “Base Amount” means, with respect to each share of Series A preferred stock at any time, the Series A Original Issue Price for such share plus all previously compounded Series A Accruing Dividends with respect to such share at such time. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of common stock payable in shares of common stock) unless the holders of the Series A preferred stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A preferred stock in an amount at least equal to the sum of (i) the amount of the aggregate Series A Accruing Dividends then accrued on such share of Series A preferred stock and not previously paid and (ii) (A) in the case of a dividend on common stock or any class or series that is convertible into common stock, that dividend per share of Series A preferred stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into common stock and (2) the number of shares of common stock issuable upon conversion of a share of Series A preferred stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into common stock, at a rate per share of Series A preferred stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined in the Second Amended Charter); provided that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of Series A preferred stock pursuant to this section shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A preferred stock dividend.

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2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A preferred stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders and, in the event of a Deemed Liquidation Event (as defined in the Second Amended Charter), the holders of shares of Series A preferred stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Company), together with any other assets of the Company available for distribution to its stockholders, all to the extent permitted by Nevada law governing distributions to stockholders, as applicable, before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to one (1) times the Series A Original Issue Price for such share of Series A preferred stock, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared. If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A preferred stock the full amount to which they shall be entitled under subsection 2.1 of the Second Amended and Restated Articles of Incorporation, the holders of shares of Series A preferred stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment in full of all Series A Liquidation Amounts (as defined in the Second Amended and Restated Articles of Incorporation) required to be paid to the holders of shares of Series A preferred stock the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series A preferred stock shall be distributed among the holders of the shares of Series A preferred stock and common stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series A preferred stock as if they had been converted to common stock pursuant to the terms of the Second Amended and Restated Articles of Incorporation immediately prior to such liquidation, dissolution or winding up of the Company.

3. Voting.

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A preferred stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Second Amended and Restated Articles of Incorporation, holders of Series A preferred stock shall vote together with the holders of common stock as a single class and on an as-converted to common stock basis.

The holders of record of the shares of Series A preferred stock, exclusively and as a separate class, shall be entitled to elect up to two (2) directors of the Company.. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the majority of the outstanding shares of Series A preferred stock (the “Requisite Holders”), given either at a special meeting of such holders of Series A preferred stock duly called for that purpose or pursuant to a written consent of the Requisite Holders. If the holders of shares of Series A preferred stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, then any directorship not so filled shall remain vacant until such time as the holders of the Series A preferred stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Company other than by the stockholders of the Company that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class.

4. Conversion.

The holders of the Series A preferred stock shall have conversion rights (the “Conversion Rights”) as follows:

Each share of Series A preferred stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to the Series A Original Issue Price. The Series A Conversion Price, and the rate at which shares of Series A preferred stock may be converted into shares of common stock, shall be subject to adjustment as provided in the Second Amended and Restated Articles of Incorporation.

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In the event of a notice of redemption of any shares of Series A preferred stock, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A preferred stock.

Upon the vote or written consent of the Requisite Holders, all of the outstanding Series A preferred stock shall convert into shares of common stock of the Company in accordance with the Second Amended and Restated Articles of Incorporation.

5. Redemption.

Unless prohibited by Nevada law governing distributions to stockholders, each share of Series A preferred stock shall be redeemed by the Company at a price equal to at a price equal to the greater of (A) 100% of the Series A Original Issue Price per such share of Series A preferred stock, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (B) the fair market value of such share of Series A preferred stock (as determined in accordance with the Second Amended and Restated Articles of Incorporation) as of the date of the Company’s receipt of a request for redemption (the “Redemption Price”), in three (3) annual installments commencing not more than sixty (60) days after receipt by the Company at any time on or after the second (2nd) anniversary of the date on which the first share of Series A preferred stock was issued from the Requisite Holders of written notice requesting redemption of all shares of Series A preferred stock (the “Redemption Request”). Upon receipt of a Redemption Request, the Company shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Nevada law governing distributions to stockholders.

A copy of the proposed Second Amended Charter is attached hereto as Exhibit 3.1. The Second Amended Charter will become effective upon filing with the Nevada Secretary of State as required by the Nevada Revised Statutes. It is anticipated that this will occur not less than 20 days following the date an Information Statement, to which the Second Amended Charter is a part, is first sent to the stockholders.

We do not plan to list the Series A preferred stock or the subscription rights on any stock exchange or the over-the-counter stock exchange market.

Warrants and Options

As of June 23, 2020, the Company had outstanding warrants exercisable to purchase 49,984,796 shares of common stock at a weighted average exercise price of $0.78 per share, subject to certain adjustments as described below, and outstanding options exercisable to purchase 425,000 shares of common stock at a weighted average exercise price of $1.39 per share. The exercise prices of such warrants are subject to adjustment based on varying anti-dilution provisions contained in such warrants but in no event will the exercise price of such warrants be below the offering price in the rights offering.

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PLAN OF DISTRIBUTION

We are offering the subscription rights to purchase Series A Preferred Shares underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. Issuer Direct Corporation is acting as rights agent for the rights offering. We intend to distribute copies of this prospectus to those persons who were holders of our common stock on [ ], 2020, the Record Date, promptly following the effective date of the registration statement of which this prospectus is a part. Recipients of subscription rights will be entitled to purchase one share of Series A preferred stock for an anticipated Subscription Price of $0.014 per share in cash for each right held and validly exercised, which price is subject to board approval to be obtained prior to the commencement of the rights offering.

We will pay all customary fees and expenses of the rights agent related to the rights offering, except for fees, applicable brokerage commissions, taxes and other expenses relating to the exercise of the subscription rights and sales or conversion of Series A Preferred Shares, all of which will be for the accountholders. We also have agreed to indemnify the rights agent from liabilities that they may incur in connection with the rights offering.

Our common stock is quoted on the OTCQB under the symbol “HCYT.”

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our common stock shares in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, the sale of certain of our shares of common stock will be restricted for a limited period after this offering due to contractual and legal restrictions on resale. Sales of such shares in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

On June 23, 2020, H-CYTE had 104,246,357 shares of common stock, 0 shares of Series A preferred stock, 6,100 shares of Series B Preferred Stock, and 149,448 shares of Series D preferred stock issued and outstanding.

Rule 144

In general, under Rule 144, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months is entitled to sell any of our common stock that such person has beneficially owned for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our common stock by any such person would be subject to the availability of current public information about us if the shares to be sold were beneficially owned by such person for less than one year.

Our affiliates who have beneficially owned our common stock for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

● 1% of the number of common stock shares then outstanding, which would equal approximately 998,781 shares based on the number of shares outstanding on June 5, 2020; and

● the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a Form 144 notice by such person with respect to such sale, if our class of common stock is listed on Nasdaq, the New York Stock Exchange, or the NYSE American.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK

Material U.S. Federal Income Tax Considerations

The following discussion sets forth the material U.S. federal income tax consequences of this rights offering and the related share issuance to a holder of our common stock that holds such stock as a capital asset for U.S. federal income tax purposes. This discussion is based upon existing U.S. federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. This discussion applies to you only if you are a holder that is a U.S. person as defined under the Internal Revenue Code of 1986, as amended, (the “Code”), this discussion does not address all aspects of U.S. federal income taxation that may be important to you in light of your individual investment circumstances and does not apply to you if you are a holder who may be subject to special tax rules, such as a holder who is a dealer in securities or foreign currency, a foreign person, an insurance company, a tax-exempt organization, a bank, a financial institution, a broker-dealer, a holder that holds our common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, or that acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation, all of which may be subject to tax rules that differ significantly from those summarized below. We have not sought, and will not seek, a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of this rights offering or the related share issuance. The following discussion does not consider the tax consequences of this rights offering or the related share issuance under foreign, state, or local tax laws. Accordingly, you are urged to consult your tax advisor with respect to the particular tax consequences of this rights offering or the related share issuance to you.

U.S. Holders of Rights to Purchase Series A Preferred Shares

The tax consequences of the rights offering will depend on whether the rights offering is part of a “disproportionate distribution” within the meaning of Section 305 of the Code. We believe and intend to take the position, and the following discussion assumes, that the rights offering is not part of a disproportionate distribution.

For U.S. federal income tax purposes, neither the receipt nor the exercise of the subscription rights should result in taxable income or loss to you. Moreover, you should not realize a loss if you do not exercise the subscription rights. The holding period for a share acquired upon exercise of a subscription right will begin with the date of exercise. The basis for determining gain or loss upon the sale of a share acquired upon the exercise of a subscription right will generally be equal to the sum of:

● the Subscription Price per share;

● any servicing fee charged to you by your broker, bank or trust company; and

● the basis, if any, in the subscription right that you exercised.

A gain or loss recognized upon a sale of a share acquired upon the exercise of a subscription right will be a capital gain or loss assuming the share is held as a capital asset at the time of sale. Such capital gain or loss will be long-term capital gain or loss if your holding period for the share exceeds one year at the time of sale. As noted above, your basis in a share issued upon exercise of the subscription rights includes your basis in the subscription rights underlying that share. If the aggregate fair market value of the subscription rights at the time they are distributed is less than 15% of the aggregate fair market value of our common stock at such time, the basis of the subscription rights issued to you will be zero unless you elect, in a statement attached to your U.S. federal income tax return for the year in which the subscription rights are distributed, to allocate a portion of your basis of previously owned common stock to the subscription rights issued to you in this rights offering. However, if the aggregate fair market value of the subscription rights at the time they are distributed is 15% or more of the aggregate fair market value of our common stock at such time, or if you elect to allocate a portion of your basis of previously owned common stock to the subscription rights issued to you in this rights offering, then your basis in previously owned common stock will be allocated between such common stock and the subscription rights based upon the relative fair market value of such common stock and the subscription rights as of the date of the distribution of the subscription rights. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances.

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If an allocation of basis is made to the subscription rights and the subscription rights are later exercised, the basis in the common stock you originally owned will be reduced by an amount equal to the basis allocated to the subscription rights. If the subscription rights expire without exercise, you should realize no loss and no portion of your basis in your common stock should be allocated to the unexercised subscription rights.

If you exercise the subscription rights received in this rights offering after disposing of our common stock with respect to which the subscription rights were received, then certain aspects of the tax treatment of the exercise of the subscription rights are unclear, including the allocation of tax basis between our common stock previously sold and the subscription rights, the impact of such allocation on the amount and timing of gain or loss recognized with respect to our common stock previously sold, and the impact of such allocation on the tax basis of our common stock acquired through exercise of the subscription rights. If you exercise the subscription rights received in this rights offering after disposing of the common stock with respect to which the subscription rights were received, you should consult your tax advisor.

The discussion above relating to the U.S. federal income tax consequences of this rights offering assumes that the rights offering is not part of a “disproportionate distribution” within the meaning of Section 305 of the Code. A disproportionate distribution is a distribution or series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock (including interest payments to the holders of the debt) and an increase in the proportionate interest of other stockholders in a company’s assets or earnings and profits. We have not distributed any cash or other property with respect to any other class of the company’s stock and currently does not expect to make any such distribution.

In addition, although we do not currently plan to make a distribution with respect to any other class of stock, we cannot assure you that such distribution will not be made. It is also unclear whether the fact that we also have outstanding options and warrants could cause the receipt of the subscription rights to be part of a “disproportionate distribution.” If, contrary to our expectations, we make a distribution of cash or property with respect to a class of stock other than its common stock, if the adjustment to the conversion price of the notes is not treated as a “full adjustment,” or if the existence of our outstanding options and warrants causes the receipt of the rights to be part of a disproportionate distribution, the Internal Revenue Service may take the position that a recipient of the rights has received a distribution equal to the fair market value of the rights as of the date of the distribution. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of capital to the extent thereof and then as capital gain. The recipient’s tax basis in such rights would be equal to the fair market value of the rights as of the date of the distribution.

If the receipt of the subscription rights is treated as a “disproportionate distribution” and thus is taxable as described above and subscriptions rights expire without exercise, the recipient of the subscription rights will recognize a short term capital loss equal to the tax basis of such rights, which will be subject to limitations relating to the deductibility of capital losses. If, on the other hand, the subscription rights are exercised, the recipient will not recognize any gain or loss on the exercise of the subscription rights, the tax basis of the shares acquired upon the exercise of the rights will be equal to the Subscription Price paid for the shares and the tax basis of the subscription rights, and the holding period for the shares acquired upon the exercise of the rights will begin on the date the rights are exercised.

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U.S. Holders of Series A Preferred Shares

Receiving Distributions on Series A Preferred Shares. Subject to the discussion below under “—Passive Foreign Investment Company Provisions,” U.S. holders will be required to include in gross income the gross amount of any distribution received on the Series A Preferred Shares to the extent that the distribution is paid out of the company’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes, which we refer to as a dividend. With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2013, from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 15%. Non-corporate holders must hold their Series A Preferred Shares for a minimum holding period, during which they are at the risk of loss, in order to be eligible for the reduced rates of taxation, regardless of the company’s status as a qualified foreign corporation. Holders that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. holders should consult their own tax advisor regarding the application of the relevant rules to their particular circumstances.

Dividends from the company will generally not be eligible for the dividends-received deduction, which is generally allowed to U.S. corporate stockholders on dividends received from certain domestic and foreign corporations. However, if a corporate U.S. holder owns at least 10% of the stock of the company (by vote and value), and certain other conditions are satisfied, such U.S. holder may be eligible for the dividends-received deduction to the extent of 70% or 80% of the “U.S.-source” portion of the company’s earnings. U.S. holders of Series A Preferred Shares who are U.S. corporations are urged to consult their tax advisors with respect to their eligibility for the dividends-received deduction with respect to dividends paid by the company.

Distributions in excess of the current and accumulated earnings and profits of the company will be applied first to reduce the U.S. holder’s tax basis in its Series A Preferred Shares, and thereafter will constitute gain from the sale or exchange of such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such “gain” is 15% under current law if the holder’s holding period for its Series A Preferred Shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2012. Special rules not here described may apply to U.S. holders who do not have a uniform tax basis and holding period in all of their Series A Preferred Shares, and any such U.S. holders are urged to consult their own tax advisor with regard to such rules.

Dispositions of Series A Preferred Shares. Subject to the discussion below under “—Passive Foreign Investment Company Provisions,” U.S. holders of Series A Preferred Shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of such shares in an amount equal to the difference between the amount realized from such sale, exchange or other taxable disposition and the U.S. holders’ tax basis in such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 15% under current law if the holder’s holding period for such Series A Preferred Shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2012. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Provisions. The treatment of U.S. holders of Series A Preferred Shares in some cases could be materially different from that described above if, at any relevant time, the company was a PFIC.

For U.S. tax purposes, a foreign corporation is classified as a PFIC for any taxable year if either (1) 75% or more of its gross income is “passive income” (as defined for U.S. federal income tax purposes) or (2) the average percentage of assets held by such corporation which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly the proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock. The company believes it will not be a PFIC following this rights offering.

The tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, the company cannot assure U.S. holders that it will not become a PFIC. If the company should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of Series A Preferred Shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of Series A Preferred Shares should consult their own tax advisor about the PFIC rules, including the availability of certain elections.

Pursuant to newly enacted Code Section 1298(f), for any year in which the company is a PFIC, each U.S. holder will be required to file an information statement regarding such U.S. holder’s ownership interest in the company. In addition, under current law, if a U.S. holder makes a qualified electing fund or mark-to-market election, such U.S. holder must attach a completed IRS Form 8621 to a timely filed U.S. federal income tax return. U.S. holders should consult with their own tax advisors regarding the requirements of filing information returns and qualified electing fund and mark-to-market elections.

Medicare Tax. For taxable years beginning after December 31, 2012, dividends paid to and capital gains recognized by certain U.S. individuals, estates or trusts with respect to the Series A Preferred Shares may be subject to a 3.8% Medicare tax.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Series A preferred stock or common stock, including the consequences of any proposed changes in applicable laws.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of H-CYTE, Inc. as of and for the years ended December 31, 2019 and 2018 have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in this prospectus and registration statement in reliance upon the report (which report includes an explanatory paragraph relating to our ability to continue as a going concern) of Frazier & Deeter, LLC, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly, special reports, and other information with the SEC. These reports and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. The registration statement is available at the SEC’s website.

We also maintain a website at www.hcyte.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

H-CYTE, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of H-CYTE, Inc. (the “Company”) (formerly known as MedoveX Corp.), as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has negative working capital, has an accumulated deficit, has a history of significant operating losses and has a history of negative operating cash flow. Additionally, the Company has closed clinic operations and experienced significant losses related to COVID-19 in 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Adoption of New Accounting Standard

As discussed in Notes 3 and 5 to the consolidated financial statements, the Company changed its method of accounting for leases in fiscal year 2019 due to the adoption of ASU No. 2016-02, Leases (Topic 842), and the related amendments.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Frazier & Deeter, LLC

Tampa, Florida

April 22, 2020

We have served as the Company’s auditor since 2018.

F-2

H-CYTE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018

Assets

Current Assets
Cash	$1,424,096	$69,628
Accounts receivable	22,667	15,242
Other receivables	18,673	5,144
Prepaid expenses	810,143	59,678
Total Current Assets	2,275,579	149,692

Right-of-use asset	738,453	—
Property and equipment, net	219,703	266,916
Other assets	36,877	38,288
Total Assets	$3,270,612	$454,896

Liabilities, Mezzanine Equity and Stockholders’ Deficit

Current Liabilities
Interest payable	$53,198	$158,371
Accounts payable	1,485,542	882,456
Accrued liabilities	324,984	183,183
Other current liabilities	175,181	462,856
Short-term notes, related party	1,635,000	180,000
Short-term convertible notes payable	424,615	—
Notes payable, current portion	66,836	—
Dividend payable	108,641	—
Deferred revenue	1,046,156	326,064
Lease liability, current portion	453,734	—
Total Current Liabilities	5,773,887	2,192,930

Long-Term Liabilities
Lease liability, net of current portion	302,175	—
Notes payable, net of current portion	11,545	—
Convertible debt to related parties	—	4,306,300
Derivative liability - warrants	315,855	—
Redemption put liability	267,399	—
Deferred rent	—	22,206
Total Long-Term Liabilities	896,974	4,328,506

Total Liabilities	6,670,861	6,521,436

Commitments and Contingencies (Note 10)

Mezzanine Equity
Series D Convertible Preferred Stock - $.001 par value: 238,871 shares authorized, 146,998 and 0 shares issued and outstanding at December 31, 2019 and 2018, respectively	6,060,493	—
Total Mezzanine Equity	6,060,493	—

Stockholders’ Deficit
Series A Convertible Preferred Stock - $.001 par value: 500,000 shares authorized, no shares issued and outstanding at December 31, 2019 and 2018	—	—
Series B Convertible Preferred Stock - $.001 par value: 10,000 shares authorized, 6,100 and 0 shares issued and outstanding at December 31, 2019 and 2018, respectively	6	—
Series C Convertible Preferred Stock - $.001 par value: 45,000 shares authorized, no shares issued and outstanding at December 31, 2019 and 2018	—	—
Common stock - $.001 par value: 199,000,000 and 49,500,000 shares authorized. 99,768,704 and 33,661,388 shares issued and outstanding at December 31, 2019 and 2018, respectively	99,769	33,661
Additional paid-in capital	28,172,146	3,566,339
Accumulated deficit	(37,362,531)	(9,296,408)
Non-controlling interest	(370,132)	(370,132)
Total Stockholders’ Deficit	(9,460,742)	(6,066,540)

Total Liabilities, Mezzanine Equity and Stockholders’ Deficit	$3,270,612	$454,896

See accompanying notes to consolidated financial statements

F-3

H-CYTE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended
	December 31,
	2019	2018
Revenues	$8,346,858	$7,883,115
Cost of Sales	(2,052,807)	(2,366,569)
Gross Profit	6,294,051	5,516,546

Operating Expenses
Salaries and related costs	8,646,471	3,778,917
Other general and administrative	6,953,549	3,352,104
Advertising	4,909,724	1,875,731
Loss on impairment	15,508,401	606,595
Depreciation & amortization	834,291	95,245
Total Operating Expenses	36,852,436	9,708,592

Operating Loss	(30,558,385)	(4,192,046)

Other Income (Expense)
Other expense	(124,118)	(17,920)
Interest expense	(299,331)	(184,183)
Change in fair value of redemption put liability	346,696	—
Change in fair value of derivative liability – warrants	827,260	—
Total Other Income (Expenses)	750,507	(202,103)

Net Loss	$(29,807,878)	$(4,394,149)

Accrued dividends on Series B Convertible Preferred Stock	84,939	—
Finance costs on issuance of Series D Convertible Preferred Stock	66,265	—
Deemed dividend on adjustment to exercise price on convertible debt and certain warrants	287,542	—
Deemed dividend on Series D Convertible Preferred Stock	2,916,813	—
Deemed dividend on beneficial conversion features	32,592	—
Net loss attributable to common stockholders	$(33,196,029)	$(4,394,149)

Loss per share – Basic and Diluted	$(0.34)	$(0.13)
Weighted average outstanding shares used to compute basic and diluted net loss per share	96,370,562	33,661,388

See accompanying notes to consolidated financial statements

F-4

H-CYTE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

For the year ended December 31, 2019 and 2018

	Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balances - January 1, 2018	—	$—	33,661,388	$33,661	$3,566,339	$(4,868,454)	$(403,937)	$(1,672,391)
Acquisition of State, LLC	—	—	—			(33,805)	33,805	—
Net loss	—	—	—	—	—	(4,394,149)	—	(4,394,149)

Balances - December 31, 2018	—	$—	33,661,388	$33,661	$3,566,339	$(9,296,408)	$(370,132)	$(6,066,540)
Purchase accounting adjustments	9,250	9	24,717,270	24,717	12,657,182	—	—	12,681,908
Adjustment for assets and liabilities not included in Merger	—	—	—	—	—	5,258,300	—	5,258,300
Issuance of common stock in connection with private placement offering	—	—	17,700,000	17,700	4,402,087	—	—	4,419,787
Issuance of warrants in connection with private placement offering	—	—	—	—	2,663,797	—	—	2,663,797
Finance costs on issuance of Series B Convertible Preferred Stock and related warrants	—	—	—	—	(132,513)	—	—	(132,513)
Issuance of common stock pursuant to conversion of short-term debt	—	—	500,000	500	125,437	—	—	125,937
Issuance of warrants pursuant to conversion of short-term debt	—	—	—	—	74,063	—	—	74,063
Issuance of additional exchange shares	—	—	17,263,889	17,264	(17,264)	—	—	—
Issuance of common stock pursuant to conversion of convertible short-term debt	—	—	250,000	250	99,750	—	—	100,000
Issuance of common stock pursuant to warrant exchange	—	—	403,125	403	72,160	—	—	72,563
Conversion of Preferred Series B Stock	(2,650)	(2)	715,279	716	(714)	—	—	—
Repurchase of Series B Convertible Preferred Stock	(500)	(1)	—	—	(49,999)	—	—	(50,000)
Issuance of common stock to pay accrued dividends on Series B Convertible Preferred Stock	—	—	50,367	50	19,376	—	—	19,426
Issuance of common stock to pay accrued interest on convertible short-term debt	—	—	1,667	2	665	—	—	667
Issuance of common stock in exchange for consulting fees incurred	—	—	280,085	280	95,253	—	—	95,533
Deemed dividend on adjustment to exercise price on convertible debt and certain warrants	—	—	—	—	287,542	(287,542)	—	—
Deemed dividend on beneficial conversion features	—	—	—	—	32,592	(32,592)	—	—
Issuance of common stock per restricted stock award to executive (Note 9)	—	—	4,225,634	4,226	1,686,028	—	—	1,690,254
Issuance of warrants pursuant to short-term notes, related party	—	—	—	—	56,378	—	—	56,378
Issuance of warrants pursuant to extension of maturity date on convertible debt	—	—	—	—	106,158	—	—	106,158
Deemed dividend on Series D Convertible Preferred Stock	—	—	—	—	(60,493)	(3,130,146)	—	(3,190,639)
Beneficial conversion of Series D Convertible Preferred Stock	—	—	—	—	623,045	—	—	623,045
Finance costs on issuance of Series D Convertible Preferred Stock and related warrants	—	—	—	—	(37,618)	(66,265)	—	(103,883)
Issuance of warrants pursuant to private placement of Series D Convertible Preferred Stock	—	—	—	—	1,893,006	—	—	1,893,006
Stock based compensation	—	—	—	—	94,828	—	—	94,828
Accrued dividends on Series B Convertible Preferred Stock	—	—	—	—	(84,939)	—	—	(84,939)
Net loss	—	—	—	—	—	(29,807,878)	—	(29,807,878)
Balances – December 31, 2019	6,100	$6	99,768,704	$99,769	$28,172,146	$(37,362,531)	$(370,132)	$(9,460,742)

See accompanying notes to consolidated financial statements

F-5

H-CYTE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2019	2018
Cash Flows from Operating Activities
Net loss	$(29,807,878)	$(4,394,149)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	834,291	95,245
Loss on impairment	15,508,401	606,595
Amortization of debt discount	152,342	—
Interest and penalties on extension of short-term convertible notes	85,365	—
Stock based compensation	1,785,082	—
Loss on write-off of inventory	131,455	—
Common stock issued for consulting services	95,533	—
Issuance of warrants to extend short-term debt	106,158	—
Change in fair value of derivative liability – warrants and redemption put liability	(1,173,956)	—
Bad debt expense	90,137	—
Changes in operating assets and liabilities, net of purchase transaction:
Accounts receivable	48,195	2,189
Other receivables	(13,529)	—
Accounts receivable from related party	—	56,342
Prepaid expenses and other assets	(697,529)	83,855
Interest payable	(10,592)	158,371
Accounts payable	121,907	(97,638)
Accrued liabilities	(263,874)	(121,761)
Other current liabilities	(2,875)	353,414
Deferred revenue	720,092	(309,376)
Deferred rent	—	22,206
Net Cash Used in Operating Activities	(12,291,275)	(3,544,707)
Cash Flows from Investing Activities
Purchases of property and equipment	(20,686)	(11,295)
Purchases of intangible assets	—	(12,000)
Purchase of business, net of cash acquired	(302,710)	—
Cash excluded in Merger	(69,629)	—
Net Cash Used in Investing Activities	(393,025)	(23,295)
Cash Flows from Financing Activities
Proceeds from short-term notes, related party	1,635,000	180,000
Proceeds from line of credit, related parties	—	756,350
Repayment of line of credit, related parties	—	(1,856,350)
Proceeds from issuance of note payable, related parties	—	4,306,300
Payment of dividends	(14,684)	—
Payment on debt obligations	(370,636)	—
Proceeds from common stock, net of issuance costs	4,337,106	—
Proceeds from warrants, net of issuance costs	2,613,965	—
Proceeds from issuance of Series D Convertible Preferred stock, net of issuance costs	5,888,017
Payment on Preferred stock Series B redemption	(50,000)	—
Net Cash Provided by Financing Activities	14,038,768	3,386,300
Net Increase (Decrease) in Cash	1,354,468	(181,702)
Cash - Beginning of period	69,628	251,330
Cash - End of period	$1,424,096	$69,628

Supplementary Cash Flow Information
Cash paid for interest	$197,500	$25,812
Acquisition of State, LLC non-controlling interest	—	33,805
Property and equipment purchases included in accounts payable	—	184,800

Non-cash investing and financing activities
Common stock issued to pay accrued dividends	19,426	—
Deemed dividend on adjustment to exercise price on convertible debt and certain warrants	287,542	—
Deemed dividend on beneficial conversion features	32,592	—
Conversion of debt obligations to common stock	225,937	—
Issuance of common stock pursuant to warrant exchange	72,563	—
Issuance of warrants pursuant to conversion of short-term debt	74,063	—
Issuance of warrants pursuant to note payable, related party	56,378	—
Issuance of warrants to extend short-term debt	106,158	—
Deemed dividend on Series D Convertible Preferred Stock	3,190,639	—
Issuance of Warrants in connection with Series D Convertible Preferred Stock	1,893,006	—
Beneficial conversion of Series D Convertible Preferred Stock	623,045	—
Dividends accrued on Series B Convertible Preferred Stock	65,512	—
Right-of-use asset additions	1,165,785	—
Right-of-use liability additions	1,187,991	—

F-6

Notes to consolidated financial statements

Note 1 – description of the company

On July 11, 2019, MedoveX Corp. (“MedoveX”) changed its name to H-CYTE, Inc. (“H-CYTE” or the “Company”) by filing a Certificate of Amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of the State of Nevada. The name change and the Company’s new symbol, HCYT, became effective with FINRA on July 15, 2019. H-CYTE was incorporated in Nevada on July 30, 2013 as SpineZ Corp.

On October 18, 2018, H-CYTE (formerly named MedoveX) entered into an Asset Purchase Agreement (“APA”) with Regenerative Medicine Solutions, LLC, RMS Shareholder, LLC (“Shareholder”), Lung Institute LLC (“LI”), RMS Lung Institute Management LLC (“RMS LI Management”) and Cognitive Health Institute Tampa, LLC (“CHIT”), (collectively “RMS”). On January 8, 2019, the APA was amended, and the Company acquired certain assets and assumed certain liabilities of RMS as reported in the 8-K/A filed in March of 2019. Based on the terms of the APA and its amendment (collectively the “APA”), the former RMS members had voting control of the combined company as of the closing of the RMS acquisition. For accounting purposes, the acquisition transaction has been treated as a reverse acquisition whereby the Company is deemed to have been acquired by RMS and the historical financial statements prior to the acquisition date of January 8, 2019 now reflect the historical financial statements of RMS.

Prior to the merger of H-CYTE and RMS on January 8, 2019 (the “Merger”), the consolidated results for H-CYTE include Regenerative Medicine Solutions, LLC, LI, RMS Nashville, LLC (“Nashville”), RMS Pittsburgh, LLC (“Pittsburgh”), RMS Scottsdale, LLC (“Scottsdale”), RMS Dallas, LLC (“Dallas”), State, LLC (“State”), Cognitive Health Institute of Tampa (“CHIT”), RMS LI Management, and Shareholder and H-CYTE included Lung Institute Dallas, PLLC (“LI Dallas”), Lung Institute Nashville, PLLC (“LI Nashville”), Lung Institute Pittsburgh, PLLC (“LI Pittsburgh”), and Lung Institute Scottsdale, LLC (“LI Scottsdale”), as Variable Interest Entities (“VIEs”).

As of the merger, the consolidated results for H-CYTE include the following wholly-owned subsidiaries: H-CYTE Management, LLC (formerly Blue Zone Health Management, LLC), MedoveX Corp, Cognitive Health Institute, LLC, and Lung Institute Tampa, LLC (formerly Blue Zone Lung Tampa, LLC) and the results of the aforementioned VIEs. Additionally, H-CYTE Management, LLC is the operator and manager of the various Lung Health Institute (LHI) clinics: LI Dallas, LI Nashville, LI Pittsburgh, and LI Scottsdale.

The Company has two divisions: the medical biosciences division (“Biosciences division”) and the DenerveX medical device division (“DenerveX division”). The Company has decided to focus its available resources on the Biosciences division as it represents a significantly greater opportunity than the DenerveX division as explained below. The Company is no longer manufacturing or selling the DenerveX device.

Healthcare Medical Biosciences Division (Biosciences division)

The Company’s Biosciences division is a medical biosciences company that develops and implements innovative treatment options in regenerative medicine to treat an array of debilitating medical conditions. Committed to an individualized patient-centric approach, this division consistently provides oversight and management of the highest quality care while producing positive medical outcomes.

On June 21, 2019, H-CYTE entered into an exclusive product supply agreement with Rion, LLC (“Rion”) to develop and distribute a FDA approved therapy (known as L-CYTE-01) for chronic obstructive pulmonary disease (“COPD”), the fourth leading cause of death in the U.S. Rion has established a novel technology to harness the healing power of the body. Rion’s innovative exosome technology, based on science developed at Mayo Clinic, provides an off-the-shelf platform to enhance healing in soft tissue, musculoskeletal, cardiovascular and neurological organ systems. This agreement provides for a 10-year exclusive and extendable supply agreement with Rion to enable H-CYTE to develop proprietary biologics.

On October 9, 2019, the Company entered into a services agreement with Rion which provides the Company the benefit of Rion’s resources and expertise for the limited purpose of (i) consulting with and assisting H-CYTE in the further research and development for the generation of a new cellular therapy (L-CYTE-01) and (ii) subsequently assisting H-CYTE in seeking and obtaining FDA Phase 1 IND clearance for L-CYTE-01. Rion also agrees to consult with H-CYTE in its arrangement for services from third parties unaffiliated with Rion to support research, development, regulatory approval, and commercialization of L-CYTE-01.

F-7

With these agreements, Rion will serve as the product supplier and co-developer of L-CYTE-01 with H-CYTE for the treatment of chronic lung diseases. H-CYTE will control the commercial development and facilitate the clinical trial investigation. After conducting joint research and development of these biologics, H-CYTE intends to pursue submission of an investigational new drug (IND) application for review by the FDA for treatment of COPD. The Company also applied for a grant in March 2020 through Biomedical Advanced Research and Development Authority (“BARDA”) to develop a protocol for the treatment of COVID-19. There can be no assurances that the Company will receive this grant.

Proprietary Medical Device Business (DenerveX division)

The Company’s business of designing and marketing proprietary medical devices for commercial use in the U.S. and Europe began operations in late 2013. The Company received CE marking in June 2017 for the DenerveX System, and it became commercially available throughout the European Union and several other countries that accept CE marking. In addition to the DenerveX device itself, the Company has developed a dedicated Electro Surgical Generator, the DenerveX Pro-40, to power the DenerveX device. Commercial production has been suspended since the first quarter of 2019. There was less than $100,000 in revenue from the product in 2019.

In the second quarter of 2019, the Company determined that their contract manufacturer was not able to meet the requirements for producing the finished DenerveX product. Additionally, in its evaluation of its current distribution channels, the Company determined that many of these channels were not cost effective. As a result of the above evaluations, certain European distributor agreements were terminated; all other representatives were notified that the Company had temporarily suspended the manufacture and sale of the DenerveX product; the Company continued to source alternative manufacturing and distributor options; and the Company is considering other product monetizing strategies, including, but not limited to, strategic partnerships. To date, these efforts have not been successful.

In the first quarter of 2020, the Company made the decision to stop any further efforts to source alternative manufacturing and distributor options or other product monetizing relationships for the DenerveX product. Although the Company believes the DenerveX technology has value, the Company does not believe it will realize the value in the foreseeable future.

Considering the events and circumstances described above, the Company performed a long-lived asset impairment analysis. Based on the assumption there would be no future cash flows associated with the DenerveX product, management recorded an impairment loss of $2,944,000 for the unamortized intangible-technology for the year ended December 31, 2019.

The DenerveX Pro-40 generator is provided to customers agreeing to purchase the DenerveX device and cannot be used for any other purpose. Due to the generator not being able to be used for any other purpose, the Company has written off inventory totaling $131,000 as obsolete for the year ended December 31, 2019.

F-8

Note 2 - Liquidity, Going Concern and Management’s Plans

The Company incurred net losses of approximately $29,808,000 and $4,394,000 for the years ending December 31, 2019 and 2018, respectively. The Company has historically incurred losses from operations and expects to continue to generate negative cash flows as the Company’s revenue activities are suspended and as the Company implements its business plan. The consolidated financial statements are prepared using accounting principles generally accepted in the United States (“U.S. GAAP”) as applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Biosciences division will incur losses until sufficient revenue is attained utilizing the infusion of capital resources to expand marketing and sales initiatives along with the development of a L-CYTE-01 protocol and taking that protocol through the FDA process.

The recent coronavirus outbreak (“COVID-19”) has adversely affected the Company’s financial condition and results of operations. The impact of the outbreak of COVID-19 on the businesses and the economy in the U.S. and the rest of the world is, and is expected to continue to be, significant. The extent to which the COVID-19 outbreak will impact business and the economy is highly uncertain and cannot be predicted. Accordingly, the Company cannot predict the extent to which its financial condition and results of operation will be affected. The Company recently has taken steps to protect its vulnerable patient base (elderly patients suffering from chronic lung disease) by cancelling all treatments effective March 23, 2020 through at least the end of July. This decision has put significant financial strain on the Company. The Company made the decision in late March, to layoff approximately 40% of its employee base, including corporate and clinical employees and to cease operations at the LHI clinics in Tampa, Scottsdale, Pittsburgh, and Dallas. The Company will reevaluate when operations will recommence at these clinics as more information about COVID-19 becomes available.

The Company believes these expense reductions are necessary during the unexpected COVID-19 pandemic. Due to COVID-19, the Company is not expecting to be able to generate revenue until, at the earliest, August 2020. The Company has contacted its patients that are scheduled to come in for treatment, both first time patients and recurring patients, and have rescheduled these patients to August 2020. There is no guarantee that the Company will be able to treat patients as soon as August 2020; as such, the Company cannot estimate when it will be safe to treat patients and generate revenue. The Company’s fourth quarter 2019 revenue was approximately $1.8 million. The Company expects that the first quarter of 2020 will be substantially less than the fourth quarter of 2019, and future quarters’ revenue is dependent on the timing of being able to treat patients again. The Company will continue to focus on its goal of taking the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases. The Company is currently evaluating if its protocol has the potential to help people affected by COVID-19, but more research will need to be completed before a definitive conclusion can be reached.

With the Company’s revenue-generating activities suspended, the Company will need to raise cash from debt and equity offerings to continue with its efforts to take the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases. There can be no assurance that the Company will be successful in doing so.

On March 27, 2020 and April 9, 2020, the Company issued a demand note (the “Note”), each one in the principal amount of $500,000 to FWHC Bridge, LLC (the “Investor”) for a total of $1,000,000 in exchange for loans in such amount to cover working capital needs. Each Note bears simple interest at a rate of 8% per annum. The Investor is an affiliate of a pre-existing shareholder of the Company having been the lead investor in the Company’s recent Series D Convertible Preferred Stock Offering.

On April 17, 2020, the Company entered into a Secured Convertible Note and Warrant Purchase Agreement (the “April SPA”) with an aggregate of 32 investors (the “Purchaser(s)”) pursuant to which the Company received an aggregate of $2,812,445 in gross proceeds (the “April Offering”). The proceeds of the April Offering will be used for working capital and general corporate purposes. The April Offering resulted in the issuance of an aggregate of $2,812,445 in Secured Convertible Promissory Notes (the “April Secured Notes’). The April Secured Notes bear interest at 12% per annum and have a maturity date of October 31, 2020. The April Secured Notes are secured by all of the Company’s assets pursuant to a security agreement and an intellectual Property Security Agreement which are included as Exhibits to this Annual report on Form 10-K. The conversion price of the April Secured Notes shall be equal to the lesser of (i) the price per share paid by an investor, in the Qualified Financing (as defined below) for such new securities and (ii) the price per share obtained by dividing (x) $3,000,000 by the number of fully diluted shares outstanding immediately prior to the Qualified Financing. Qualified Financing is defined as an offering of preferred stock of at least $3.6 million, exclusive of the conversion of any April Secured Note or the Backstop Commitment (as defined below), at a price of at least $0.01279 per share. The obligations on the April Secured Notes are guaranteed by each of the Company’s subsidiaries. FWHC Bridge, LLC, which is an affiliate of FWHC, who has acted as our lead investor in the last several financing transactions and was the lender of the $1,000,000 loaned to the Company in March and April, was the lead investor in the April Offering purchasing $1,535,570 of April Secured Notes. YPH Holdings, LLC, which is an affiliate of Michael Yurkowsky, who is a Director of the Company, purchased $25,000 of April Secured Notes on the same terms as all other investors.

Each Purchaser received a warrant to purchase 100% of the aggregate number of shares of common stock into which such Purchaser’s April Secured Note may ultimately be converted, except that the holders of the Notes issued in March and April in the total amount of $1,000,000 received warrants to purchase up to 200% of the aggregate number of shares of Common stock into which such Note may ultimately be converted The April Warrants have an exercise price equal to the purchase price in the Qualified Offering.

F-9

The April SPA provides a commitment on the part of each Purchaser to agree to invest an identical amount (as purchased in the April Offering) in the Qualified Offering as a backstop commitment (the “Backstop Commitment”). The Qualified Offering is contemplated to be made in the form of a rights offering to holders of all of the Company’s common stock. Accordingly, in the event that any stockholders do not participate in the Qualified Offering, their purchase would be filled by the Purchasers on a pro rata basis. In the event that any Purchaser fails to fulfil its Backstop Commitment then the April Warrants issued to such Purchaser in the April Offering will be cancelled.

In connection with the April Offering, the Company’s CEO Bill Horne entered into an amendment letter to his employment agreement which provides that his salary will be reduced to $0 per month; provided that on the date that the Company receives FDA approval to commence clinical trials for its products, Mr. Horne’s salary will be increased to a total of $18,750 per month (i.e. $225,000 per annum. Mr. Horne also agreed to subordinate the promissory notes owed to him by the Company to the April Secured Notes.

As part of the April Offering, the holders of certain existing warrants which contained anti- dilution price protection and other objectionable features that would have been triggered by the April Offering agreed to a one- time adjustment of their exercise price to $.015 per share and to gross up the number of warrants issuable. In consideration, the holders of such pre-existing warrants waived all future anti- dilution price protection.

In addition, in connection with the April Offering, the Company entered into an amendment with the Investor for the remaining convertible notes which were originally issued in 2018 and assumed in the Merger. These notes have a principal amount of $424,615 as of December 31, 2019. The amendment provides that the conversion price of the notes will be equal to the purchase price in the Qualified Offering. The holder waived all future anti-dilution price protection.

As of December 31, 2019, the Company had cash on hand of $1,424,096. Cash on hand at April 13, 2020 was approximately $585,000. The Company’s cash is insufficient to fund its operations in the near-term and the Company will need to raise additional capital through debt or equity offerings to continue operations.

There can be no assurance that the Company will be able to raise additional funds or that the terms and conditions of any future financings will be workable or acceptable to the Company or its shareholders. In the event the Company is unable to fund its operations from existing cash on hand, operating cash flows, additional borrowings or raising equity capital, the Company may be forced to reduce our expenses, or discontinue operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Basis Of Presentation And Summary of Significant Accounting Policies

Based on the terms of the APA, the former RMS members had voting control of the combined company as of the closing of the Merger. RMS is deemed to be the acquiring company for accounting purposes and the transaction is accounted for as a reverse acquisition under the acquisition method of accounting for business combinations in accordance with U.S. GAAP. The assets acquired and the liabilities assumed of RMS included as part of the purchase transaction are recorded at historical cost. Accordingly, the assets and liabilities of H-CYTE are recorded as of the Merger closing date at their estimated fair values.

The audited consolidated balance sheets, consolidated statements of operations, consolidated statements of stockholders’ deficit, and the consolidated statements of cash flows do not reflect the historical financial information related to H-CYTE prior to the Merger as they only reflect the historical financial information related to RMS. For the audited consolidated statements of stockholders’ deficit, the common stock, preferred stock, and additional paid in capital reflect the accounting for the stock received by the RMS members as of the Merger as if it was received at the beginning of the periods presented.

Principles of Consolidation

U.S. GAAP requires that a related entity be consolidated with a company when certain conditions exist. An entity is considered to be a VIE when it has equity investors who lack the characteristics of having a controlling financial interest, or its capital is insufficient to permit it to finance its activities without additional subordinated financial support. Consolidation of a VIE by the Parent would be required if it is determined that the Parent will absorb a majority of the VIE’s expected losses or residual returns if they occur, retain the power to direct or control the VIE’s activities, or both.

The accompanying audited consolidated financial statements include the accounts of the Parent, its wholly owned subsidiaries, and its VIEs. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

In preparing the financial statements, U.S. GAAP requires disclosure regarding estimates and assumptions used by management that affect the amounts reported in financial statements and accompanying notes. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company’s cash balances at December 31, 2019 and 2018 consists of funds deposited in checking accounts with commercial banks.

Accounts Receivable

Accounts receivable represent amounts due from customers for which revenue has been recognized. Generally, the Company does not require collateral or any other security to support its receivables. Trade accounts receivable are stated net of an estimate made for doubtful accounts, if any. Management evaluates the adequacy of the allowance for doubtful accounts regularly to determine if any account balances will potentially be uncollectible. Customer account balances are considered past due or delinquent based on the contractual agreement with each customer. Accounts are written off when, in management’s judgment, they are considered uncollectible. At December 31, 2019 and December 31, 2018, management believes no allowance is necessary. For the year ended December 31, 2019 and 2018, the Company recorded bad debt expense of approximately $90,000 and $3,000, respectively.

F-10

Impairment of Long-Lived Assets

The Company reviews the values assigned to long-lived assets, including property and equipment and certain intangible assets, to determine whether events and circumstances have occurred which indicate that the remaining estimated useful lives may warrant revision or that the remaining balances may not be recoverable. The evaluation of asset impairment requires management to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment, and actual results may differ from estimated amounts. In such reviews, undiscounted cash flows associated with these assets are compared with their carrying value to determine if a write-down to fair value is required.

For the year ended December 31, 2019 and 2018, the Company recognized an impairment charge of approximately $2,944,000 and $607,000, respectively, related to certain intangible assets (See Note 7).

Goodwill

Goodwill represents the excess of purchase price over fair value of net identified tangible and intangible assets and liabilities acquired. The Company does not amortize goodwill; it tests goodwill for impairment on at least an annual basis. An impairment loss, if any, is measured as the excess of the carrying value of the reporting unit over the fair value of the reporting unit.

As of December 31, 2019, the Company performed a quantitative test and determined that the carrying value of the reporting unit exceeded the fair value. The Company’s goodwill balance was determined to be impaired as of the balance sheet date due to the adverse financial results for 2019, the negative projected cash results for 2020 and a significant decline in its market capitalization. As a result, we recorded a goodwill impairment charge of approximately $12,564,000 during the year ended December 31, 2019 (See Note 7).

Leases

In February 2016, the Financial Accounting Standard Board (“FASB”) established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02 (as amended), which requires lessees to recognize leases on the balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than twelve months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The Company has not entered into significant lease agreements in which it is the lessor. For the lease agreements in which the Company is lessee, under Topic 842, lessees are required to recognize a lease liability and right-of-use asset for all leases (except for short-term leases) at the lease commencement date. Effective January 1, 2019, the Company adopted this guidance, applied the modified retrospective transition method and elected the transition option to use the effective date as the date of initial application. The Company recognized the cumulative effect of the transition adjustment on the consolidated balance sheet as of the effective date and did not provide any new lease disclosures for periods before the effective date. With respect to the practical expedients, the Company elected the package of transitional-related practical expedients and the practical expedient not to separate lease and non-lease components.

F-11

Other Receivables

Other receivables totaling approximately $19,000 and $5,000 at December 31, 2019 and 2018, respectively include receivables from the non-acquired Lung Institute, LLC due to Lung Institute Tampa, LLC for approximately $10,000 and $0, and approximately $9,000 and $5,000 reimbursement receivable for expenses from RMS at December 31, 2019 and 2018, respectively. The $10,000 receivable was a result of the Lung Institute, LLC being a transitory entity for Lung Institute Tampa, LLC while the merchant services accounts are being transferred.

Revenue Recognition

The Company recognizes revenue in accordance with U.S. GAAP as outlined in the FASB ASC 606, Revenue From Contracts with Customers, which requires that five steps be completed to determine when revenue can be recognized: (i) identify the contract with the customer; (ii) identity the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfies a performance obligation. The Company records revenue under ASC 606 when control is transferred to the customer.

The Company uses a standard pricing model for the types of cellular therapy treatments that is offered to its patients. The transaction price accounts for medical, surgical, facility, and office services rendered by the Company for consented procedures and is recorded as revenue. The Company recognizes revenue when the terms of a contract with a patient are satisfied.

The Company offers two types of cellular therapy treatments to their patients.

1)	The first type of treatment includes medical services rendered typically over a two-day period in which the patient receives cellular therapy. For this treatment type, revenue is recognized in full at time of service.

2)	The Company also offers a four-day treatment in which medical services are rendered typically over a two-day period and then again, approximately three months later, medical services are rendered for an additional two days of treatment. Payment is collected in full for both service periods at the time the first treatment is rendered. Revenue is recognized when services are performed based on the estimated standalone selling price of each service. The Company has deferred recognition of revenue amounting to approximately $1,046,000 and $326,000 at December 31, 2019 and 2018, respectively.

The Company’s policy is to not offer refunds to patients. However, in limited instances the Company may make exceptions to this policy for extenuating circumstances. These instances are evaluated on a case by case basis and may result in a patient refund. Management performed an analysis of its customer refund history for refunds issued related to prior year’s revenue. Management used the results of this historical refund analysis to record a reserve for anticipated future refunds related to recognized revenue. At December 31, 2019 and 2018, the estimated allowance for refunds was approximately $63,000 and $0, respectively and is recorded in a contra revenue account.

Research and development costs

Research and development expenses are recorded in operating expenses in the period in which they are incurred.

Advertising

Advertising costs are recorded in operating expenses in the period in which they are incurred.

Stock-Based Compensation

The Company maintains a stock option incentive plan and accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation. The Company recognizes share-based compensation expense, net of an estimated forfeiture rate, over the requisite service period of the award to employees and directors. As required by fair value provisions of share-based compensation, employee and non-employee share-based compensation expense recognized is calculated over the requisite service period of the awards and reduced for estimated forfeitures.

F-12

Income Taxes

The Company utilizes the liability method of accounting for income taxes as set forth in FASB ASC Topic 740, “Income Taxes”. Under the liability method, deferred taxes are determined based on temporary differences between the financial statement and tax bases of assets and liabilities using tax rates expected to be in effect during the years in which the difference turns around. The Company accounts for interest and penalties on income taxes as income tax expense. A valuation allowances is recorded when it is more likely than not that a tax benefit will not be realized. In determining the need for valuation allowances the Company considers projected future taxable income and the availability of tax planning strategies.

From inception to December 31, 2019, the Company has incurred net losses and, therefore, has no current income tax liability. The net deferred tax asset generated by these losses is fully reserved as of December 31, 2019 and 2018, respectively, since it is currently likely that the benefit will not be realized in future periods.

As a result of the acquisition, the Company is required to file federal income tax returns and state income tax returns in the states of Arizona, Florida, Georgia, Minnesota, Pennsylvania, Tennessee, and Texas. There are no uncertain tax positions at December 31, 2019 or December 31, 2018. The Company has not undergone any tax examinations since inception.

Net Loss Per Share

Basic loss per share is computed on the basis of the weighted average number of shares outstanding for the reporting period. Diluted loss per share is computed on the basis of the weighted average number of common shares plus dilutive potential common shares outstanding using the treasury stock method. Any potentially dilutive securities are antidilutive due to the Company’s net losses.

For the periods presented, there is no difference between the basic and diluted net loss per share: 44,806,076 warrants and 425,000 common stock options outstanding were considered anti-dilutive and excluded for the year ending December 31, 2019. At December 31, 2019, the only potentially dilutive shares would be from the conversion of the convertible debt and the conversion of preferred stock, Series B and Series D totaling 38,887,847 of common stock to be issued upon conversion of all these securities. There were no option or warrant exercises that would have been potentially dilutive. For the year ended December 31, 2018, there were no dilutive securities as the accounting acquirer did not historically have stock-based securities.

Fair Value Measurements

The Company measures certain non-financial assets, liabilities, and equity issuances at fair value on a non-recurring basis. These non-recurring valuations include evaluating assets such as long-lived assets and non-amortizing intangible assets for impairment; allocating value to assets in an acquired asset group; and applying accounting for business combinations.

The Company classified its stock warrants as either liability or equity instruments in accordance with ASC 480, “Distinguishing Liabilities from Equity” (ASC 480) and ASC 815, “Derivatives and Hedging” (ASC 815), depending on the specific terms of the warrant agreement. The Series B Warrants included a down-round protection feature that would also result in the issuance of additional shares of stock, are classified as liabilities pursuant to ASC 815 and are initially and subsequently measured at their estimated fair values. The Company will continue to record liability-classified warrants at fair value until the warrants are exercised, expire or are amended in a way that would no longer require these warrants to be classified as a liability. For additional discussion on the Series B Warrants, see Note 12.

The Company classified a redemption provision in its Series D Preferred Stock as a derivative liability in accordance with ASC 815. The Company will continue to record the redemption provision as a “Redemption Put Liability” until the Series D is converted or redeemed. For additional discussion on the Redemption Put Liability, see Note 12.

F-13

The Company uses the fair value measurement framework to value these assets and report the fair values in the periods in which they are recorded, adjusted above, or written down.

The fair value measurement framework includes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair values in their broad levels. These levels from highest to lowest priority are as follows:

●	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities;

●	Level 2: Quoted prices in active markets for similar assets or liabilities or observable prices that are based on inputs not quoted on active markets, but corroborated by market data; and

●	Level 3: Unobservable inputs or valuation techniques that are used when little or no market data is available.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

The Company evaluates its financial liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made. Although the Company believes that the recorded fair value of our financial instruments is appropriate at December 31, 2019, these fair values may not be indicative of net realizable value or reflective of future fair values. There were no financial assets or liabilities carried at fair value as of December 31, 2018.

Note 4– Business Acquisition

On January 8, 2019, MedoveX completed its business combination with RMS under which MedoveX purchased certain assets and assumed certain liabilities of RMS, otherwise referred to as the Merger. Pursuant to the terms of the APA, MedoveX issued to the shareholders of RMS 33,661 shares plus 6,111 additional Exchange Shares (based on closing the sale of $2 million of new securities) for a total of 39,772 shares of Series C Preferred Stock where each share of Series C Preferred stock automatically converted into 1,000 shares of common stock and represent approximately 55% of the outstanding voting shares of the Company.

F-14

Under the terms of the APA, the Company issued additional “Exchange Shares” to the shareholders of RMS to maintain the 55% ownership and not be diluted by the sale of convertible securities (“New Shares Sold”) until MedoveX raised an additional $5.65 million via the issuance of new securities. On the date of closing the Company issued 6,111 additional Exchange Shares to RMS Shareholders as a result of the issuance of additional securities, which are included in the 39,772 shares above. Subsequent to the closing of the purchase transaction, an incremental 11,153 additional Exchange Shares were issued, for a total of 17,264 additional Exchange Shares. All additional Exchange Shares have been issued to the shareholders of RMS and these Series C Preferred shares converted to 17,263,889 shares of common stock; no additional equity will be issued to RMS.

Because RMS shareholders owned approximately 55% of the voting stock of MedoveX after the transaction, RMS was deemed to be the acquiring company for accounting purposes (the “Acquirer”) and the transaction is accounted for as a reverse acquisition under the acquisition method of accounting for business combinations in accordance with U.S. GAAP. The assets acquired and the liabilities assumed of RMS included as part of the purchase transaction are recorded at historical cost. Accordingly, the assets and liabilities of MedoveX (the “Acquiree”) are recorded as of the Merger closing date at their estimated fair values.

Under the terms of the APA, MedoveX purchased certain assets and assumed certain liabilities of RMS. The assets of RMS reported on the MedoveX consolidated balance sheet as of December 31, 2018 that were excluded in the Merger on January 8, 2019 included the following: cash of approximately $70,000 convertible debt to a related party of approximately $4,300,000, interest payable of approximately $158,000, short-term notes, related party of approximately $180,000, accounts payable of approximately $398,000 and other current liabilities of approximately $285,000. Additionally, there were certain on-going litigation matters that were not assumed as part of the January 8, 2019 Merger.

Purchase Price Allocation

The purchase price for the acquisition of the Acquiree has been allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The acquisition-date fair value of the consideration transferred is as follows:

Common shares issued and outstanding	24,717,270
Common shares reserved for issuance upon conversion of the outstanding Series B Preferred Stock	2,312,500
Total Common shares	27,029,770
Closing price per share of MedoveX Common stock on January 8, 2019	$0.40
10,811,908
Fair value of outstanding warrants and options	2,220,000
Cash consideration to RMS	(350,000)
Total consideration	$12,681,908

Prior to the transaction, MedoveX had 24.5 million shares of common stock outstanding at a market capitalization of $9.8 million. The estimated fair value of the net assets of MedoveX was $8.4 million as of January 8, 2019. Measuring the fair value of the net assets to be received by RMS was readily determinable based upon the underlying nature of the net assets. The fair value of the MedoveX common stock is above the fair value of its net assets. The MedoveX net asset value is primarily comprised of definite-lived intangibles as of the closing and the RMS interest in the merger is significantly related to obtaining access to the public market. Therefore, the fair value of the MedoveX stock price and market capitalization as of the closing date is considered to be the best indicator of the fair value and, therefore, the estimated purchase price consideration.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition on January 8, 2019:

Cash	$(302,710)
Accounts receivable	145,757
Inventory	131,455
Prepaid expenses	46,153
Property and equipment	30,393
Other	2,751
Intangibles	3,680,000
Goodwill	12,564,401
Total assets acquired	$16,298,200
Accounts payable and other accrued liabilities	1,645,399
Derivative liability	1,215,677
Interest-bearing liabilities and other	755,216
Net assets acquired	$12,681,908

Intangible assets are recorded as definite-lived assets and amortized over the estimated period of economic benefit. Intangible assets represent the fair value of patents and related proprietary technology for the DenerveX System. During the fourth quarter of 2019 the Company recorded an impairment charge of $2,944,000 related to the carrying value of its intangible assets (see Note 3).

F-15

Goodwill is calculated as the difference between the acquisition-date fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed. Goodwill is not expected to be deductible for income tax purposes. Goodwill is recorded as an indefinite-lived asset and is not amortized but tested for impairment on an annual basis or when indications of impairment exist. During the fourth quarter of 2019 the Company recorded an impairment charge of approximately $12,564,000 related to the carrying value of goodwill (see Note 3).

The derivative liability relates to the liability associated with warrants issued with the securities purchase agreements executed in May 2018, which liability was assumed in the Merger (see Note 12).

Total interest-bearing liabilities and other liabilities assumed are as follows:

Notes payable	$99,017
Short-term convertible notes payable	598,119
Dividend payable	57,813
Deferred rent	267
Total interest-bearing and other liabilities	$755,216

Notes payable relate to promissory notes assumed by Acquiree in a 2015 acquisition, which was later divested in 2016, with the assumed promissory notes being retained by Acquiree. The Company finalized an eighteen-month extension on the notes extending the maturity date to March 1, 2021. Payments on both notes are due in aggregate monthly installments of approximately $5,800 and carry an interest rate of 5%. The promissory notes had outstanding balances of approximately $99,000 plus accrued interest of approximately $3,000 at January 8, 2019 (see Note 11) and promissory notes had outstanding balances of $78,000 as of December 31, 2019.

In the third quarter of 2018, convertible notes were issued pursuant to a securities purchase agreement with select accredited investors, whereby the Acquiree offered up to 1,000,000 units (the “Units”) at a purchase price of $50,000 per Unit. Each Unit consisted of (i) a 12% senior secured convertible note, initially convertible into shares of the Company’s common stock, par value $0.001 per share, at a conversion price equal to the lesser of $0.40 or ninety percent (90%) of the per share purchase price of any shares of common stock or common stock equivalents issued in future private placements of equity and/or debt securities completed by the Company following this offering of Units, and (ii) a three-year warrant to purchase such number of shares of the Company’s common stock equal to one hundred percent (100%) of the number of shares of common stock issuable upon conversion of the notes at $0.40. The warrants are exercisable at a price equal to the lesser of $0.75 or ninety percent (90%) of the per share purchase price of any shares of common stock or common stock equivalents issued in future private placements of the debt and/or equity securities completed by the Company following the issuance of warrants. As a result of the price adjustment feature, the conversion price of the convertible notes was adjusted to $0.36 per share.

In the offering, the Acquiree sold an aggregate of 15 Units and issued to investors an aggregate of $750,000 in principal amount of convertible notes and 1,875,000 warrants to purchase common stock, resulting in total gross proceeds of $750,000 to the Company. If converted at $0.40 the convertible notes sold in the offering are convertible into an aggregate of 1,875,000 shares of common stock. The Acquiree recorded the proceeds from the notes and the accompanying warrants, which accrete over the period the notes are outstanding, on a relative fair value basis of approximately $505,000 and $245,000, respectively. At acquisition date, the value of the notes was approximately $598,000. Due to the notes maturing in 2019, the warrants have fully accreted as of December 31, 2019.

The convertible notes had maturity dates between August and September 2019 and were renegotiated or repaid during the third and fourth quarters of 2019 (see Note 11).

F-16

The following schedule represents the amount of revenue and net loss attributable to the MedoveX acquisition which have been included in the consolidated statements of operations for the periods subsequent to the acquisition date:

For the Year Ended
December 31, 2019
Revenues	$67,631
Net loss attributable to MedoveX	$(4,754,680)

The following unaudited pro forma financial information represents the consolidated financial information as if the acquisition had been included in the consolidated results beginning on the first day of the fiscal year prior to its acquisition date. The pro forma results have been calculated after adjusting the results of the acquired entity to remove any intercompany transactions and transaction costs incurred and to reflect any additional depreciation and amortization that would have been charged assuming the fair value adjustments to property and equipment and intangible assets had been applied on the first day of the fiscal year prior to its acquisition date, together with the consequential tax effects. The pro forma results do not reflect any cost savings, operating synergies, or revenue enhancements that the combined entities may achieve as a result of the acquisition; the costs to combine the companies’ operations; or the costs necessary to achieve these cost savings, operating synergies or revenue enhancements. The pro forma results do not necessarily reflect the actual results of operations of the combined companies under the current ownership and operation.

	For the Year Ended December 31, 2018
	RMS	MedoveX	Pro Forma
Revenues	$7,883,115	$818,211	$8,701,326
Net loss	(4,394,149)	(4,908,644)	(9,302,793)
Net loss attributable to common shareholders	(4,394,149)	(5,477,873)	(9,872,022)

Loss per share- basic and diluted	$(0.13)	$(0.23)	$(0.17)

Note 5 – Right-of-use Asset And Lease Liability

Upon adoption of ASU No. 2016-02 (as amended) (See Note 3), additional current liabilities of approximately $475,000 and long-term liabilities of approximately $713,000 with corresponding ROU assets of approximately $1,167,000 were recognized, based on the present value of the remaining minimum rental payments under the new leasing standards for existing operating leases.

The audited consolidated balance sheet at December 31, 2019 reflects current lease liabilities of approximately $454,000 and long-term liabilities of $302,000, with corresponding ROU assets of $738,000.

The components of lease expense for the years ended December 31, 2019 and 2018, respectively, are as follows:

	Year ended December 31,
	2019	2018
Operating lease expense	$579,770	$533,035

Cash paid for amounts included in the measurement of lease liabilities for the years ended December 31, 2019 and 2018, respectively, are as follows:

	Year ended December 31,
	2019	2018
Operating cash flows from operating leases (1)	$579,770	$-

F-17

Supplemental balance sheet and other information related to operating leases are as follows (1):

December 31, 2019
Operating leases:
Operating leases right-of-use assets	$738,453
Lease liability, current	453,734
Lease liability, net of current portion	302,175
Total operating lease liabilities	$755,909
Weighted average remaining lease term	2.2 years
Weighted average discount rate	7.75%

(1)	There is no comparable information for operating leases at or for the year ended December 31, 2018 since the Company adopted ASU No. 2016-02 on January 1, 2019 and elected to recognize operating lease right-of-use assets and operating lease liabilities at the adoption date.

Maturities of operating lease liabilities as of December 31, 2019 are as follows:

Operating leases
Operating leases:
Due in one year or less	$492,141
Due after one year through two years	154,559
Due after two years through three years	102,891
Due after three years through four years	69,333
Total lease payments	818,924
Less interest	(63,015)
Total	$755,909

Operating lease expense and cash flows from operating leases for year ended December 31, 2019 totaled approximately $580,000 and are included in the “Other general and administrative” section of the audited consolidated statement of operations.

The Company leases corporate office space in Tampa, FL and Atlanta, GA. The Company also leases medical clinic space in Tampa, FL, Nashville, TN, Scottsdale, AZ, Pittsburgh, PA, and Dallas, TX. The leasing arrangements contain various renewal options that are adjusted for increases in the consumer price index or agreed upon rates. Each location has its own expiration date ranging from April 30, 2020 to August 31, 2023.

Note 6 - Property and Equipment

Property and equipment, net, consists of the following:

	Useful Life	December 31, 2019	December 31, 2018
Furniture and fixtures	5-7 years	$231,222	$149,285
Computers and software	3-7 years	244,039	278,234
Leasehold improvements	15 years	157,107	156,133
		632,368	583,652
Less accumulated depreciation		(412,665)	(316,736)

Total		$219,703	$266,916

Depreciation expense was approximately $98,000 and $95,000, respectively, for the years ended December 31, 2019 and 2018. The Company uses the straight-line depreciation method to calculate depreciation expense.

F-18

Note 7 - Intangible Assets and Goodwill

The Company’s intangible assets are patents and related proprietary technology for the DenerveX System. For 2019, total amortization expense related to acquisition-related intangible assets was $736,000 included in operating expense in the accompanying consolidated statement of operations.

The Company decided to permanently suspend manufacture and sale of the DenerveX product for the foreseeable future, as it has been unsuccessful in its attempts to source cost effective alternative manufacturing and distributor options for the product. The Company has no future plans to commit any additional resources related to the future development or sales efforts for the product, as it has determined that the cost to relaunch the product back to market to be significant and indeterminable due to issues with the manufacturing and sterilization of the product. The DenerveX System no longer represents part of the Company’s core strategic plans for the future. The Company believes that it is more likely than not that the carrying value will not be recoverable. As a result, during the fourth quarter of 2019 the Company recorded a charge of $2,944,000 to impair the carrying value of the technology related intangible. This charge was recorded within the caption, “Loss on impairment” in the accompanying consolidated statements of operations.

The Company’s goodwill balance was determined to be impaired as of the balance sheet date due to the adverse financial results for 2019, the negative projected cash results for 2020 and a significant decline in its market capitalization. The Company concluded that the fair value of the reporting unit was less than the carrying amount in excess of goodwill. As a result, during the fourth quarter of 2019 the Company recorded a $12,546,000 impairment charge, which is presented within the caption, “Loss on impairment” in the accompanying consolidated statements of operations.

For the year ended December 31, 2018, the Company recognized approximately $607,000 in impairment loss related to the write-off of the capitalized costs for the design and development of an application to be sold on the iOS and Android store platforms.

Note 8 – Related Party Transactions

Consulting Expense

Effective February 1, 2019, the Company entered into an oral consulting agreement with Mr. Raymond Monteleone, Board Member and Chairman of the Audit Committee, in which Mr. Monteleone receives $10,000 per month for advisory services and $5,000 per quarter as Audit Committee Chair in addition to regular quarterly board meeting fees. This arrangement has no specified termination date. For year ended December 31, 2019 and 2018, the Company has expensed approximately $125,000, and $0 in compensation to Mr. Monteleone, respectively. Effective March 25, 2020, the Company reduced the advisory services to $5,000 per month and the fees per quarter as the Audit Committee Chair to $2,500.

The Company entered into an oral consulting arrangement with St. Louis Family Office, LLC, controlled by Jimmy St. Louis, former CEO of RMS, in January 2019 in the amount of $10,000 per month plus benefits reimbursement for advisory services. The Company terminated this agreement effective June 30, 2019. For year ended December 31, 2019, the Company expensed approximately $68,000 in consulting fees to St. Louis Family Office.

F-19

The Company entered into a consulting agreement with Strategos Public Affairs, LLC (Strategos) on February 15, 2019 for a period of twelve months, unless otherwise terminated by giving thirty days prior written notice. A close family member of the Company’s CEO is a partner in Strategos. The monthly fee started at $4,500 and increased to approximately $7,500 per month. Strategos will provide information to key policymakers in the legislature and executive branches of government on the benefits of the cellular therapies offered by LHI, advocate for legislation that supports policies beneficial to patient access and oppose any legislation that negatively impacts the Company’s ability to expand treatment opportunities, and position the Company and its related entities as the expert for information and testimony. For the year ended December 31, 2019, the Company expensed approximately $71,000. The Company terminated this agreement in March 2020.

Board Members and Board Member Expenses

In July 2019, the Board appointed Dr. Andre Terzic and Dr. Atta Behfar to the Board. On November 18, 2019, Dr. Andre Terzic and Dr. Atta Behfar resigned from the Company’s Board of Directors to avoid any potential conflicts that could arise from the Company’s Service Agreement with Rion. Drs. Terzic and Behfar are co-founders of Rion.

For the year ended December 31, 2019, and December 31, 2018 the Company paid $5,000 and $0, respectively, each for Board of Director fees to Michael Yurkowsky and to Raymond Monteleone for a total of $10,000, and $0 respectively.

Debt and Other Obligations

The Company had various related party transactions in 2018. For the period of January 1, 2018 to March 13, 2018, the Company received approximately $528,000 from one of its shareholders (RMS members) and approximately $228,000 from its CEO (RMS CEO) as part of a line of credit that was established in 2017. On March 13, 2018, the entire $1,856,000 line of credit received from the RMS members and the CEO, including contributions from 2017, was transferred to the BioCell Capital, LLC debt instrument, (“BioCell Capital Line of Credit”).

The BioCell Capital Line of Credit also consisted of capital contributions from related parties totaling approximately $4,306,000, inclusive of the aforementioned $1,856,000, to RMS in 2018. The BioCell Capital Line of Credit was converted to RMS members’ equity and was excluded from the APA on January 8, 2019.

The Company also received a short-term advance from one of its shareholders (RMS members), who was also the CEO of H-CYTE, in the amount of $180,000 in December 2018 for working capital needs. This liability was not assumed in the Merger.

The short-term notes, related party as of December 31, 2019 of $1,635,000 is comprised of four loans made to the Company during 2019, by Horne Management, LLC, controlled by Chief Executive Officer, William E. Horne. These were advanced for working capital purposes and had the terms as indicated below.

A loan for $900,000 was made on July 25, 2019. This loan accrues interest at 5.5% and is due and payable upon demand of the creditor.

A loan for $350,000 was made on September 26, 2019 with the following terms:

●	12% interest rate with a maturity date of March 26, 2020.
●	The Company was unable to pay back the principal and interest by November 26, 2019; therefore, it issued to Lender a three-year warrant to purchase 400,000 shares of the Company’s common stock with a purchase price of $0.75 per share in accordance with the terms of the note.
●	The Company was unable to pay back the loan on March 26, 2020, therefore, the interest rate increased to 15%.

F-20

A loan for $150,000 was made on October 28, 2019 with the following terms:

●	12% interest rate with a maturity date of April 28, 2020.
●	The Company was unable to pay back the principal and interest by December 28, 2019; therefore, it issued to Lender a three-year warrant to purchase 171,429 shares of the Company’s common stock with a purchase price of $0.75 per share in accordance with the terms of the note.
●	If the Company is unable to pay the loan as of April 28, 2020, the interest rate increases to 15%.

A loan for $235,000 was made on November 13, 2019 with the following terms:

●	12% interest rate with a maturity date of May 13, 2020.
●	The Company was unable to pay back the principal and interest by January 13, 2020, therefore in January 2020 it issued to Lender a three-year warrant to purchase 268,571 shares of the Company’s common stock with a purchase price of $0.75 per share in accordance with the terms of the note.
●	If the Company is unable to pay the loan as of May 13, 2020, the interest rate increases to 15%.

In connection with the April Offering, Mr. Horne subordinated his notes to the April Secured Notes.

Note 9 - Equity Transactions

For the consolidated statement of stockholders’ deficit as of December 31, 2018, the common stock, preferred stock and additional paid in capital reflect the accounting for the stock received by the RMS members as of the Merger as if it was received as of the beginning of the periods presented and the historical accumulated deficit of RMS. As of the closing of the Merger, before the contingent additional exchange shares impact from the sale of new securities, the stock received by RMS was 33,661 shares of Series C Preferred Stock, which was later converted into approximately 33,661,000 shares of common stock, with common stock par value of approximately $33,700 and additional paid-in capital of approximately $3,566,000. The historical accumulated deficit and non-controlling interest of RMS as of the closing was approximately $9,296,000 and $370,000, respectively.

Common Stock Issuance

On January 8, 2019, the Company entered into a securities purchase agreement (the “SPA”) with four purchasers (the “Purchasers”) pursuant to which the four Purchasers invested in the Company an aggregate amount of $2,000,000, with $1,800,000 in cash and $200,000 by cancellation of debt as explained below, in exchange for forty (40) units (the “Units”), each consisting of a convertible note (the “Convertible Note”) with the principal amount of $50,000 and a warrant (the “Warrant”) to purchase common stock (the “common stock”) of the Company at a purchase price of $0.75 per share. Pursuant to this SPA, the Company initially offered a minimum of $1,000,000 and a maximum of $6,000,000 of Units, and subsequently increased the maximum amount to $8,000,000 (the “Maximum Amount”) of Units at a price of $50,000 per Unit until the earlier of (i) the closing of the subscription of the Maximum Amount and (ii) March 31, 2019 (the “Termination Date”), subject to the Company’s earlier termination at its discretion. The SPA includes the customary representations and warranties from the Company and purchasers. Mr. Gorlin, the Company’s former Chairman of the Board, converted a $200,000 promissory note owed to him by the Company in exchange for four (4) Units on the same terms as all other Purchasers. Mr. Gorlin subsequently converted the promissory note underlying the Units into an aggregate of 500,000 shares of common stock, eliminating the Company’s debt obligation.

Each Convertible Note had an interest rate of 12% per annum, a principal amount of $50,000 maturity date of January 8, 2020, and are convertible into shares of common stock at a price of $0.40 subject to adjustment as provided for in the Convertible Note. Pursuant to the terms of the Convertible Note, each holder of the Convertible Note shall not own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock issuable upon exercise of such Convertible Note. If defaulted, the penalty interest rate of the Convertible Note shall rise to 18% per annum. In addition, each Warrant is exercisable at a price of $0.75 per share (the “Exercise Price”), subject to adjustments stated therein. The holder of each Warrant may purchase the number of shares of common stock equal to the number of shares of common stock issuable upon conversion of each Convertible Note while the Warrant is exercisable. The Warrants have a term of three years and shall be exercised in cash or on a cashless basis as described in the Warrant agreement. All Convertible Notes were converted into an aggregate of 18,000,000 shares of common stock upon closing. 17,500,000 of these shares were issued for cash and 500,000 shares were issued for conversion of short-term debt. The issuance costs for this private placement were approximately $133,000. Additionally, in July 2019, the Company raised $100,000 by selling 200,000 shares of common stock at $0.50 per share in a separate private placement. The Company also issued the investors 100,000 warrants with an exercise price of $1.00 per share. For the year ended December 31, 2019, the Company sold a total of 17,700,000 shares of common stock through private placements for cash and another 500,000 shares for conversion of short-term debt.

F-21

As reported on Form 8-K filings on January 25, 2019, February 8, 2019, March 15, 2019 and April 5, 2019, the Company entered into other SPA’s with additional purchasers, which brought the aggregate amount of capital raised in all these offerings to $7,000,000, as of that latest date, excluding the shares issued for conversion of short-term debt, discussed below. In July 2019, the Company raised $100,000 by selling 200,000 shares of common stock at $0.50 per share in a separate private placement which brought the total of raised from all these offerings to $7,100,000.

As a result of the sales of new securities of at least $5,650,000, the Company issued an additional 17,264 Series C Preferred Stock to RMS members in accordance with the provisions of the APA. These shares automatically converted to 17,263,889 shares of common stock.

All the Convertible Notes from the SPA, as well as the shares of Series C Preferred Stock issued to RMS members, were automatically converted into shares of common stock at closing.

In February 2019, 250,000 shares of common stock were issued pursuant to conversion of short-term debt and accrued interest.

In March 2019, the Company issued an aggregate of 130,085 shares of common stock at $0.40 per share for consulting fees in an amount equivalent to $52,033. In August 2019, the Company issued 150,000 shares of common stock to consultants in consideration of consulting services rendered to the Company. At the time of issuance, the fair market value of the shares was $0.29, and, as a result, $43,500 was expensed for the year ending December 31, 2019.

On April 25, 2019, the Company issued 4,225,634 shares of common stock valued at $0.40 per share to Mr. William E. Horne, the Company’s CEO, in a restricted stock award which was 100% vested when issued. The Company recognized approximately $1,690,000 of compensation expense during the year ended December 31, 2019 related to the restricted stock award. This restricted stock award was issued pursuant to his employment agreement with the Company, which stated that this restricted stock award (as well as the incentive stock options issued in the quarter ended March 31, 2019) would be fully vested if not issued within fifteen days of the Merger. Neither award was issued within that time frame and both awards became fully vested when issued. The aggregate number of shares of common stock from these two awards is 4,475,634 and was calculated based on 7% of the Company’s issued and outstanding common stock as of the closing of the Merger.

During the year ended December 31, 2019, 715,279 shares were issued pursuant to conversions of 2,650 shares of Series B Convertible Preferred Stock and 50,367 shares for accrued dividends thereunder.

In conjunction with the Series D Preferred financing (See Note 14), the Company offered the Series B warrant holders the option to exchange their warrants on the basis of 1 warrant for 0.40 common shares. Warrant holders chose to exchange 1,007,813 warrants with a fair value of approximately $75,000 for 403,125 shares of common stock. The Series B Warrants were adjusted to fair value on the date of the exchange with the change in fair value being recorded in earnings. The fair value of the common stock issued was $73,000 which approximated the fair value of the Series B Warrants exchanged.

F-22

Series B Preferred Stock Preferences

Voting Rights

Holders of Series B Preferred Stock (“Series B Holders”) have the right to receive notice of any meeting of holders of common stock or Series B Preferred Stock and to vote upon any matter submitted to a vote of the holders of common stock or Series B Preferred Stock. Each Series B Holder shall vote on each matter submitted to them with the holders of common stock.

Liquidation

Upon the liquidation or dissolution of the business of the Company, whether voluntary or involuntary, each Series B Holder shall be entitled to receive, for each share thereof, out of assets of the Company legally available therefore, a preferential amount in cash equal to the stated value plus all accrued and unpaid dividends. All preferential amounts to be paid to the Series B Holders in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company’s to the holders of the Company’s common stock but after the Series D Holders receive their respective liquidation value. The Company accrues these dividends as they are earned each period.

On January 8, 2019, the Company completed the issuance of Convertible Notes with a conversion price of $0.40. As a result, the exercise price on all of the warrants issued with the Series B Preferred Stock was adjusted downward to 90% of that conversion price, or $0.36.

The Company recognized a beneficial conversion feature related to the Series B Preferred Stock of approximately $33,000, which was credited to additional paid-in capital, and reduced the income available to common shareholders. Since the Series B Preferred Stock can immediately be converted by the holder, the beneficial conversion feature was immediately accreted and recognized as a deemed dividend to the preferred shareholders.

Series B preferred Stock Conversions and Repurchase

During the year ended December 31, 2019, 9,250 shares of Series B Preferred Stock, par value $0.001, and accrued dividends were assumed with the Merger and an aggregate of 2,650 shares of Series B Preferred Stock, and accrued dividends, were subsequently converted into an aggregate of 715,279 shares of the Company’s common stock. The Company also repurchased 500 shares of Series B Preferred Stock for $50,000 plus accrued dividends.

Debt Conversion

Convertible Notes and Promissory Note to Related Party

The $750,000 convertible notes payable assumed in the Merger had a fair value of approximately $598,000 on the acquisition date. Subsequently, on February 6, 2019, $100,000 of the outstanding Convertible Notes was converted into an aggregate of 250,000 shares of common stock, eliminating $100,000 of the Company’s debt obligation. The debt was converted into shares of common stock at $0.40 per share, in accordance with the SPA.

Stock-Based Compensation Plan

The Company utilizes the Black-Scholes valuation method to recognize stock-based compensation expense over the vesting period. The expected life represents the period that the stock-based compensation awards are expected to be outstanding.

Including the expense of approximately $1,690,000 related to the restricted stock award to the Company’s CEO and approximately $95,000 of compensation expense with respect to vested stock options, total stock-based compensation expense for the year ended December 31, 2019 was approximately $1,785,000. The recognition of the $1,690,000 in compensation expense was the result of the stock award being 100% vested upon issuance. This restricted stock award was issued pursuant to his employment agreement with the Company, which stated that this grant would be fully vested if not issued within fifteen days of the reverse merger transaction. The restricted stock award was not issued within that time frame and was fully vested when issued.

F-23

Stock Option Activity

For the year ended December 31, 2019, the Company recognized approximately $95,000, as compensation expense with respect to vested stock options. Since these stock options were assumed on January 8, 2019 as part of the Merger, there were no historical costs related to this prior to January 8, 2019. The expense for the year ended December 31, 2019 is primarily related to an option to purchase 250,000 shares of the Company’s common stock that was issued to the Company’s CEO pursuant to his employment agreement. These options were immediately vested upon issuance.

As of December 31, 2019, there were 3,750 shares of unvested stock options and unrecognized compensation expense totaled approximately $600. The remaining expense will be recognized as an expense on a straight-line basis over the remaining weighted average service period which is approximately 6.28 years.

The following is a summary of stock option activity for the year ending December 31, 2019:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Term (Years)
Outstanding at December 31, 2018	—	$—	—

Assumed with the Merger	557,282	$2.78	6.99
Other activity since January 8, 2019:
Granted	250,000	$0.40	9.02
Cancelled	(382,282)	$2.86	—
Outstanding at December 31, 2019	425,000	$1.38	7.71
Exercisable at December 31, 2019	421,250	$1.38	7.71

Non-Controlling Interest

For the year-ended December 31, 2019 and 2018, the Company consolidated the results for LI Dallas, LI Nashville, LI Pittsburgh and LI Scottsdale as VIEs. The Company owns no portion of any of these four entities which entities own their respective clinics; however, the Company maintains control through their management role for each of the clinics, in accordance with each clinic’s respective management agreement. Based on these agreements, the Company (RMS and RMS Management and now H-CYTE) has the responsibility to run and make decisions on behalf of the clinics, except for medical procedures. Beginning in January 2018, the Company adopted the policy for all of the VIEs that the management fee charged by the Company would equal the amount of net income from each VIE on a monthly basis, bringing the amount of the net income each month for each VIE to a net of zero. Due to this change in policy, there was no change in the non-controlling interest for the years ended December 31, 2018 or 2019 related to the net income as it was $0 each month through the management fee charged by the Company. The only change in the non- controlling interest balance in 2018 was related to the acquisition of 100% interest of State in 2018; there was no change in non-controlling interest in 2019.

Note 10 – Commitments & Contingencies

Biotechnology Agreement

On June 21, 2019, the Company entered into a 10-year exclusive and extendable product supply agreement with Rion that will enhance its existing cytotherapy product line, developing a disruptive technology for COPD, the fourth leading cause of death in the U.S. Rion has established a unique exosome technology to harness the healing power of the body. Rion’s novel exosome technology, based on science developed at Mayo Clinic, provides an off-the-shelf platform to enhance healing in soft tissue, musculoskeletal, cardiovascular and neurological organ systems. With this agreement, Rion will serve as the product supplier and will co-develop a proprietary cellular platform with H-CYTE for the treatment of COPD. H-CYTE will control the commercial development and facilitate clinical trial investigation. After conducting joint research and development of these biologics, H-CYTE intends to pursue submission of an investigational new drug (IND) application for review by the FDA for treatment of COPD.

F-24

On October 9, 2019, the Company entered into a services agreement with Rion, LLC which provides the Company the benefit of Rion’s resources and expertise for the limited purpose of (i) consulting with and assisting H-CYTE in the further research and development for the generation of a new cellular therapy (L-CYTE-01) and (ii) subsequently assisting H-CYTE in seeking and obtaining FDA Phase 1 IND clearance for L-CYTE-01. Rion also agrees to consult with H-CYTE in its arrangement for services from third parties unaffiliated with Rion to support research, development, regulatory approval, and commercialization of L-CYTE-01. The description of services around the L-CYTE-01 product include research and development, process development, point of care GMP process, and investigational new drug (IND) generation for submission to the FDA. The total compensation under the agreement is $1,500,000. H-CYTE paid Rion $750,000 in November, 2019 per the agreement to start the services outlined which is recorded as a prepaid expense on the balance sheet as of December 31, 2019 as services did not begin until 2020. The remaining $750,000 is due and payable upon the achievement of certain milestones in the services agreement; at this time, the Company is not able to estimate when these milestones will occur.

Regenerative Medical Equipment & Services Agreement

On December 1, 2019, H-CYTE entered into an agreement with Alliance Health Services S.C. to provide specialized equipment and supplies, medical practices, procedures and protocols for regenerative medicine. Additionally, certain related training, educational development, compliance, marketing, supply chain management, and support services are provided. H-CYTE is to receive as compensation for these services for a monthly fee of $5,000. Alliance Health Services also agrees to purchase the supplies needed for the regenerative medicine protocols at cost provided to H-CYTE from its manufacturer plus $450 per treatment utilization. H-CYTE prorated the initial monthly fee from $5,000 to $3,333 which were recorded as accounts receivable as of December 31, 2019. Due to the coronavirus pandemic, this agreement was suspended indefinitely on March 23, 2020.

Consulting Agreements

The Company entered into an agreement with Jesse Crowne, a former Director and Co-Chairman of the Board of the Company, to provide business development consulting services for a fee of $5,000 per month. Additionally, 62,500 shares of common stock at $0.29 per share was issued in connection with a separate agreement on August 29, 2019. The Company incurred expense of approximately $83,000 for the year ended December 31, 2019 related to these agreements. Since these agreements were assumed on January 8, 2019 as part of the Merger, there were no historical costs related to this prior to January 8, 2019.

The Company entered into a consulting agreement with LilyCon Investments, LLC effective February 1, 2019 for services related to evaluation and negotiation of future acquisitions, joint ventures, and site evaluations/lease considerations. The duration of the consulting agreement is for a period of twelve months in the amount of $12,500 per month with a $15,000 signing bonus. Either party may terminate this agreement with or without cause upon 30 days written notice. The agreement also provides LilyCon Investments with $35,000 in stock (to be calculated using an annual variable weighted average price from February 2019 through January 2020) to be granted on the one-year anniversary of this agreement, if the agreement has not been terminated prior to that date. For year ended December 31, 2019, the Company expensed a total of approximately $153,000 in compensation to LilyCon Investments. In February 2020, the Company issued LilyCon Investments $35,000 in shares of H-CYTE stock at an average share price of $0.31 per share for a total of 106,061 shares per the terms of the agreement. In March 2020, this agreement was modified to lower the monthly payment amount to $5,000. This agreement was terminated effective April 1, 2020.

Effective February 1, 2019, the Company entered into an oral consulting agreement with Mr. Raymond Monteleone, Board Member and Chairman of the Audit Committee, in which Mr. Monteleone receives $10,000 per month for advisory services and $5,000 per quarter as Audit Committee Chair in addition to regular quarterly board meeting fees. This arrangement has no specified termination date. For year ended December 31, 2019 and 2018, the Company has expensed approximately $125,000, and $0 in compensation to Mr. Monteleone, respectively. Effective March 25, 2020, the Company reduced the fees for the advisory services to $5,000 per month and the fees per quarter that Mr. Monteleone was to receive as the Audit Committee Chair to $2,500.

F-25

The Company entered into an oral consulting arrangement with St. Louis Family Office, LLC, controlled by Jimmy St. Louis, former CEO of RMS, in January 2019 in the amount of $10,000 per month plus benefits reimbursement for advisory services. The Company terminated this agreement effective June 30, 2019. For year ended December 31, 2019, the Company expensed approximately $68,000 in consulting fees to St. Louis Family Office.

The Company entered into a consulting agreement with Strategos Public Affairs, LLC (Strategos) on February 15, 2019 for a period of twelve months, unless otherwise terminated by giving thirty days prior written notice. The monthly fee started at $4,500 and increased to approximately $7,500 per month. Strategos will provide information to key policymakers in the legislature and executive branches of government on the benefits of the cellular therapies offered by the Lung Health Institute, advocate for legislation that supports policies beneficial to patient access and oppose any legislation that negatively impacts the Company’s ability to expand treatment opportunities, and position the Company and its related entities as the expert for information and testimony. For the year ended December 31, 2019, the Company expensed approximately $71,000. The Company terminated this agreement in March 2020.

The Company entered into a consulting agreement with Goldin Solutions, effective August 4, 2019, for media engagement and related efforts, including both proactive public relations and crisis management services. The agreement has a minimum term of six months, with a $34,650 monthly fee plus expenses payable each month, with the exception of a first month discount of $12,600. For year ended December 31, 2019, the Company expensed $162,000. The Company terminated this agreement in March 2020.

Distribution center and logistic services agreement

The Company has a non-exclusive distribution center agreement with a logistics service provider in Berlin, Germany pursuant to which they manage and coordinate the DenerveX System products which the Company exports to the EU through June 2020. The Company paid a fixed monthly fee of €4,500 (approximately $5,050 based on the EU exchange rate at December 31, 2019) for all accounting, customs declarations and office support, and a variable monthly fee ranging from €1,900 to €6,900 (approximately $2,300 to $8,300), based off volume of shipments, for logistics, warehousing and customer support services.

Total expenses incurred for the distribution center and logistics agreement were approximately $49,000 for the year ended December 31, 2019. Since this agreement was assumed on January 8, 2019 as part of the reverse merger transaction, there were no historical costs related to this prior to January 8, 2019.

Patent Assignment and Contribution Agreements

The terms of a Contribution and Royalty Agreement dated January 31, 2013 with Dr. Scott Haufe, M.D was assumed in the Merger as of January 8, 2019. This agreement provides for the Company to pay Dr. Haufe royalties equal to 1% of revenues earned from sales of any and all products derived from the use of the DenerveX technology. Royalties are payable to Dr. Haufe within 30 days after the close of each calendar quarter based on actual cash collected from sales of applicable products. The royalty period expires on September 6, 2030.

The Company incurred approximately $1,100 in royalty expense under the Contribution and Royalty agreement for the year ended December 31, 2019, all of which was included in accounts payable at December 31, 2019. Since this agreement was assumed on January 8, 2019 as part of the Merger, there were no historical costs related to this prior to January 8, 2019.

Due to the discontinuance of the DenerveX product, no further expense from this agreement is expected.

Litigation

From time to time, the Company may be involved in routine legal proceedings, as well as demands, claims and threatened litigation that arise in the normal course of our business. The ultimate amount of liability, if any, for any claims of any type (either alone or in the aggregate) may materially and adversely affect the Company’s financial condition, results of operations and liquidity. In addition, the ultimate outcome of any litigation is uncertain. Any outcome, whether favorable or unfavorable, may materially and adversely affect the Company due to legal costs and expenses, diversion of management attention and other factors. The Company expenses legal costs in the period incurred. The Company cannot assure that additional contingencies of a legal nature or contingencies having legal aspects will not be asserted against the Company in the future, and these matters could relate to prior, current or future transactions or events.

F-26

Guarantee

The Company has guaranteed payments based upon the terms found in the management services agreements to affiliated physicians related to LI Dallas, LI Nashville, LI Pittsburgh, LI Scottsdale, and LI Tampa. For year ended December 31, 2019 and 2018, payments totaling approximately $141,000 and $119,000, respectively, were made to these physicians’ legal entities. Due to the ramifications of the coronavirus pandemic, the Company ceased operations effective March 23, 2020 in LI Dallas, LI Pittsburgh, LI Scottsdale, and LI Tampa. The guaranteed payments for these clinics will be suspended until operations recommence at the aforementioned clinics.

Manufacturer Liability Dispute

The Company selected an FDA registered contract manufacturer, to manufacture the DenerveX product. In 2019, the Company became aware of events which resulted in the manufacturer not meeting certain contract performance requirements. As a result, the Company is in a dispute with the manufacturer. The Company intends to vigorously defend its position that the manufacturer did not meet its contract performance obligations. The Company believes the likelihood of incurring a material loss regarding the dispute with the manufacturer is reasonably possible but is unable to estimate the amount of the loss based on information available at this time. As such, the Company has not recorded a loss as of December 31, 2019. The Company is not aware of any legal action regarding this matter.

Note 11 –Debt

The Convertible Notes payable represents a securities purchase agreement with select accredited investors, which was assumed in the Merger. The debt assumed by the Company consisted of $750,000 of units (the “Units”) with a purchase price of $50,000 per Unit. Each Unit consists of (i) a 12% senior secured convertible note, initially convertible into shares of the Company’s common stock, par value $0.001 per share, at a conversion price equal to the lesser of $0.40 or ninety percent (90%) of the per share purchase price of any shares of common stock or common stock equivalents issued in future private placements of equity and/or debt securities completed by the Company following this offering, and (ii) a three-year warrant to purchase such number of shares of the Company’s common stock equal to one hundred percent (100%) of the number of shares of common stock issuable upon conversion of the notes at $0.40. The Warrants were initially exercisable at a price equal to the lesser of $0.75 or ninety percent (90%) of the per share purchase price of any shares of common stock or common stock equivalents issued in future private placements of the debt and/or equity securities completed by the Company following the issuance of warrants. The Convertible Notes are secured by all of the assets of the Company.

The Convertible Notes sold in the offering were initially convertible into an aggregate of 1,875,000 shares of common stock. The down round feature was triggered on January 8, 2019, and the conversion price of the Convertible Notes was adjusted to $0.36. The Company recognized the down round as a deemed dividend of approximately $288,000 which reduced the income available to common stockholders.

F-27

On February 6, 2019, $100,000 of the Company’s $750,000 outstanding Convertible Notes, plus accrued interest, was converted into an aggregate of 251,667 shares of common stock, eliminating $100,000 of the Company’s debt obligation. The debt was converted into shares at $0.36 per share, which was the conversion price per the SPA subsequent to the trigger of the down round feature.

The convertible notes had maturity dates between August and September 2019. In November 2019 the Company redeemed $350,000 of convertible notes payable in principal and $52,033 in interest payable for three of the noteholders. The Company also recognized an additional $80,225 in penalties and late fees in relation to these notes for the year ended December 31, 2019.

The Company also reached an extension with the remaining noteholder which extended the maturity date of the loan for one year, until September 30, 2020. This note had a principal balance of $300,000 plus penalties of approximately $85,000 and accrued interest of approximately $40,000 for a total adjusted principal balance upon renewal of approximately $425,000 for the year ending December 31, 2019. Additionally, approximately 424,000 warrants were issued in connection with the extension of the note. The fair market value of the warrants on September 18, 2019, the day the warrants were issued, was approximately $106,000, which the Company recognized as an expense for the year ending December 31, 2019.

Notes payable were assumed in the Merger and are due in aggregate monthly installments of approximately $5,800 and carry an interest rate of 5%. Each note originally had a maturity date of August 1, 2019. The Company finalized an eighteen-month extension to March 1, 2021. The promissory notes have an aggregate outstanding balance of approximately $78,000 at December 31, 2019. The Company incurred interest expense related to the promissory notes for the year ended December 31, 2019 in the amount of approximately $2,000; no interest expense was incurred during 2018 as these notes were assumed on January 8, 2019.

Note 12 – Derivative Liability- Warrants and Redemption Put Liability

Financial assets and liabilities carried at fair value as of December 31, 2019 are classified in the table below in one of the three categories described in Note 3:

	Fair Value Measurement at December 31, 2019 (1)
	Using Level 3	Total
Liability:
Derivative Liability - Warrants	$315,855	$315,855
Derivative Put Liability	$267,399	$267,399

(1) The Company did not have any assets or liabilities measured at fair value using Level 1 or 2 of the fair value hierarchy as of December 31, 2018 or 2019.

The Company’s derivative liabilities are classified within Level 3 of the fair value hierarchy because certain unobservable inputs were used in the valuation models. These assumptions included estimated future stock prices, potential down-round financings for the Warrants, and potential redemptions for the Redemption Put Liability.

F-28

The following is a reconciliation of the beginning and ending balances for the liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2019:

Derivative Liability- Warrants

January 8, 2019 - date of dilutive financing	$1,215,678
Exchange for common stock	(72,563)
Fair value adjustments	(827,260)

Balance at December 31, 2019	$315,855

Redemption Put Liability

November 15, 2019 - date of issuance	$614,095
Fair value adjustments	(346,696)

Balance at December 31, 2019	$267,399

F-29

Derivative Liability- Warrants

In connection with the securities purchase agreements executed in May 2018 (which the Company assumed in the Merger), whereby 108,250 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Shares”) and warrants were issued to purchase 2,312,500 shares of the Company’s common stock (“Series B Warrants”). The Series B Warrants had a three-year term at an exercise price of $0.75. The Series B Warrants contain two features such that in the event of a downward price adjustment the Company is required to reduce the strike price of the existing warrants (first feature or “down round”) and issue additional warrants to the award holders such that the aggregate exercise price after taking into account the adjustment, will equal the aggregate exercise price prior to such adjustment (second feature or “additional issuance”).

On January 8, 2019 the Company issued equity securities which triggered the down round and additional issuance warrant features. As a result, the exercise price of the warrants was lowered from $0.75 to $0.40 and 2,023,438 additional warrants were issued. The inclusion of the additional issuance feature caused the warrants to be accounted for as liabilities in accordance with ASC Topic 815.

The fair market value of the warrants, approximately $1,200,000, has been recorded as a derivative liability in the purchase price allocation. The derivative liability has been remeasured to fair value at the end of each reporting period and the cumulative change in fair value, approximately $827,000, has been recorded as a component of other income (expense) in the Company’s consolidated statement of operations for the year ended December 31, 2019. The fair value of the derivative liability included on the consolidated balance sheet was approximately $316,000 as of December 31, 2019.

Fair values for the Series B Warrants were determined using a Lattice model which considered randomly generated stock-price paths obtained through a Geometric Brownian Motion stock price simulation.

The Company estimated the fair value of the warrant derivative liability as of the date they were accounted for as liabilities (assumed in Merger as of January 8, 2019) and December 31, 2019, respectively, using the following assumptions:

	January 8, 2019	December 31, 2019
Fair value of underlying stock	$0.40	$0.13
Exercise price	$0.40	$0.40
Risk free rate	2.57%	1.58-1.59%
Expected term (years)	3.00	1.34-2.02
Stock price volatility	115%	143-154%
Expected dividend yield	—	—

Due to the down round provision contained in the warrants, which could provide for the issuance of additional warrant shares as well as a reduction in the exercise price, the model also considered subjective assumptions related to the shares that would be issued in a down-round financing and the potential adjustment to the exercise price. The fair value of the warrants will be significantly influenced by the fair value of the Company’s stock price, stock price volatility, changes in interest rates and management’s assumptions related to the down-round provisions.

On November 15, 2019, the Company redeemed a shareholder’s Series B Preferred shares for its initial face value, plus accrued dividends.

In conjunction with the Series D Preferred financing (See Note 14), the Company offered the Series B warrant holders the option to exchange their warrants on the basis of 1 warrant for 0.40 common shares. Warrant holders chose to exchange 1,007,813 warrants with a fair value of approximately $75,000 for 403,125 shares of common stock with a fair value of approximately $73,000. On the date of the exchange, the Series B Warrants were first adjusted to fair value with the change in fair value being recorded in earnings.

F-30

Redemption Put Liability

As described in Note 14, the redemption put provision embedded in the Series D financing required bifurcation and measurement at fair value as a derivative. If the redemption put provision is triggered, it allows either payment in cash or the issuance of “Trigger Event Warrants”. Accordingly, the fair value of the Redemption put liability considered management’s estimate of the probability of cash payment versus payment in Trigger Event Warrants and was valued using a Monte Carlo Simulation which uses randomly generated stock-price paths obtained through a Geometric Brownian Motion stock price simulation. The fair value of the redemption provision will be significantly influenced by the fair value of the Company’s stock price, stock price volatility, changes in interest rates and management’s assumptions related to the redemption factor. The Company estimated the fair value of the Trigger Event Warrant portion of the redemption put liability using the following assumptions on the closing date of November 15, 2019 and December 31, 2019:

	November 15, 2019	December 31, 2019
Fair value of underlying stock	$0.118	$0.056
Exercise price	$0.20409	$0.20409
Risk free rate	1.84%	1.92%
Expected term (in years)	10.0	9.9
Stock price volatility	90%	92%
Expected dividend yield	—	—
Likelihood of redemption	50%	50%

The fair market value of the redemption put liability at inception was approximately $614,000 which has been recorded as a liability and is remeasured to fair value at the end of each reporting period. The cumulative change in fair value, approximately $347,000, has been recorded as a component of other income (expense) in the Company’s consolidated statement of operations for year ended December 31, 2019. The fair value of the redemption put liability included on the consolidated balance sheet was approximately $267,000 as of December 31, 2019.

Note 13 - Common Stock Warrants

Fair value measurement valuation techniques, to the extent possible, should maximize the use of observable inputs and minimize the use of unobservable inputs. The Company’s fair value measurements of all warrants are designated as Level 1 since all of the significant inputs are observable and quoted prices used for volatility were available in an active market.

F-31

A summary of the Company’s warrant issuance activity and related information for the year ended December 31, 2019:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Assumed as of the January 8, 2019 merger	12,108,743	$1.38	1.53
Exchanged	(1,007,813)	0.40	—
Expired	(2,183,478)	2.73	—
Issued	35,888,624	$0.73	5.36
Outstanding and exercisable at 12/31/19	44,806,076	0.78	4.59

The fair value of all warrants issued are determined by using the Black-Scholes valuation technique and were assigned based on the relative fair value of both the common stock and the warrants issued. The inputs used in the Black-Scholes valuation technique to value each of the warrants issued at December 31, 2019 as of their respective issue dates are as follows:

Event Description	Date	Number of Warrants	H-CYTE Stock Price	Exercise Price of Warrant	Grant Date Fair Value	Life of Warrant	Risk Free Rate of Return (%)	Annualized Volatility Rate (%)
Private placement	1/8/2019	5,000,000	$0.40	$0.75	$0.24	3 years	2.57	115.08
Antidilution provision(1)	1/8/2019	2,023,438	$0.40	$0.40	$0.28	3 years	2.57	115.08
Private placement	1/18/2019	6,000,000	$0.40	$0.75	$0.23	3 years	2.60	114.07
Private placement	1/25/2019	1,250,000	$0.59	$0.75	$0.38	3 years	2.43	113.72
Private placement	1/31/2019	437,500	$0.54	$0.75	$0.34	3 years	2.43	113.47
Private placement	2/7/2019	750,000	$0.57	$0.75	$0.36	3 years	2.46	113.23
Private placement	2/22/2019	375,000	$0.49	$0.75	$0.30	3 years	2.46	113.34
Private placement	3/1/2019	125,000	$0.52	$0.75	$0.33	3 years	2.54	113.42
Private placement	3/8/2019	150,000	$0.59	$0.75	$0.38	3 years	2.43	113.53
Private placement	3/11/2019	2,475,000	$0.61	$0.75	$0.40	3 years	2.45	113.62
Private placement	3/26/2019	500,000	$0.51	$0.75	$0.32	3 years	2.18	113.12
Private placement	3/28/2019	375,000	$0.51	$0.75	$0.31	3 years	2.18	112.79
Private placement	3/29/2019	62,500	$0.51	$0.75	$0.31	3 years	2.21	112.79
Private placement	4/4/2019	500,000	$0.48	$0.75	$0.29	3 years	2.29	112.77
Private placement	7/15/2019	200,000	$0.53	$1.00	$0.31	3 years	1.80	115.50
Convertible debt extension	9/18/2019	424,000	$0.40	$0.75	$0.25	3 years	1.72	122.04
Private placement of Series D Convertible Preferred Stock	11/15/2019	14,669,757	$0.28	$0.75	$0.19	10 years	1.84	89.75
Short-term note related party	11/26/2019	400,000	$0.20	$0.75	$0.13	3 years	1.58	144.36
Short-term note, related party	12/30/2019	171,429	$0.14	$0.75	$0.08	3 years	1.59	145.29

(1) The Company had warrants that triggered the required issuance of an additional 2,023,438 warrants as a result of the Company’s capital raise that gave those new investors a $0.40 per share investment price which required the old warrant holders to receive additional warrants since their price was $0.75 per share.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

F-32

Note 14- Mezzanine Equity AND SERIES D CONVERTIBLE PREFERRED STOCK

Series D Convertible preferred Stock

On November 15, 2019, the Company entered into a securities purchase agreement with selected accredited investors whereby the Company offered (i) up to 238,871 shares of Series D Convertible Preferred Stock the (“Series D Shares”) at a price of $40.817 per share and (ii) a ten-year warrant (the “Series D Warrant”) to purchase 14,669,757 shares of common stock. The Series D Warrants are exercisable for a period of 10 years from issuance at an initial exercise price of $0.75 per share, subject to adjustment for traditional equity restructurings and reorganizations.

On November 21,2019, the Company entered into a securities purchase agreement with FWHC HOLDINGS, LLC (“FWHC”) an accredited investor for the purchase of 146,998 shares of Series D Preferred Stock, par value $0.001 per share and the Series D Warrant resulting in $6.0 million in gross proceeds to the Company (the “FWHC Investment”). The Shares were sold at a price of $40.817 per Share and each Share is convertible into 100 shares of Common Stock. Accordingly, the conversion price into common stock is $0.40817 per share. In connection with the FWHC Investment, the Company, FWHC and certain key holders entered into a Right of First Refusal and Co-Sale Agreement (the “RFRC Agreement”) which provides for certain rights with respect to the shares held by FWHC and the key holders. The key holders are identified in the RFRC Agreement and include the Company’s principal stockholder RMS Shareholder, LLC and the Company’s CEO, William E. Horne. The Company, FWHC and certain other holders of the Company’s voting stock entered into a Voting Agreement (“Voting Agreement”) with respect to the size and composition of the Company’s Board and certain other items if requested by FWHC. In connection the FWHC Investment, the Company and FWHC entered into an Investors’ Rights Agreement (the “IRA”) which provided FWHC with other additional rights including but not limited to, registration rights, board observer rights, and a right of first refusal for future offerings. The Series D Shares vote with the common shareholders on an if-converted basis and provide for cumulative dividends at 8% of the stated value, payable upon a liquidation or redemption. For any other dividends, the Series D Shares will participate with common stock on an as-converted basis. Each Series D Share is convertible into common shares at a conversion price of $100 per common share. The conversion price is subject to adjustment for anti-dilution protection and traditional equity restructuring and reorganizations. The Series D Shares will be mandatorily converted upon the earlier of 1) the written consent of holders of a majority of Series D shareholders and 2) the common stock is listed and quoted on one of the NASDAQ markets or the New York Stock Exchange as a result of a public offering at a price of at least $1.22451 per share and proceeds of at least $25 million. The Series D Shares also contain an embedded mandatory redemption provision which will occur at the earliest of: (a) 90 days following the date that William E. Horne is no longer serving as the Corporation’s CEO and a majority of the Series D holders do not approve of his replacement, (b) William E Horne transfers more than 25% of the stock owned by him to a person not related to him or a current shareholder or (c) the Company’s common stock is not listed on a NASDAQ market or the New York Stock Exchange within 30 months as a result of a public offering generating minimum net proceeds of at least $25 million (the “Trigger Date”). The redemption price to be paid is the greater of a) the Original Issue Price of $40.817, plus any accrued and unpaid dividends and (b) the fair market value of the Series D Shares on the redemption date. In lieu of redeeming the Series D Shares for cash, the holder may elect to receive “Trigger Event Warrants” equal to the number of shares of common stock the Series D Shares are convertible into on the Trigger Date. The Trigger Event Warrants will have a ten-year term from the date of redemption and allow the holders to purchase shares of common stock at a price equal to the lower of a) 0.50% of the Original Issue Price and b) the Series D conversion price on the Trigger Date.

The Company determined that the nature of the Series D Shares was more analogous to an equity instrument, and that the economic characteristics and risks of the embedded conversion option was clearly and closely related to the Series D Shares. As such, the conversion option was not required to be bifurcated from the host under ASC 815, Derivatives and Hedging. The Company recognized a beneficial conversion feature related to the Series D Shares of approximately $623,000, which was credited to additional paid-in capital, and reduced the income available to common shareholders. Because the Series D Shares can immediately be converted by the holder, the beneficial conversion feature was immediately accreted and recognized as a deemed dividend to the preferred shareholders. Since the Series D Shares are redeemable in certain circumstances upon the occurrence of an event that is not solely within the Company’s control, they have been classified as mezzanine equity in the Consolidated Balance Sheets.

The Company determined that the economic characteristics and risks of the embedded redemption provision were not clearly and closely related to the Series D Shares. The Company assessed the embedded redemption provision further, and determined it met the definition of a derivative and required classification as a derivative liability at fair value. The redemption put liability as of inception and December 31, 2019, was approximately $614,000 and $267,000, respectively.

The Company’s approach to the allocation of the proceeds to the financial instruments was to first allocate basis to the redemption put liability at its fair values and the residual to the Series D Shares and the Series D Warrants. Based upon the amount allocated to the Series D Shares the Company was required to determine if a beneficial conversion feature (“BCF”) was present. A BCF represents the intrinsic value in the convertible instrument, adjusted for amounts allocated to other financial instruments issued in the financing. The effective conversion price is calculated as the amount allocated to the convertible instrument divided by the number of shares to which it is indexed. However, a BCF is limited to the basis initially allocated. After allocating a portion of the proceeds to the other instruments, the effective conversion price was $0.24 compared to the share price of $0.28, resulting in a BCF of $623,045 or $0.04 per share.

F-33

Based upon the above accounting conclusions and the additional information provided below, the allocation of the proceeds arising from the Series D Preferred financing transaction is summarized in the table below:

October 18, 2019 Series D Convertible Preferred and warrant financing:	Proceeds Allocation	Financing Cost Allocation	Total Allocation
Gross proceeds	$6,000,000	$—	$6,000,000
Financing costs paid in cash	—	(111,983)	(111,983)
	$6,000,000	$(111,983)	$(5,888,017)

Derivative Liability:
Derivative Put Liability	$(614,095)	—	$(614,095)
Deferred Financing costs	—	8,100	8,100

Redeemable preferred stock:
Series D Convertible Preferred Stock	(2,869,854)	—	(2,869,854)
Financing costs (APIC)	—	1,106	1,106
Financing costs (Retained Earnings)	—	66,265	66,265
Beneficial Conversion Feature	(623,045)	—	(623,045)

Investor Warrants (equity classified):
Proceeds allocation	(1,893,006)	—	(1,893,006)
Financing costs (APIC)	—	36,512	36,512
	$(6,000,000)	$111,983	(5,888,017)

Since the Series D Convertible Preferred Stock is perpetual and convertible at any time, the resulting discount of $3,130,146 was accreted as a Preferred Stock dividend on the date of issuance to record the Series D Convertible Preferred Stock to its redemption value of $6,000,000.

The Company recorded $60,493 in deemed dividends on the Series D Convertible Preferred stock in accordance with the 8% stated dividend resulting in a total balance of Series D Convertible Preferred stock of $6,060,493 at December 31, 2019.

Series D CONVERTIBLE Preferred Stock Preferences

Voting Rights

Holders of our Series D Preferred Stock (“Series D Holders”) have the right to receive notice of any meeting of holders of common stock or Series D Preferred Stock and to vote upon any matter submitted to a vote of the holders of common stock or Series D Preferred Stock. Each Series D Holder shall vote on each matter submitted to them with the holders of common stock.

Liquidation

Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each Series D Holder shall be entitled to receive, for each share thereof, out of assets of the Company legally available therefore, a preferential amount in cash equal to the stated value plus all accrued and unpaid dividends. All preferential amounts to be paid to the Series D Holders in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company’s to the holders of the Company’s common stock. The Company accrues these dividends as they are earned each period.

F-34

Note 15 - Income Taxes

The Company utilizes the liability method of accounting for income taxes as set forth in FASB ASC Topic 740, “Income Taxes”. Under the liability method, deferred taxes are determined based on temporary differences between the financial statement and tax bases of assets and liabilities using tax rates expected to be in effect during the years in which the basis difference reverses. The Company accounts for interest and penalties on income taxes as income tax expense. A valuation allowances is recorded when it is more likely than not that a tax benefit will not be realized. In determining the need for valuation allowances the Company considers projected future taxable income and the availability of tax planning strategies.

The Company’s policy is to record interest and penalties on uncertain tax positions as a component of income tax expense. As of December 31, 2019, the Company has not incurred any interest or penalties relating to uncertain tax positions.

For the years ended December 31, 2019 and 2018, the Company has incurred net losses and, therefore, has no current income tax liability and recognized no income tax expense. The net deferred tax asset generated by these losses, which principally consist of operating losses deferred for income tax purposes, is fully reserved as of December 31, 2019 and 2018 since it is more likely than not that the benefit will not be realized in future periods.

A reconciliation of the statutory federal income tax expense (benefit) to the effective tax is as follows for the years ended December 31:

	2019	2018
Statutory rate – federal	21.0%	21.0%
Effect of:
State income tax, net of federal benefit	3.0	5.0
State NOL true-up	(2.0)	-
Goodwill impairment	(9.0)	-
Other permanent differences	-	(1.0)
Change in valuation allowances	(13.0)	(25.0)
Income taxes	0.0%	0.0%

The Company’s financial statements contain certain deferred tax assets which have arisen primarily as a result of losses incurred that are considered startup costs for tax purposes, as well as net deferred income tax assets resulting from other temporary differences related to certain reserves and differences between book and tax depreciation and amortization. The Company records a valuation allowance against our net deferred tax assets when we determine that based on the weight of available evidence, it is more likely than not that the net deferred tax assets will not be realized.

Management of the Company evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets and determined that it is more likely than not that the Company will not recognize the benefits of the deferred tax assets. As a result, a full valuation allowance was recorded as of December 31, 2019 and 2018.

Deferred tax assets and liabilities consist of the following at December 31:

	2019	2018
Deferred Tax Assets:
Federal and state net operating loss carryforwards	$7,302,375	$666,888
Capitalized start-up costs	2,483,736	154,791
Capitalized research and development costs	424,390	-
Patents	57,907	-
Share-based compensation	242,437	-
Other	25,405	81,801
Total gross deferred tax assets	10,536,250	903,480
Valuation Allowance	(10,536,250)	(903,480)
Net deferred tax assets	$—	—

The Company is required to file federal income tax returns and state income tax returns in the states of Florida, Georgia and Minnesota. There are no uncertain tax positions at December 31, 2019. The Company has not undergone any tax examinations since inception and is therefore not subject to examination by any applicable tax authorities.

F-35

Note 16 - Subsequent Events

COVID-19 has adversely affected the Company’s financial condition and results of operations. The impact of the COVID-19 outbreak on the businesses and the economy in the U.S. and the rest of the world is, and is expected to continue to be, significant. The extent to which COVID-19 outbreak will impact business and the economy is highly uncertain and cannot be predicted. Accordingly, the Company cannot predict the extent to which its financial condition and results of operation will be affected. The Company recently has taken steps to protect its vulnerable patient base (elderly patients suffering from chronic lung disease) by cancelling all treatments effective March 23, 2020 through at least the end of July. This decision has put significant financial strain on the Company. The Company made the decision in late March, to layoff approximately 40% of its employee base, including corporate and clinical employees and to cease operations at the LHI clinics in Tampa, Scottsdale, Pittsburgh, and Dallas. The Company will reevaluate when operations will recommence at these clinics as more information about COVID-19 becomes available.

The Company believes these expense reductions are necessary during the unexpected COVID-19 pandemic. Due to COVID-19, the Company is not expecting to be able to generate revenue until, at the earliest, August 2020. The Company has contacted its patients that are scheduled to come in for treatment, both first time patients and recurring patients, and have rescheduled these patients to August 2020. There is no guarantee that the Company will be able to treat patients as soon as August 2020; as such, the Company cannot estimate when it will be safe to treat patients and generate revenue. The Company’s fourth quarter 2019 revenue was approximately $1.8 million. The Company expects that the first quarter will be substantially less than the fourth quarter 2019 and future quarters’ revenue is dependent on the timing for being able to treat patients again. The Company will continue to focus on its goal of taking the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases. The Company is currently evaluating if its protocol has the potential to help people affected by COVID-19, but more research will need to be completed before a definitive conclusion can be reached.

With the Company’s revenue-generating activities suspended, the Company will need to raise cash from debt and equity offerings to continue with its efforts to take the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases. There can be no assurance that the Company will be successful in doing so.

In January 2020, the Company closed on an additional $100,000 in the Series D SPA.

On March 27, 2020 and April 9, 2020, the Company issued a Note, each one in the principal amount of $500,000 to the Investor for a total of $1,000,000 in exchange for loans in such amount to cover working capital needs. Each Note bears simple interest at a rate of 8% per annum. The Investor is an affiliate of a pre-existing shareholder of the Company having been the lead investor in the Company’s recent Series D Convertible Preferred Stock Offering.

On April 17, 2020, the Company entered into a Secured Convertible Note and Warrant Purchase Agreement (the “April SPA”) with an aggregate of 32 investors (the “Purchaser(s)”) pursuant to which the Company received an aggregate of $2,812,445 in gross proceeds (the “April Offering”). The proceeds of the April Offering will be used for working capital and general corporate purposes. The April Offering resulted in the issuance of an aggregate of $2,812,445 in Secured Convertible Promissory Notes (the “April Secured Notes’). The April Secured Notes bear interest at 12% per annum and have a maturity date of October 31, 2020. The April Secured Notes are secured by all of the Company’s assets pursuant to a security agreement and an intellectual Property Security Agreement which are included as Exhibits to this Annual report on Form 10-K. The conversion price of the April Secured Notes shall be equal to the lesser of (i) the price per share paid by an investor, in the Qualified Financing (as defined below) for such new securities and (ii) the price per share obtained by dividing (x) $3,000,000 by the number of fully diluted shares outstanding immediately prior to the Qualified Financing. Qualified Financing is defined as an offering of preferred stock of at least $3.6 million, exclusive of the conversion of any April Secured Note or the Backstop Commitment (as defined below), at a price of at least $0.01279 per share. The obligations on the April Secured Notes are guaranteed by each of the Company’s subsidiaries. FWHC Bridge, LLC, which is an affiliate of FWHC, who has acted as our lead investor in the last several financing transactions and was the lender of the $1,000,000 loaned to the Company in March and April, was the lead investor in the April Offering purchasing $1,535,570 of April Secured Notes. YPH Holdings, LLC, which is an affiliate of Michael Yurkowsky, who is a Director of the Company, purchased $25,000 of April Secured Notes on the same terms as all other investors.

Each Purchaser received a warrant to purchase 100% of the aggregate number of shares of common stock into which such Purchaser’s April Secured Note may ultimately be converted, except that the holders of the Notes issued in March and April in the total amount of $1,000,000 received warrants to purchase up to 200% of the aggregate number of shares of Common stock into which such Note may ultimately be converted The April Warrants have an exercise price equal to the purchase price in the Qualified Offering.

The April SPA provides a commitment on the part of each Purchaser to agree to invest an identical amount (as purchased in the April Offering) in the Qualified Offering as a backstop commitment (the “Backstop Commitment”). The Qualified Offering is contemplated to be made in the form of a rights offering to holders of all of the Company’s common stock. Accordingly, in the event that any stockholders do not participate in the Qualified Offering, their purchase would be filled by the Purchasers on a pro rata basis. In the event that any Purchaser fails to fulfil its Backstop Commitment then the April Warrants issued to such Purchaser in the April Offering will be cancelled.

In connection with the April Offering, the Company’s CEO Bill Horne entered into an amendment letter to his employment agreement which provides that his salary will be reduced to $0 per month; provided that on the date that the Company receives FDA approval to commence clinical trials for its products, Mr. Horne’s salary will be increased to a total of $18,750 per month (i.e. $225,000 per annum. Mr. Horne also agreed to subordinate the promissory notes owed to him by the Company to the April Secured Notes.

As part of the April Offering, the holders of certain existing warrants which contained anti- dilution price protection and other objectionable features that would have been triggered by the April Offering agreed to a one-time adjustment of their exercise price to $.015 per share and to gross up the number of warrants issuable. In consideration, the holders of such pre-existing warrants waived all future anti-dilution price protection.

In addition, in connection with the April Offering, the Company entered into an amendment with the Investor for the remaining convertible notes which were originally issued in 2018 and assumed in the Merger. These notes have a principal amount of $424,615 as of December 31, 2019. The amendment provides that the conversion price of the notes will be equal to the purchase price in the Qualified Offering. The holder waived all future anti-dilution price protection.

The description of the April SPA, the April Secured Note, the April Warrant, the Security Agreement, the Intellectual Property Security Agreement and the Amendment to William Horne Employment Agreement and the First Amendment to Hawes Secured Convertible Promissory Note, are each qualified in their entirety by the full text of such agreements which are filed as Exhibits to this Annual Report on Form 10k.

F-36

INDEX TO FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2020

F-37

H-CYTE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited) March 31, 2020	December 31, 2019

Assets

Current Assets
Cash	$122,400	$1,424,096
Accounts receivable	11,333	22,667
Other receivables	11,701	18,673
Prepaid expenses	216,048	810,143
Total Current Assets	361,482	2,275,579

Right-of-use asset	606,897	738,453
Property and equipment, net	197,596	219,703
Other assets	36,042	36,877
Total Assets	$1,202,017	$3,270,612

Liabilities, Mezzanine Equity and Stockholders’ Deficit

Current Liabilities
Interest payable	$92,561	$53,198
Accounts payable	1,676,532	1,471,688
Accrued liabilities	393,499	324,984
Other current liabilities	357,689	189,035
Short-term notes, related parties	2,135,000	1,635,000
Short-term convertible note payable	424,615	424,615
Notes payable, current portion	67,444	66,836
Dividend payable	126,941	108,641
Deferred revenue	770,031	1,046,156
Lease liability, current portion	402,876	453,734
Total Current Liabilities	6,447,188	5,773,887

Long-Term Liabilities
Lease liability, net of current portion	221,710	302,175
Notes payable, net of current portion	—	11,545
Derivative liability - warrants	140,877	315,855
Redemption put liability	79,045	267,399
Total Long-Term Liabilities	441,632	896,974

Total Liabilities	6,888,820	6,670,861

Commitments and Contingencies (Note 10)

Mezzanine Equity
Series D Convertible Preferred Stock - $.001 par value: 238,871 shares authorized, 149,448 and 146,998 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	6,281,433	6,060,493
Total Mezzanine Equity	6,281,433	6,060,493

Stockholders’ Deficit
Series A Convertible Preferred Stock - $.001 par value: 500,000 shares authorized, no shares issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Series B Convertible Preferred Stock - $.001 par value: 10,000 shares authorized, 6,100 shares issued and outstanding at March 31, 2020 and December 31, 2019	6	6
Series C Convertible Preferred Stock - $.001 par value: 45,000 shares authorized, no shares issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Common stock - $.001 par value: 199,000,000 shares authorized, 99,878,079 and 99,768,704 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	99,878	99,769
Additional paid-in capital	28,117,978	28,172,146
Accumulated deficit	(39,815,966)	(37,362,531)
Non-controlling interest	(370,132)	(370,132)
Total Stockholders’ Deficit	(11,968,236)	(9,460,742)

Total Liabilities, Mezzanine Equity and Stockholders’ Deficit	$1,202,017	$3,270,612

See accompanying notes to the consolidated financial statements

F-38

H-CYTE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2020	2019

Revenues	$1,016,776	$1,324,240
Cost of Sales	(376,816)	(559,319)
Gross Profit	639,960	764,921

Operating Expenses
Salaries and related costs	1,224,353	1,532,789
Other general and administrative	1,230,135	1,487,720
Research and development	750,000	—
Advertising	144,618	1,135,546
Depreciation and amortization	22,108	211,218
Total Operating Expenses	3,371,214	4,367,273

Operating Loss	(2,731,254)	(3,602,352)

Other Income (Expense)
Other income (expense)	2,538	(205)
Interest expense	(56,149)	(92,259)
Change in fair value of redemption put liability	193,659	—
Change in fair value of derivative liability - warrants	174,978	—
Total Other Income (Expense)	315,026	(92,464)

Net Loss	$(2,416,228)	$(3,694,816)

Accrued dividends on outstanding Series B Convertible Preferred Stock	18,300	24,639
Deemed dividend on adjustment to exercise price on certain warrants	—	404,384
Deemed dividend on Series D Convertible Preferred Stock	158,147	—
Deemed dividend on Beneficial Conversion Features	—	32,592
Net loss attributable to common stockholders	$(2,592,675)	$(4,156,431)

Loss per share - Basic and Diluted	$(0.03)	$(0.05)

Weighted average outstanding shares - basic and diluted	99,839,617	85,513,024

See accompanying notes to the consolidated financial statements

F-39

H-CYTE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the three months ended March 31, 2020 and March 31, 2019

(Unaudited)

	Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Non-controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balances - January 1, 2019	—	$—	33,661,388	$33,661	$3,566,339	$(9,296,408)	$(370,132)	$(6,066,540)
Purchase Accounting entries due to the purchase transaction	9,250	9	24,717,217	24,717	6,442,182	—	—	6,466,908
Adjustment for assets and liabilities not included in purchase transaction	—	—	—	—	—	5,244,780	—	5,244,780
Issuance of common stock in connection with private placement offering from January 8, 2019 through March 31, 2019	—	—	17,000,000	17,000	4,200,946	—	—	4,217,946
Issuance of warrants in connection with private placement offering from January 8, 2019 through March 31, 2019	—	—	—	—	2,565,638	—	—	2,565,638
Issuance of common stock pursuant to conversion of short-term debt	—	—	750,000	750	225,187	—	—	225,937
Issuance of warrants pursuant to conversion of short-term debt in January 2019	—	—	—	—	74,063	—	—	74,063
Issuance of additional exchange shares			17,263,889	17,264	(17,264)		—	—
Issuance of common stock pursuant to conversion of Preferred Series B Stock conversions	(2,050)	(2)	512,500	513	(511)	—	—	—
Issuance of common stock pursuant to conversion of short-term debt and accrued interest	—	—	1,667	2	665	—	—	667
Issuance of common stock in March 2019 in exchange for consulting fees incurred in Q1 2019	—	—	130,085	130	51,904	—	—	52,034
Adjustment of exercise price on certain warrants	—	—	—	—	404,384	(404,384)	—	—
Beneficial conversion on Preferred Series B Stock	—	—	—	—	32,592	(32,592)	—	—
Stock based compensation	—	—	—	—	89,043	—	—	89,043
Dividends payable	—	—	—	—	(24,639)	—	—	(24,639)
Net loss	—	—	—	—	—	(3,694,816)	—	(3,694,816)
Balances - March 31, 2019	7,200	$7	94,036,746	$94,037	$17,610,529	$(8,183,420)	$(370,132)	$9,151,021

Balances - January 1, 2020	6,100	$6	99,768,704	$99,769	$28,172,146	$(37,362,531)	$(370,132)	$(9,460,742)
Issuance of common stock in exchange for consulting fees incurred	—	—	109,375	109	34,891	—	—	35,000
Issuance of warrants pursuant to short-term notes, related party	—	—	—	—	17,636	—	—	17,636
Deemed dividend on Series D Convertible Preferred Stock	—	—	—	—	(120,940)	(37,207)	—	(158,147)
Issuance of warrants pursuant to private placement of Series D Convertible Preferred Stock	—	—	—	—	31,902	—	—	31,902
Stock based compensation	—	—	—	—	643	—	—	643
Accrued dividends on Series B Convertible Preferred Stock	—	—	—	—	(18,300)	—	—	(18,300)
Net loss	—	—	—	—	—	(2,416,228)	—	(2,416,228)
Balances – March 31, 2020	6,100	$6	99,878,079	$99,878	$28,117,978	$(39,815,966)	$(370,132)	$(11,968,236)

See accompanying notes to the consolidated financial statements

F-40

H-CYTE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(2,416,228)	$(3,694,816)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,108	211,218
Amortization of debt discount	912	63,578
Issuance of warrants pursuant to short-term notes, related party	17,636	—
Stock based compensation	643	89,043
Loss on write-off of inventory	—	2,191
Common stock issued for consulting services	35,000	52,032
Change in fair value of derivative liability – warrants and redemption put liability	(368,637)	—
Bad debt expense	3,000	8,025
Changes in operating assets and liabilities, net of purchase transaction:
Accounts receivable	8,334	76,811
Other receivables	6,972	(76,504)
Prepaid expenses and other assets	594,251	(260,065)
Interest payable	39,363	(78,987)
Accounts payable	204,843	(187,697)
Accrued liabilities	211,221	(202,412)
Other current liabilities	25,948	49,696
Deferred revenue	(276,125)	69,750
Net Cash Used in Operating Activities	(1,890,759)	(3,878,137)
Cash Flows from Investing Activities
Purchases of property and equipment	—	(4,730)
Purchase of business, net of cash acquired	—	(302,710)
Cash excluded in Merger	—	(69,629)
Net Cash Used in Investing Activities	—	(377,069)
Cash Flows from Financing Activities
Proceeds from short-term notes, related parties	500,000	—
Payment of dividends	—	(6,137)
Payment on debt obligations	(10,937)	—
Proceeds from common stock, net of issuance costs	—	4,217,946
Proceeds from warrants, net of issuance costs	—	2,565,638
Proceeds from issuance of Series D Convertible Preferred stock	100,000	—
Net Cash Provided by Financing Activities	589,063	6,777,447
Net (Decrease) Increase in Cash	(1,301,696)	2,522,241
Cash - Beginning of period	1,424,096	69,628
Cash - End of period	$122,400	$2,591,869

Supplementary Cash Flow Information
Cash paid for interest	$15,874	$9,320

Non-cash investing and financing activities
Deemed dividend on adjustment to exercise price on certain warrants	—	404,384
Deemed dividend on beneficial conversion features	—	32,592
Issuance of common stock pursuant to conversion of debt obligations	—	225,937
Issuance of warrants pursuant to conversion of short-term debt	—	74,063
Deemed dividend on Series D Convertible Preferred Stock	158,147	—
Issuance of Warrants in connection with Series D Convertible Preferred Stock	31,902	—
Dividends accrued on Series B Convertible Preferred Stock	18,300	24,638
Right-of-use asset additions	—	1,092,102
Right-of-use liability additions	—	1,113,646

See accompanying notes to the consolidated financial statements

F-41

H-CYTE, INC

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Description of the Company

On July 11, 2019, MedoveX Corp. (“MedoveX”) changed its name to H-CYTE, Inc. (“H-CYTE” or the “Company”) by filing a Certificate of Amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of the State of Nevada. The name change and the Company’s new symbol, HCYT, became effective with FINRA on July 15, 2019. H-CYTE was incorporated in Nevada on July 30, 2013 as SpineZ Corp.

On October 18, 2018, H-CYTE (formerly named MedoveX) entered into an Asset Purchase Agreement (“APA”) with Regenerative Medicine Solutions, LLC, RMS Shareholder, LLC (“Shareholder”), Lung Institute LLC (“LI”), RMS Lung Institute Management LLC (“RMS LI Management”) and Cognitive Health Institute Tampa, LLC (“CHIT”), (collectively “RMS”). On January 8, 2019, the APA was amended, and the Company acquired certain assets and assumed certain liabilities of RMS as reported in the 8-K/A filed in March of 2019. Based on the terms of the APA and its amendment (collectively the “APA”), the former RMS members had voting control of the combined company as of the closing of the RMS acquisition. For accounting purposes, the acquisition transaction has been treated as a reverse acquisition whereby the Company is deemed to have been acquired by RMS and the historical financial statements prior to the acquisition date of January 8, 2019 now reflect the historical financial statements of RMS.

As of the merger, the consolidated results for H-CYTE include the following wholly-owned subsidiaries: H-CYTE Management, LLC (formerly Blue Zone Health Management, LLC), MedoveX Corp, Cognitive Health Institute, LLC, and Lung Institute Tampa, LLC (formerly Blue Zone Lung Tampa, LLC) and the results included Lung Institute Dallas, PLLC (“LI Dallas”), Lung Institute Nashville, PLLC (“LI Nashville”), Lung Institute Pittsburgh, PLLC (“LI Pittsburgh”), and Lung Institute Scottsdale, LLC (“LI Scottsdale”), as Variable Interest Entities (“VIEs”). Additionally, H-CYTE Management, LLC is the operator and manager of the various Lung Health Institute (LHI) clinics: LI Dallas, LI Nashville, LI Pittsburgh, and LI Scottsdale.

In 2019, the Company had two divisions: the healthcare medical biosciences division (“Biosciences division”) and the DenerveX medical device division (“DenerveX division”). In the first quarter of 2020, the Company decided to focus its available resources on the Biosciences division as it represents a significantly greater opportunity than the DenerveX division as explained below. The Company is no longer manufacturing or selling the DenerveX device.

Healthcare Medical Biosciences Division (Biosciences division)

The Company’s Biosciences division is a medical biosciences company that develops and implements innovative treatment options in regenerative medicine to treat an array of debilitating medical conditions. Committed to an individualized patient-centric approach, this division consistently provides oversight and management of the highest quality care while producing positive medical outcomes.

On June 21, 2019, H-CYTE entered into an exclusive product supply agreement with Rion, LLC (“Rion”) to develop and distribute a FDA approved therapy (known as L-CYTE-01) for chronic obstructive pulmonary disease (“COPD”), the fourth leading cause of death in the U.S. Rion has established a novel technology to harness the healing power of the body. Rion’s innovative exosome technology, based on science developed at Mayo Clinic, provides an off-the-shelf platform to enhance healing in soft tissue, musculoskeletal, cardiovascular and neurological organ systems. This agreement provides for a ten-year exclusive and extendable supply agreement with Rion to enable H-CYTE to develop proprietary biologics.

On October 9, 2019, the Company entered into a services agreement with Rion which provides the Company the benefit of Rion’s resources and expertise for the limited purpose of (i) consulting with and assisting H-CYTE in the further research and development for the generation of a new cellular therapy (L-CYTE-01) and (ii) subsequently assisting H-CYTE in seeking and obtaining FDA Phase 1 IND clearance for L-CYTE-01. Rion also agrees to consult with H-CYTE in its arrangement for services from third parties unaffiliated with Rion to support research, development, regulatory approval, and commercialization of L-CYTE-01.

With these agreements, Rion will serve as the product supplier and co-developer of L-CYTE-01 with H-CYTE for the treatment of chronic lung diseases. H-CYTE will control the commercial development and facilitate the clinical trial investigation. After conducting joint research and development of these biologics, H-CYTE intends to pursue submission of an investigational new drug (IND) application for review by the FDA for treatment of COPD.

Proprietary Medical Device Business (DenerveX medical device division)

The Company’s business of designing and marketing proprietary medical devices for commercial use in the U.S. and Europe began operations in late 2013. The Company received CE marking in June 2017 for the DenerveX System, and it became commercially available throughout the European Union and several other countries that accept CE marking. In addition to the DenerveX device itself, the Company has developed a dedicated Electro Surgical Generator, the DenerveX Pro-40, to power the DenerveX device. Commercial production has been suspended since the first quarter of 2019. There was less than $100,000 in revenue from the product in 2019.

In the first quarter of 2020, the Company made the decision to stop any further efforts to source alternative manufacturing and distributor options or other product monetizing relationships for the DenerveX product. Although the Company believes the DenerveX technology has value, the Company does not believe it will realize the value in the foreseeable future. The Company recorded an impairment charge for intangibles associated with the DenerveX intellectual property and wrote off related inventory balances as of December 31, 2019.

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Note 2 - Liquidity, Going Concern and Management’s Plans

COVID-19 has adversely affected the Company’s financial condition and results of operations. In the first quarter of 2020, the Company took steps to protect its vulnerable patient base (elderly patients suffering from chronic lung disease) by cancelling all treatments effective March 23, 2020 through at least the end of July. The Company made the decision in late March, to layoff approximately 40% of its employee base, including corporate and clinical employees, and to cease operations at the LHI clinics in Tampa, Scottsdale, Pittsburgh, and Dallas. The Company will reevaluate when operations will recommence at these clinics as more information about COVID-19 becomes available.

The Company incurred net losses of approximately $2,416,000 and $3,695,000 for the three months ended March 31, 2020 and 2019, respectively. The Company has historically incurred losses from operations and expects to continue to generate negative cash flows as the Company’s revenue activities are suspended and as the Company implements its business plan. The consolidated financial statements are prepared using accounting principles generally accepted in the United States (“U.S. GAAP”) as applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company will incur losses until sufficient revenue is attained utilizing the infusion of capital resources to expand marketing and sales initiatives along with the development of a L-CYTE-01 protocol and taking that protocol through the FDA process. Due to the coronavirus outbreak (“COVID-19”), the Company is not expecting to be able to generate revenue until, at the earliest, August 2020. The Company has contacted its patients that are scheduled to come in for treatment, both first time patients and recurring patients, and have rescheduled these patients to August 2020. There is no guarantee that the Company will be able to treat patients as soon as August 2020; as such, the Company cannot estimate when it will be safe to treat patients and generate revenue. The Company’s first quarter revenue 2020 was approximately $1,000,000 compared to fourth quarter 2019 revenue of approximately $1,800,000. The Company expects revenue for the second quarter of 2020 will be nominal if any, and future quarters’ revenue is dependent on the timing of being able to treat patients again. The Company will continue to focus on its goal of taking the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases. The Company is currently evaluating if its protocol has the potential to help people affected by COVID-19, but more research will need to be completed before a definitive conclusion can be reached.

The Company incurred net losses of approximately $2,416,000 and $3,695,000 for the three months ended March 31, 2020 and 2019, respectively. The Company has historically incurred losses from operations and expects to continue to generate negative cash flows as the Company’s revenue activities are suspended and as the Company implements its business plan. The consolidated financial statements are prepared using accounting principles generally accepted in the United States (“U.S. GAAP”) as applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

With the Company’s revenue-generating activities suspended, the Company will need to raise cash from debt and equity offerings to continue with its efforts to take the L-CYTE-01 protocol to the FDA for treatment of chronic lung diseases. There can be no assurance that the Company will be successful in doing so.

On March 27, 2020, the Company issued a demand note (the “Note”) in the principal amount of $500,000 to FWHC Bridge, LLC (the “Investor”) in exchange for a loan made by the Investor in such amount to cover the Company’s working capital needs. Subsequently on April 9, 2020, in exchange for an additional loan of $500,000 made by the Investor to the Company to further cover the Company’s working capital needs, the Company amended and restated the Note to reflect a new principal amount of $1,000,000 (the “A&R Note”). The A&R Note bears simple interest at a rate of 12% per annum. The Investor is an affiliate of FWHC Holdings, LLC, a pre-existing shareholder of the Company, which served as lead investor in the Company’s recent Series D Convertible Preferred Stock Offering. As discussed further below in “Note Purchase Agreement”, this A&R Note was further amended and superseded by an April Secured Note in the amount of $1,000,000 issued by the Company to the Investor.

Note Purchase Agreement

On April 17, 2020, and in subsequent April closings, the Company entered into a Secured Convertible Note and Warrant Purchase Agreement (the “April SPA”) with thirty three investors (the “Purchasers”) pursuant to which the Company received an aggregate of $2,835,195 in gross proceeds through the sale to the Purchasers of Secured Convertible Promissory Notes (the “April Secured Notes”) and warrants (the “April Warrants”) to purchase shares of common stock of the Company (the “April Offering”). The proceeds of the April Offering will be used for working capital and general corporate purposes. The April Offering resulted in the issuance of April Secured Notes to Purchasers in an aggregate principal amount of $3,835,195. This sum included the issuance by the Company to the Investor of an April Secured Note in the amount of $1,000,000 to amend and supersede the A&R Note previously issued by the Company to the Investor on April 9, 2020. Additionally, in connection with the April Offering, the Company entered into an amendment with the Investor with respect to the outstanding 12% Senior Secured Convertible Note due September 30, 2020, which was originally issued in 2018 and assumed in the Merger and which was purchased by the Investor from its original holder, George Hawes, on March 27, 2020 (the “Hawes Note”). The Hawes Notes had a principal amount of $424,615 as of March 31, 2020 and December 31, 2019. The amendment to the Hawes Note among other things, eliminates the requirement that the Company make monthly payments of accrued interest. The Hawes Note is expected to convert into shares of preferred stock of the Company offered for purchase at the Qualified Financing at the closing of the Qualified Financing.

As part of the April Offering, the holders of certain existing warrants issued by the Company which contained anti-dilution price protection entered into agreements terminating all anti-dilution price protection in their warrants. The Company intends to implement a one-time reduction of the exercise price of such warrants to be equal to the price per share at which shares of preferred stock are offered for purchase at the Qualified Financing once that price has been established.

F-43

Short-term notes, related parties

On March 27, 2020, the Company issued a demand note (the “Note”) in the principal amount of $500,000 to FWHC Bridge, LLC (the “Investor”) in exchange for a loan made by the Investor in such amount to cover the Company’s working capital needs. Subsequently on April 9, 2020, in exchange for an additional loan of $500,000 made by the Investor to the Company, the Company amended and restated the Note to reflect a new principal amount of $1,000,000 (the “A&R Note”). The A&R Note bears simple interest at a rate of 12% per annum. The Investor is an affiliate of FWHC Holdings, LLC, a pre-existing shareholder of the Company, which served as lead investor in the Company’s recent Series D Convertible Preferred Stock Offering. As discussed further above in “Note Purchase Agreement”, this A&R Note was further amended and superseded by an April Secured Note in the amount of $1,000,000 issued by the Company to the Investor.

The other short-term notes, related parties were issued by the Company during 2019, and as of March 31, 2020 and December 31, 2019 consist of five loans, totaling $1,635,000, made to the Company by Horne Management, LLC, controlled by Chief Executive Officer, William E. Horne. These were advanced for working capital purposes and had the terms as indicated below. The loans bear interest ranging from 5.5% to 12%, in some cases increasing to 15% if not paid by the respective maturity date ranging from March 26, 2020 to May 13, 2020. Some of these loans provided for the issuance of warrants at 114% warrant coverage if the loan was not repaid within two months. None of these loans have been repaid and 840,000 warrants have been issued at an exercise price of $0.75 per share. On April 23, 2020, Horne Management, LLC agreed to convert the related notes plus accrued interest into (i) 4,368,278 shares of common stock of the Company and (ii) a ten-year warrant to purchase up to an equivalent number of shares of the Company’s common stock with such conversion to be effective as of April 17, 2020. This warrant will have an exercise price equal to the price per share at which securities are offered to investors for purchase at the Qualified Financing, which such price has not yet been established, and is exercisable beginning on the day immediately following the earlier to occur of (x) the closing of the Qualified Financing and (y) November 1, 2020. If the Qualified Financing does not occur on or prior to October 31, 2020, the exercise price of the warrant will be equal to the price per share obtained by dividing $3,000,000 by the number of fully diluted shares of the Company outstanding on October 31, 2020.

As of March 31, 2020, the Company had cash on hand of $122,400. Cash on hand at May 15, 2020 was approximately $3,117,000. The Company’s cash is insufficient to fund its operations over the next year and the Company will need to raise additional capital through debt or equity offerings to continue operations.

There can be no assurance that the Company will be able to raise additional funds or that the terms and conditions of any future financings will be workable or acceptable to the Company or its shareholders. In the event the Company is unable to fund its operations from existing cash on hand, operating cash flows, additional borrowings or raising equity capital, the Company may be forced to reduce expenses or discontinue operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Basis of presentation

Based on the terms of the APA, the former RMS members had voting control of the combined company as of the closing of the Merger. RMS is deemed to be the acquiring company for accounting purposes and the transaction is accounted for as a reverse acquisition under the acquisition method of accounting for business combinations in accordance with U.S. GAAP. The assets acquired and the liabilities assumed of RMS included as part of the purchase transaction are recorded at historical cost. Accordingly, the assets and liabilities of H-CYTE are recorded as of the Merger closing date at their estimated fair values.

The accompanying interim consolidated financial statements have been prepared based upon U.S. Securities and Exchange Commission rules that permit reduced disclosure for interim periods. Therefore, they do not include all information and footnote disclosures necessary for a complete presentation of the Company’s financial position, results of operations and cash flows, in conformity with generally accepted accounting principles. The Company filed audited consolidated financial statements as of and for the fiscal years ended December 31, 2019 and December 31, 2018 which included all information and notes necessary for such complete presentation in conjunction with its 2019 Annual Report on Form 10-K.

The results of operations for the interim period ended March 31, 2020 are not necessarily indicative of the results to be expected for any future period or the entire fiscal year. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2019, which are contained in the Company’s 2019 Annual Report on Form 10-K. For further discussion of the Company’s significant accounting policies, refer to Note 3 – “Basis Of Presentation And Summary of Significant Accounting Policies” to the consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Certain reclassifications have been made to amounts previously reported and some disclosures for prior periods have been added to conform with the current period presentation.

F-44

Note 4 – Business Acquisition

On January 8, 2019, MedoveX completed its business combination with RMS under which MedoveX purchased certain assets and assumed certain liabilities of RMS, otherwise referred to as the Merger. Pursuant to the terms of the APA, MedoveX issued to the shareholders of RMS 33,661 shares plus 6,111 additional Exchange Shares (based on closing the sale of $2,000,000 of new securities) for a total of 39,772 shares of Series C Preferred Stock where each share of Series C Preferred stock automatically converted into 1,000 shares of common stock and represent approximately 55% of the outstanding voting shares of the Company.

Under the terms of the APA, the Company issued additional “Exchange Shares” to the shareholders of RMS to maintain the 55% ownership and not be diluted by the sale of convertible securities (“New Shares Sold”) until MedoveX raised an additional $5,650,000 via the issuance of new securities. On the date of closing the Company issued 6,111 additional Exchange Shares to RMS Shareholders as a result of the issuance of additional securities, which are included in the 39,772 shares above. Subsequent to the closing of the purchase transaction, an incremental 11,153 additional Exchange Shares were issued, for a total of 17,264 additional Exchange Shares. All additional Exchange Shares have been issued to the shareholders of RMS and these Series C Preferred shares converted to 17,263,889 shares of common stock; no additional equity will be issued to RMS.

Because RMS shareholders owned approximately 55% of the voting stock of MedoveX after the transaction, RMS was deemed to be the acquiring company for accounting purposes (the “Acquirer”) and the transaction is accounted for as a reverse acquisition under the acquisition method of accounting for business combinations in accordance with U.S. GAAP. The assets acquired and the liabilities assumed of RMS included as part of the purchase transaction are recorded at historical cost. Accordingly, the assets and liabilities of MedoveX (the “Acquiree”) are recorded as of the Merger closing date at their estimated fair values.

Purchase Price Allocation

The purchase price for the acquisition of the Acquiree has been allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The acquisition-date fair value of the consideration transferred is as follows:

Common shares issued and outstanding	24,717,270
Common shares reserved for issuance upon conversion of the outstanding Series B Preferred Stock	2,312,500
Total Common shares	27,029,770
Closing price per share of MedoveX Common stock on January 8, 2019	$0.40
10,811,908
Fair value of outstanding warrants and options	2,220,000
Cash consideration to RMS	(350,000)
Total consideration	$12,681,908

Prior to the transaction, MedoveX had 24,500,000 shares of common stock outstanding at a market capitalization of $9,800,000. The estimated fair value of the net assets of MedoveX was $8,400,000 as of January 8, 2019. Measuring the fair value of the net assets to be received by RMS was readily determinable based upon the underlying nature of the net assets. The fair value of the MedoveX common stock was above the fair value of its net assets. The MedoveX net asset value was primarily comprised of definite-lived intangibles as of the closing and the RMS interest in the merger is significantly related to obtaining access to the public market. Therefore, the fair value of the MedoveX stock price and market capitalization as of the closing date is considered to be the best indicator of the fair value and, therefore, the purchase price consideration.

F-45

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition on January 8, 2019:

Cash	$(302,710)
Accounts receivable	145,757
Inventory	131,455
Prepaid expenses	46,153
Property and equipment	30,393
Other	2,751
Intangibles	3,680,000
Goodwill	12,564,401
Total assets acquired	$16,298,200
Accounts payable and other accrued liabilities	1,645,399
Derivative liability	1,215,677
Interest-bearing liabilities and other	755,216
Net assets acquired	$12,681,908

Intangible assets are recorded as definite-lived assets and amortized over the estimated period of economic benefit. Intangible assets represent the fair value of patents and related proprietary technology for the DenerveX System. During the fourth quarter of 2019 the Company recorded an impairment charge of $2,944,000 related to the carrying value of its intangible assets.

Goodwill is calculated as the difference between the acquisition-date fair value of the consideration transferred and the fair values of the assets acquired, and liabilities assumed. Goodwill is not expected to be deductible for income tax purposes. Goodwill is recorded as an indefinite-lived asset and is not amortized but tested for impairment on an annual basis or when indications of impairment exist. During the fourth quarter of 2019 the Company recorded an impairment charge of approximately $12,564,000 related to the carrying value of goodwill.

The derivative liability relates to the liability associated with warrants issued with the securities purchase agreements executed in May 2018, which liability was assumed in the Merger (see Note 12).

Total interest-bearing liabilities and other liabilities assumed are as follows:

Notes payable	$99,017
Short-term convertible notes payable	598,119
Dividend payable	57,813
Deferred rent	267
Total interest-bearing and other liabilities	$755,216

For further discussion of the notes payable and short-term convertible notes payable, refer to Note 11-“ Short-term Debt “ to these interim financial statements.

Note 5 – Right-of-use Asset And Lease Liability

On January 9, 2019, the Company adopted ASU No. 2016-02 (as amended), and additional current liabilities of approximately $475,000 and long-term liabilities of approximately $713,000 with corresponding ROU assets of approximately $1,167,000 were recognized, based on the present value of the remaining minimum rental payments under the new leasing standards for existing operating leases.

The consolidated balance sheet at March 31, 2020 reflects current lease liabilities of approximately $403,000 and long-term liabilities of $222,000, with corresponding ROU assets of $607,000.

The audited consolidated balance sheet at December 31, 2019 reflects current lease liabilities of approximately $454,000 and long-term liabilities of $302,000, with corresponding ROU assets of $738,000.

The components of lease expense for the three months ended March 31, 2020 and 2019, respectively, are as follows:

	Three months ended March 31,
	2020	2019
Operating lease expense	$150,564	$136,943

F-46

Cash paid for amounts included in the measurement of lease liabilities for the three months ended March 31, 2020 and 2019, respectively, are as follows:

	Three months ended March 31,
	2020	2019
Operating cash flows from operating leases	$150,564	$136,943

Supplemental balance sheet and other information related to operating leases are as follows:

	March 31, 2020	December 31, 2019

Operating leases right-of-use assets	$606,897	$738,453
Lease liability, current portion	402,876	453,734
Lease liability, net of current portion	221,710	302,175
Total operating lease liabilities	$624,586	$755,909
Weighted average remaining lease term	2.16 years	2.25 years
Weighted average discount rate	7.75%	7.75%

Future maturities of operating lease liabilities as of March 31, 2020 are as follows:

Operating leases

Remainder of 2020	$353,601
2021	154,559
2022	102,891
2023	69,333
Total lease payments	680,384
Less interest	(55,798)
Total	$624,586

Operating lease expense and cash flows from operating leases for the three months ended March 31, 2020 and 2019, totaled approximately $150,000 and $137,000, respectively, and are included in the “Other general and administrative” section of the consolidated statement of operations.

The Company leases corporate office space in Tampa, FL and Atlanta, GA. The Company also leases medical clinic space in Tampa, FL, Nashville, TN, Scottsdale, AZ, Pittsburgh, PA, and Dallas, TX. The leasing arrangements contain various renewal options that are adjusted for increases in the consumer price index or agreed upon rates. Each location has its own expiration date ranging from April 30, 2020 to August 31, 2023. In May 2020, due to COVID-19, the Company entered into a three-month extension for the lease that expired on April 30, 2020.

Note 6 - Property And Equipment

Property and equipment, net, consists of the following:

	Useful Life	March 31, 2020	December 31, 2019
Furniture and fixtures	5-7 years	$231,222	$231,222
Computers and software	3-7 years	244,039	244,039
Leasehold improvements	15 years	157,107	157,107
		632,368	632,368
Less accumulated depreciation		(434,772)	(412,665)

Total		$197,596	$219,703

Depreciation expense was approximately $22,000 and $27,000 for the three months ended March 31, 2020 and 2019, respectively. The Company uses the straight-line depreciation method to calculate depreciation expense.

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Note 7 - Intangible Assets And Goodwill

The Company’s intangible assets are patents and related proprietary technology for the DenerveX System for which an impairment charge was made in the fourth quarter of 2019 writing off this asset as of December 31, 2019.

For the three months ended March 31, 2020 and 2019, total amortization expense related to acquisition-related intangible assets was $0 and $184,000, respectively, and is included in operating expense in the accompanying consolidated statement of operations.

Goodwill represents the excess of purchase price over fair value of net identified tangible and intangible assets and liabilities acquired in the Merger. As of December 31, 2019, the Company’s goodwill balance was determined to be impaired as of the balance sheet date and as a result, the Company recorded a goodwill impairment charge writing off the goodwill balance.

Note 8 – Related Party Transactions

Consulting Expense

Effective February 1, 2019, the Company entered into an oral consulting agreement with Mr. Raymond Monteleone, Board Member and Chairman of the Audit Committee, in which Mr. Monteleone received $10,000 per month for advisory services and $5,000 per quarter as Audit Committee Chair in addition to regular quarterly board meeting fees. Effective March 25, 2020, the Company reduced the advisory services to $5,000 per month and the fees per quarter as the Audit Committee Chair to $2,500. For the three months ended March 31, 2020 and 2019, the Company has expensed approximately $30,000, and $35,000 in compensation to Mr. Monteleone, respectively.

The Company entered into an oral consulting arrangement with St. Louis Family Office, LLC, controlled by Jimmy St. Louis, former CEO of RMS, in January 2019 in the amount of $10,000 per month plus benefits reimbursement for advisory services. The Company terminated this agreement effective June 30, 2019. For three months ended March 31, 2019, the Company expensed approximately $27,000 in consulting fees to St. Louis Family Office.

The Company entered into a consulting agreement with Strategos Public Affairs, LLC (Strategos) on February 15, 2019 for a period of twelve months, unless otherwise terminated by giving thirty days prior written notice. A close family member of the Company’s CEO is a partner in Strategos. The monthly fee started at $4,500 and increased to approximately $7,500 per month. Strategos provided information to key policymakers in the legislature and executive branches of government on the benefits of the cellular therapies offered by LHI, advocated for legislation that supports policies beneficial to patient access and opposed any legislation that negatively impacts the Company’s ability to expand treatment opportunities, and position the Company and its related entities as the expert for information and testimony. The Company terminated this agreement in March 2020. For the three months ended March 31, 2020 and 2019, the Company expensed approximately $15,000 and $0, respectively.

Officers and Board Members and Related Expenses

In connection with the April Offering, the Company’s CEO William Horne entered into an amendment letter to his employment agreement which provides that his salary will be reduced to $0 per month; provided that on the date that the Company receives FDA approval to commence clinical trials for its products, Mr. Horne’s salary will be increased to a total of $18,750 per month, or $225,000 per annum.

For the three months ended March 31, 2020 and 2019, the Company paid $0 in Board of Director fees to Michael Yurkowsky and to Raymond Monteleone.

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Debt and Other Obligations

The short-term notes, related parties are detailed in Note 2 - “Liquidity, Going Concern and Management’s Plans” in this Form 10-Q.

Note 9 - Equity Transactions

For the consolidated statement of stockholders’ deficit as of January 1, 2019, the common stock, preferred stock and additional paid in capital reflect the accounting for the stock received by the RMS members as of the Merger as if it was received as of that date and the historical accumulated deficit of RMS. As of the closing of the Merger, before the contingent additional exchange shares impact from the sale of new securities, the stock received by RMS was 33,661 shares of Series C Preferred Stock, which was later converted into approximately 33,661,000 shares of common stock, with common stock par value of approximately $33,700 and additional paid-in capital of approximately $3,566,000. The historical accumulated deficit and non-controlling interest of RMS as of the closing was approximately $9,296,000 and $370,000, respectively.

Common Stock Issuance

On January 8, 2019, the Company entered into a securities purchase agreement (the “SPA”) with four purchasers (the “Purchasers”) pursuant to which the four Purchasers invested in the Company an aggregate amount of $2,000,000, with $1,800,000 in cash and $200,000 by cancellation of debt as explained below, in exchange for forty units (the “Units”), each consisting of a convertible note (the “Convertible Note”) with the principal amount of $50,000 and a warrant (the “Warrant”) to purchase common stock (the “common stock”) of the Company at a purchase price of $0.75 per share. For further discussion of the SPA, refer to Note 9 - “Equity Transactions” to the consolidated financial statements in the Company’s Annual Report on Form 10-K is incorporated by reference herein.

The Company entered into other SPA’s with additional purchasers, which brought the aggregate amount of capital raised in all these offerings to $7,000,000, as of April 5, 2019, excluding the shares issued for conversion of short-term debt, discussed below

As a result of the sales of new securities of at least $5,650,000, the Company issued an additional 17,264 Series C Preferred Stock to RMS members in accordance with the provisions of the APA in the first quarter of 2019. These shares automatically converted to 17,263,889 shares of common stock. All the Convertible Notes from the SPA, as well as the shares of Series C Preferred Stock issued to RMS members, were automatically converted into shares of common stock at closing on January 8, 2019.

F-49

In February 2019, 250,000 shares of common stock were issued pursuant to conversion of short-term debt and accrued interest.

In March 2019, the Company issued an aggregate of 130,085 shares of common stock at $0.40 per share for consulting fees in an amount equivalent to $52,033. In August 2019, the Company issued 150,000 shares of common stock to consultants in consideration of consulting services rendered to the Company. At the time of issuance, the fair market value of the shares was $0.29, and, as a result, $43,500 was expensed for the year ending December 31, 2019.

In February 2020, the Company issued LilyCon Investments $35,000 in shares of the Company’s common stock at a weighted average share price of $0.32 per share for a total of 109,375 shares per the terms of the consulting agreement executed in February 2019.

Series B Preferred Stock Preferences

Voting Rights

Holders of Series B Preferred Stock (“Series B Holders”) have the right to receive notice of any meeting of holders of common stock or Series B Preferred Stock and to vote upon any matter submitted to a vote of the holders of common stock or Series B Preferred Stock. Each Series B Holder shall vote on each matter submitted to them with the holders of common stock.

Liquidation

Upon the liquidation or dissolution of the business of the Company, whether voluntary or involuntary, each Series B Holder shall be entitled to receive, for each share thereof, out of assets of the Company legally available therefore, a preferential amount in cash equal to the stated value plus all accrued and unpaid dividends. All preferential amounts to be paid to the Series B Holders in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company’s to the holders of the Company’s common stock but after the Series D Holders receive their respective liquidation value. The Company accrues these dividends as they are earned each period.

On January 8, 2019, the Company completed the issuance of Convertible Notes with a conversion price of $0.40. As a result, the exercise price on all of the warrants issued with the Series B Preferred Stock was adjusted downward to $0.36.

In the first quarter of 2019, the Company recognized a beneficial conversion feature related to the Series B Preferred Stock of approximately $33,000, which was credited to additional paid-in capital, and reduced the income available to common shareholders. Since the Series B Preferred Stock can immediately be converted by the holder, the beneficial conversion feature was immediately accreted and recognized as a deemed dividend to the preferred shareholders.

Series B preferred Stock Conversions and Repurchase

During the year ended December 31, 2019, 9,250 shares of Series B Preferred Stock, par value $0.001, and accrued dividends were assumed with the Merger and an aggregate of 2,650 shares of Series B Preferred Stock, and accrued dividends, were subsequently converted into an aggregate of 715,279 shares of the Company’s common stock.

Debt Conversion

Convertible Notes and Promissory Note to Related Party

The $750,000 convertible notes payable assumed in the Merger had a fair value of approximately $598,000 on the acquisition date. Subsequently, on February 6, 2019, $100,000 of the outstanding Convertible Notes was converted into an aggregate of 250,000 shares of common stock, eliminating $100,000 of the Company’s debt obligation. The debt was converted into shares of common stock at $0.40 per share, in accordance with the SPA.

Stock-Based Compensation Plan

The Company utilizes the Black-Scholes valuation method to recognize stock-based compensation expense over the vesting period. The expected life represents the period that the stock-based compensation awards are expected to be outstanding.

F-50

Stock Option Activity

For the three months ended March 31, 2020 and 2019, the Company recognized approximately $600 and $89,000, respectively, as compensation expense with respect to vested stock options. Since these stock options were assumed on January 8, 2019 as part of the Merger, there were no historical costs related to this prior to January 8, 2019. The expense for the three months ended March 31, 2019 is primarily related to an option to purchase 250,000 shares of the Company’s common stock that was issued to the Company’s CEO pursuant to his employment agreement. These options were immediately vested upon issuance.

As of March 31,2020, all outstanding stock options were fully vested, and related compensation expense recognized.

The following is a summary of stock option activity for the quarters ending March 31, 2019 and March 31, 2020:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Term (Years)
Outstanding at December 31, 2018	—	—	—
Assumed with the RMS merger transaction	557,282	$2.78	6.99
Granted	250,000	0.40	—
Expired	(80,725)	1.52	—
Outstanding at March 31, 2019	726,557	$1.95	7.74
Exercisable at March 31, 2019	695,418	$1.96	7.74

Outstanding at December 31, 2019	425,000	$1.38	7.71
Granted	—	—	—
Expired	—	—	—
Outstanding and exercisable at March 31, 2020	425,000	$1.38	7.46

Non-Controlling Interest

For the three months ended March 31, 2020 and 2019, the Company consolidated the results for LI Dallas, LI Nashville, LI Pittsburgh and LI Scottsdale as VIEs. The Company owns no portion of any of these four entities which own their respective clinics; however, the Company maintains control through their management role for each of the clinics, in accordance with each clinic’s respective management agreement. Based on these agreements, the Company (RMS and RMS Management and now H-CYTE) has the responsibility to run and make decisions on behalf of the clinics, except for medical procedures. Beginning in January 2018, the Company adopted the policy for all of the VIEs that the management fee charged by the Company would equal the amount of net income from each VIE on a monthly basis, bringing the amount of the net income each month for each VIE to a net of zero. Due to this change in policy, there was no change in the non-controlling interest for the three months ended March 31, 2020 or 2019 related to the net income as it was $0 each month through the management fee charged by the Company.

Net Loss Per Share

Basic loss per share is computed on the basis of the weighted average number of shares outstanding for the reporting period. Diluted loss per share is computed on the basis of the weighted average number of common shares plus dilutive potential common shares outstanding using the treasury stock method. Any potentially dilutive securities are antidilutive due to the Company’s net losses.

For the periods presented, there is no difference between the basic and diluted net loss per share: 45,319,643 warrants and 425,000 common stock options outstanding were considered anti-dilutive and excluded for the three months ended March 31, 2020. At March 31, 2020, the only potentially dilutive shares would be from the conversion of the convertible debt and the conversion of preferred stock, Series B and Series D totaling 38,308,600 of common stock to be issued upon conversion of all these securities. There were no option or warrant exercises that would have been potentially dilutive.

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Note 10 – Commitments & Contingencies

Litigation

From time to time, the Company may be involved in routine legal proceedings, as well as demands, claims and threatened litigation that arise in the normal course of our business. The ultimate amount of liability, if any, for any claims of any type (either alone or in the aggregate) may materially and adversely affect the Company’s financial condition, results of operations and liquidity. In addition, the ultimate outcome of any litigation is uncertain. Any outcome, whether favorable or unfavorable, may materially and adversely affect the Company due to legal costs and expenses, diversion of management attention and other factors. The Company expenses legal costs in the period incurred. The Company cannot assure that additional contingencies of a legal nature or contingencies having legal aspects will not be asserted against the Company in the future, and these matters could relate to prior, current or future transactions or events. As of March 31, 2020, the Company had no litigation matters which required any accrual or disclosure.

Guarantee

The Company has guaranteed payments based upon the terms found in the management services agreements to affiliated physicians related to LI Dallas, LI Nashville, LI Pittsburgh, LI Scottsdale, and LI Tampa. For three months ended March 31, 2020 and 2019, payments totaling approximately $22,000 and $22,000, respectively, were made to these physicians’ legal entities. Due to the Company ceasing operations effective March 23, 2020 in LI Dallas, LI Pittsburgh, LI Scottsdale, and LI Tampa, the guaranteed payments for these clinics will be suspended until operations recommence at the aforementioned clinics.

Manufacturer Liability Dispute

The Company selected an FDA registered contract manufacturer, to manufacture the DenerveX product. In 2019, the Company became aware of events which resulted in the manufacturer not meeting certain contract performance requirements. As a result, the Company is in a dispute with the manufacturer. The Company intends to vigorously defend its position that the manufacturer did not meet its contract performance obligations. The Company believes the likelihood of incurring a material loss regarding the dispute with the manufacturer is reasonably possible but is unable to estimate the amount of the loss based on information available at this time. As such, the Company has not recorded a loss as of March 31, 2020 or December 31, 2019. The Company is not aware of any legal action regarding this matter.

Note 11 – Short-term Debt

Convertible note

The Convertible Notes payable represents a securities purchase agreement with select accredited investors, which was assumed in the Merger. The debt assumed by the Company consisted of $750,000 of units (the “Units”) with a purchase price of $50,000 per Unit. Each Unit consists of (i) a 12% senior secured convertible note, initially convertible into shares of the Company’s common stock, par value $0.001 per share, at a conversion price equal to the lesser of $0.40 or ninety percent (90%) of the per share purchase price of any shares of common stock or common stock equivalents issued in future private placements of equity and/or debt securities completed by the Company following this offering, and (ii) a three-year warrant to purchase such number of shares of the Company’s common stock equal to one hundred percent (100%) of the number of shares of common stock issuable upon conversion of the notes at $0.40. The Warrants were initially exercisable at a price equal to the lesser of $0.75 or ninety percent (90%) of the per share purchase price of any shares of common stock or common stock equivalents issued in future private placements of the debt and/or equity securities completed by the Company following the issuance of warrants. The Convertible Notes are secured by all of the assets of the Company.

The Convertible Notes sold in the offering were initially convertible into an aggregate of 1,875,000 shares of common stock. The down round feature was triggered on January 8, 2019, and the conversion price of the Convertible Notes was adjusted to $0.36. The Company recognized the down round as a deemed dividend of approximately $288,000 which reduced the income available to common stockholders.

F-52

On February 6, 2019, $100,000 of the Company’s $750,000 outstanding Convertible Notes, plus accrued interest, was converted into an aggregate of 251,667 shares of common stock, eliminating $100,000 of the Company’s debt obligation. The debt was converted into shares at $0.36 per share, which was the conversion price per the SPA subsequent to the trigger of the down round feature. In 2019, the Company redeemed $350,000 of convertible notes payable in principal and $52,033 in interest payable for three of the noteholders.

The Company also reached an extension with the remaining noteholder which extended the maturity date of the loan for one year, until September 30, 2020. This note had a principal balance of $300,000 plus penalties of approximately $85,000 and accrued interest of approximately $40,000 for a total adjusted principal balance upon renewal of approximately $425,000 as of March 31, 2020 and December 31, 2019. Additionally, approximately 424,000 warrants were issued on September 15, 2019 in connection with the extension of the note.

Notes Payable

Notes payable were assumed in the Merger and are due in aggregate monthly installments of approximately $5,800 and carry an interest rate of 5%. Each note originally had a maturity date of August 1, 2019. The Company finalized an eighteen-month extension to March 1, 2021. The promissory notes have an aggregate outstanding balance of approximately $67,000 and $78,000 at March 31, 2020 and December 31, 2019.

On March 27, 2020, the Company issued a Note in the principal amount of $500,000 to the Investor for a total of $500,000 in exchange for a loan in such amount to cover working capital needs. The Note bears an interest rate of 8.0% per annum and is due on demand. If any amounts payable under this Note are not paid within ten days after they are due, the interest rate shall accrue on the Principal in the amount of 18.0% per annum. The Investor is an affiliate of a pre-existing shareholder of the Company having been the lead investor in the Company’s recent Series D Convertible Preferred Stock Offering.

Note 12 – Derivative Liability - Warrants

Financial assets and liabilities carried at fair value as of March 31, 2020 and December 31, 2019 are classified in the tables below in one of the three categories:

	Fair Value Measurement at March 31, 2020 (1)
	Using Level 3	Total
Liability:
Derivative Liability - Warrants	$140,877	$140,877
Derivative Put Liability	$79,045	$79,045

	Fair Value Measurement at December 31, 2019 (1)
	Using Level 3	Total
Liability:
Derivative Liability - Warrants	$315,855	$315,855
Derivative Put Liability	$267,399	$267,399

(1) The Company did not have any assets or liabilities measured at fair value using Level 1 or 2 of the fair value hierarchy as of March 31, 2020 and December 31, 2019.

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The Company’s derivative liabilities are classified within Level 3 of the fair value hierarchy because certain unobservable inputs were used in the valuation models. These assumptions included estimated future stock prices, potential down-round financings for the Warrants, and potential redemptions for the Redemption Put Liability.

The following is a reconciliation of the beginning and ending balances for the liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three months ended March 31, 2020 and the year ended December 31, 2019:

Derivative Liability - Warrants

Balance at December 31, 2019	$315,855
Fair value adjustments	(174,978)
Balance at March 31, 2020	$140,877

Redemption Put Liability

Balance at December 31, 2019	$267,399
Issuance of Series D Convertible Preferred Stock	5,305
Fair value adjustments	(193,659)
Balance at March 31, 2020	$79,045

Derivative Liability- Warrants

In connection with the securities purchase agreements executed in May 2018 (which the Company assumed in the Merger), whereby 108,250 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Shares”) and warrants were issued to purchase 2,312,500 shares of the Company’s common stock (“Series B Warrants”). The Series B Warrants had a three-year term at an exercise price of $0.75. The Series B Warrants contain two features such that in the event of a downward price adjustment the Company is required to reduce the strike price of the existing warrants (first feature or “down round”) and issue additional warrants to the award holders such that the aggregate exercise price after taking into account the adjustment, will equal the aggregate exercise price prior to such adjustment (second feature or “additional issuance”).

On January 8, 2019, the Company issued equity securities which triggered the down round and additional issuance warrant features. As a result, the exercise price of the warrants was lowered from $0.75 to $0.40 and 2,023,438 additional warrants were issued. The inclusion of the additional issuance feature caused the warrants to be accounted for as liabilities in accordance with ASC Topic 815.

The fair market value of the warrants, approximately $1,200,000, was recorded as a derivative liability as a measurement period adjustment to the purchase price allocation in the third quarter of 2019. The derivative liability has been remeasured to fair value at the end of each reporting period and the change in fair value, of approximately $175,000 and $0, has been recorded as a component of other income (expense) in the Company’s consolidated statement of operations for the three months ended March 31, 2020 and 2019, respectively. The fair value of the derivative liability included on the consolidated balance sheet was approximately $141,000 and $316,000 as of March 31, 2020 and December 31, 2019, respectively.

Fair values for the Series B Warrants were determined using a Lattice model which considered randomly generated stock-price paths obtained through a Geometric Brownian Motion stock price simulation.

The Company estimated the fair value of the warrant derivative liability as of March 31, 2020 and December 31, 2019, respectively, using the following assumptions:

	March 31, 2020	December 31, 2019

Fair value of underlying stock	$0.051	$0.13
Exercise price	$0.40	$0.40
Risk free rate	0.17 – 0.23%	1.58 – 1.59%
Expected term (in years)	1.09 – 1.77	1.34 – 2.02
Stock price volatility	156 – 166%	143 - 154%
Expected dividend yield	—	—

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Due to the down round provision contained in the warrants, which could provide for the issuance of additional warrant shares as well as a reduction in the exercise price, the model also considered subjective assumptions related to the shares that would be issued in a down-round financing and the potential adjustment to the exercise price. The fair value of the warrants will be significantly influenced by the fair value of the Company’s stock price, stock price volatility, changes in interest rates and management’s assumptions related to the down-round provisions.

On November 15, 2019, the Company redeemed a shareholder’s Series B Preferred shares for its initial face value, plus accrued dividends.

In conjunction with the Series D Preferred financing (See Note 14), the Company offered the Series B warrant holders the option to exchange their warrants on the basis of 1 warrant for 0.40 common shares. Warrant holders chose to exchange 1,007,813 warrants with a fair value of approximately $75,000 for 403,125 shares of common stock with a fair value of approximately $73,000. On the date of the exchange, the Series B Warrants were first adjusted to fair value with the change in fair value being recorded in earnings.

Redemption Put Liability

As described in Note 14, the redemption put provision embedded in the Series D financing required bifurcation and measurement at fair value as a derivative. If the redemption put provision is triggered, it allows either payment in cash or the issuance of “Trigger Event Warrants”. Accordingly, the fair value of the Redemption put liability considered management’s estimate of the probability of cash payment versus payment in Trigger Event Warrants and was valued using a Monte Carlo Simulation which uses randomly generated stock-price paths obtained through a Geometric Brownian Motion stock price simulation. The fair value of the redemption provision will be significantly influenced by the fair value of the Company’s stock price, stock price volatility, changes in interest rates and management’s assumptions related to the redemption factor. The Company estimated the fair value of the Trigger Event Warrant portion of the redemption put liability using the following assumptions on March 31, 2020 and December 31, 2019:

	March 31, 2020	December 31, 2019

Fair value of underlying stock	$0.019	$0.056
Exercise price	$0.20409	$0.20409
Risk free rate	0.70%	1.92%
Expected term (in years)	9.7	9.9
Stock price volatility	95%	92%
Expected dividend yield	—	—

The fair market value of the redemption put liability at inception was approximately $614,000 which has been recorded as a liability and is remeasured to fair value at the end of each reporting period. The change in fair value of approximately $194,000 and $0 has been recorded as a component of other income (expense) in the Company’s consolidated statement of operations for the three months ended March 31, 2020 and 2019, respectively. The fair value of the redemption put liability included on the consolidated balance sheet was approximately $79,000 and $267,000 as of March 31, 2020 and December 31, 2019, respectively.

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Note 13 - Common Stock Warrants

A summary of the Company’s warrant issuance activity and related information for the quarters ended March 31, 2020 and March 31, 2019:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Assumed as of the January 8, 2019 merger	12,108,743	$1.38	2.60
Issued	17,500,000	0.75	2.84
Outstanding and exercisable at March 31, 2019	29,608,743	$1.00	2.63

Outstanding and exercisable at December 31, 2019	44,806,076	$0.78	4.59
Issued	513,567	0.75	6.13
Outstanding and exercisable at March 31, 2020	45,319,643	$0.78	4.61

The fair value of all warrants issued are determined by using the Black-Scholes valuation technique and were assigned based on the relative fair value of both the common stock and the warrants issued. The inputs used in the Black-Scholes valuation technique to value each of the warrants as of their respective issue dates are as follows:

Event Description	Date	Number of Warrants	H-CYTE Stock Price	Exercise Price of Warrant	Grant Date Fair Value	Life of Warrant	Risk Free Rate of Return (%)	Annualized Volatility Rate (%)
Private placement	1/8/2019	5,000,000	$0.40	$0.75	$0.24	3 years	2.57	115.08
Antidilution provision(1)	1/8/2019	2,023,438	$0.40	$0.40	$0.28	3 years	2.57	115.08
Private placement	1/18/2019	6,000,000	$0.40	$0.75	$0.23	3 years	2.60	114.07
Private placement	1/25/2019	1,250,000	$0.59	$0.75	$0.38	3 years	2.43	113.72
Private placement	1/31/2019	437,500	$0.54	$0.75	$0.34	3 years	2.43	113.47
Private placement	2/7/2019	750,000	$0.57	$0.75	$0.36	3 years	2.46	113.23
Private placement	2/22/2019	375,000	$0.49	$0.75	$0.30	3 years	2.46	113.34
Private placement	3/1/2019	125,000	$0.52	$0.75	$0.33	3 years	2.54	113.42
Private placement	3/8/2019	150,000	$0.59	$0.75	$0.38	3 years	2.43	113.53
Private placement	3/11/2019	2,475,000	$0.61	$0.75	$0.40	3 years	2.45	113.62
Private placement	3/26/2019	500,000	$0.51	$0.75	$0.32	3 years	2.18	113.12
Private placement	3/28/2019	375,000	$0.51	$0.75	$0.31	3 years	2.18	112.79
Private placement	3/29/2019	62,500	$0.51	$0.75	$0.31	3 years	2.21	112.79
Private placement	4/4/2019	500,000	$0.48	$0.75	$0.29	3 years	2.29	112.77
Private placement	7/15/2019	200,000	$0.53	$1.00	$0.31	3 years	1.80	115.50
Convertible debt extension	9/18/2019	424,000	$0.40	$0.75	$0.25	3 years	1.72	122.04
Private placement of Series D Convertible Preferred Stock	11/15/2019	14,669,757	$0.28	$0.75	$0.19	10 years	1.84	89.75
Short-term note related party	11/26/2019	400,000	$0.20	$0.75	$0.13	3 years	1.58	144.36
Short-term note, related party	12/30/2019	171,429	$0.14	$0.75	$0.08	3 years	1.59	145.29
Short-term note, related party	1/13/2020	268,571	$0.12	$0.75	$0.07	3 years	1.60	145.76
Private placement of Series D Convertible Preferred Stock	1/17/2020	244,996	$0.15	$0.75	$0.13	10 years	1.84	144.32

(1) The Company had warrants that triggered the required issuance of an additional 2,023,438 warrants as a result of the Company’s capital raise that gave those new investors a $0.40 per share investment price which required the old warrant holders to receive additional warrants since their price was $0.75 per share.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

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Note 14- Mezzanine Equity and Series D Convertible Preferred Stock

Series D Convertible preferred Stock

On November 15, 2019, the Company entered into a securities purchase agreement with selected accredited investors whereby the Company offered (i) up to 238,871 shares of Series D Convertible Preferred Stock the (“Series D Shares”) at a price of $40.817 per share and (ii) a ten-year warrant (the “Series D Warrant”) to purchase 14,669,757 shares of common stock. The Series D Warrants are exercisable for a period of 10 years from issuance at an initial exercise price of $0.75 per share, subject to adjustment for traditional equity restructurings and reorganizations.

On November 21,2019, the Company entered into a securities purchase agreement with FWHC HOLDINGS, LLC (“FWHC”) an accredited investor for the purchase of 146,998 shares of Series D Preferred Stock, par value $0.001 per share and the Series D Warrant resulting in $6.0 million in gross proceeds to the Company (the “FWHC Investment”). For further discussion of the Series D Shares, refer to Note 14 - “Mezzanine Equity and Series D Convertible Preferred Stock” on the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2019.

The Company determined that the nature of the Series D Shares was more analogous to an equity instrument, and that the economic characteristics and risks of the embedded conversion option was clearly and closely related to the Series D Shares. As such, the conversion option was not required to be bifurcated from the host under ASC 815, Derivatives and Hedging. The Company recognized a beneficial conversion feature related to the Series D Shares of approximately $623,000, which was credited to additional paid-in capital, and reduced the income available to common shareholders. Because the Series D Shares can immediately be converted by the holder, the beneficial conversion feature was immediately accreted and recognized as a deemed dividend to the preferred shareholders. Since the Series D Shares are redeemable in certain circumstances upon the occurrence of an event that is not solely within the Company’s control, they have been classified as mezzanine equity in the Consolidated Balance Sheets.

The Company determined that the economic characteristics and risks of the embedded redemption provision were not clearly and closely related to the Series D Shares. The Company assessed the embedded redemption provision further, and determined it met the definition of a derivative and required classification as a derivative liability at fair value. The redemption put liability as of March 31, 2020 and December 31, 2019, was approximately $79,000 and $267,000, respectively.

The Company’s approach to the allocation of the proceeds to the financial instruments was to first allocate basis to the redemption put liability at its fair values and the residual to the Series D Shares and the Series D Warrants. Based upon the amount allocated to the Series D Shares the Company was required to determine if a beneficial conversion feature (“BCF”) was present. A BCF represents the intrinsic value in the convertible instrument, adjusted for amounts allocated to other financial instruments issued in the financing. The effective conversion price is calculated as the amount allocated to the convertible instrument divided by the number of shares to which it is indexed. However, a BCF is limited to the basis initially allocated. After allocating a portion of the proceeds to the other instruments, the effective conversion price was $0.24 compared to the share price of $0.28, resulting in a BCF of $623,045 or $0.04 per share.

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Based upon the above accounting conclusions and the additional information provided below, the allocation of the proceeds arising from the Series D Preferred financing transaction is summarized in the table below:

November 21, 2019 Series D Convertible Preferred and warrant financing:	Proceeds Allocation	Financing Cost Allocation	Total Allocation
Gross proceeds	$6,000,000	$—	$6,000,000
Financing costs paid in cash	—	(111,983)	(111,983)
	$6,000,000	$(111,983)	$5,888,017

Derivative Liability:
Derivative Put Liability	$(614,095)	$—	$(614,095)
Deferred Financing costs	—	8,100	8,100

Redeemable preferred stock:
Series D Convertible Preferred Stock	(2,869,854)	—	(2,869,854)
Financing costs (APIC)	—	1,106	1,106
Financing costs (Retained Earnings)	—	66,265	66,265
Beneficial Conversion Feature	(623,045)	—	(623,045)

Investor Warrants (equity classified):
Proceeds allocation	(1,893,006)	—	(1,893,006)
Financing costs (APIC)	—	36,512	36,512
	$(6,000,000)	$111,983	$(5,888,017)

Since the Series D Convertible Preferred Stock is perpetual and convertible at any time, the resulting discount of $3,130,146 was accreted as a Preferred Stock dividend on the date of issuance to record the Series D Convertible Preferred Stock to its redemption value of $6,000,000.

On January 17, 2020, the Company entered into a securities purchase agreement with an accredited investor for the purchase of 2,450 shares of Series D Preferred Stock, par value $0.001 per share and a Series D Warrant resulting in $100,000 in gross proceeds to the Company. The Series D Preferred Stock and Warrants had the same terms as the FWHC Investment. There was no BCF associated with this financing because the effective conversion price after allocating a portion of the proceeds to the other instruments was higher than the share price.

January 17, 2020 Series D Convertible Preferred and warrant financing:	Proceeds Allocation
Gross proceeds	$100,000
Financing costs paid in cash	—
$100,000

Derivative Liability:
Derivative Put Liability	$(5,305)

Redeemable preferred stock:
Series D Convertible Preferred Stock	(62,793)

Investor Warrants (equity classified):
Proceeds allocation	(31,902)

$(100,000)

Since the Series D Convertible Preferred Stock is perpetual and convertible at any time, the resulting discount of $37,207 was accreted as a Preferred Stock dividend on the date of issuance to record the Series D Convertible Preferred Stock to its redemption value of $100,000.

For the three months ended March 31, 2020, the Company recorded $158,147 in deemed dividends on the Series D Convertible Preferred stock in accordance with the 8% stated dividend resulting in a total balance of Series D Convertible Preferred stock of $6,281,433 at March 31, 2020.

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Series D CONVERTIBLE Preferred Stock Preferences

Voting Rights

Holders of our Series D Preferred Stock (“Series D Holders”) have the right to receive notice of any meeting of holders of common stock or Series D Preferred Stock and to vote upon any matter submitted to a vote of the holders of common stock or Series D Preferred Stock. Each Series D Holder shall vote on each matter submitted to them with the holders of common stock.

Liquidation

Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each Series D Holder shall be entitled to receive, for each share thereof, out of assets of the Company legally available therefore, a preferential amount in cash equal to the stated value plus all accrued and unpaid dividends. All preferential amounts to be paid to the Series D Holders in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company’s to the holders of the Company’s Series B and common stock. The Company accrues these dividends as they are earned each period.

Note 15 - Subsequent Events

On April 9, 2020, in exchange for an additional loan of $500,000 made by the Investor to the Company to further cover the Company’s working capital needs, the Company amended and restated the Note to reflect a new principal amount of $1,000,000 (the “A&R Note”). The A&R Note bears simple interest at a rate of 12% per annum. The Investor is an affiliate of FWHC Holdings, LLC, a pre-existing shareholder of the Company, which served as lead investor in the Company’s recent Series D Convertible Preferred Stock Offering. As discussed further below in “Note Purchase Agreement”, this A&R Note was further amended and superseded by an April Secured Note in the amount of $1,000,000 issued by the Company to the Investor.

Note Purchase Agreement

On April 17, 2020, and in subsequent April closings, the Company entered into a Secured Convertible Note and Warrant Purchase Agreement (the “April SPA”) with thirty three investors (the “Purchasers”) pursuant to which the Company received an aggregate of $2,835,195 in gross proceeds through the sale to the Purchasers of Secured Convertible Promissory Notes (the “April Secured Notes”) and warrants (the “April Warrants”) to purchase shares of common stock of the Company (the “April Offering”). The proceeds of the April Offering will be used for working capital and general corporate purposes. The April Offering resulted in the issuance of April Secured Notes to Purchasers in an aggregate principal amount of $3,835,195. This sum included the issuance by the Company to the Investor of an April Secured Note in the amount of $1,000,000 to amend and supersede the A&R Note previously issued by the Company to the Investor on April 9, 2020. Additionally, in connection with the April Offering, the Company entered into an amendment with the Investor with respect to the outstanding 12% Senior Secured Convertible Note due September 30, 2020, which was originally issued in 2018 and assumed in the Merger and which was purchased by the Investor from its original holder, George Hawes, on March 27, 2020 (the “Hawes Note”). The Hawes Notes had a principal amount of $424,615 as of March 31, 2020 and December 31, 2019. The amendment to the Hawes Note among other things, eliminates the requirement that the Company make monthly payments of accrued interest. The Hawes Note is expected to convert into shares of preferred stock of the Company offered for purchase at the Qualified Financing at the closing of the Qualified Financing.

As part of the April Offering, the holders of certain existing warrants issued by the Company which contained anti-dilution price protection entered into agreements terminating all anti-dilution price protection in their warrants. The Company intends to implement a one-time reduction of the exercise price of such warrants to be equal to the price per share at which shares of preferred stock are offered for purchase at the Qualified Financing once that price has been established.

Debt and Other Obligations

On April 23, 2020, Horne Management, LLC agreed to convert the short-term notes, related parties totaling $1,635,000 as of March 31, 2020 plus accrued interest into (i) 4,368,278 shares of common stock of the Company and (ii) a ten-year warrant to purchase up to an equivalent number of shares of the Company’s common stock with such conversion to be effective as of April 17, 2020. This warrant will have an exercise price equal to the price per share at which securities are offered to investors for purchase at the Qualified Financing, which such price has not yet been established, and is exercisable beginning on the day immediately following the earlier to occur of (x) the closing of the Qualified Financing and (y) November 1, 2020. If the Qualified Financing does not occur on or prior to October 31, 2020, the exercise price of the warrant will be equal to the price per share obtained by dividing $3,000,000 by the number of fully diluted shares of the Company outstanding on October 31, 2020.

The description of the April SPA, the April Secured Note, the April Warrant, the Security Agreement, the Intellectual Property Security Agreement and the Amendment to William Horne Employment Agreement and the Hawes Note, are each qualified in their entirety by the full text of such agreements which are filed as Exhibits to the Annual Report on Form 10-K.

On April 29, 2020, the Company issued a promissory note in the principal amount of $809,082 to the Bank of Tampa in connection with a loan in such amount made under the Payroll Protection Program (“PPP Loan”). The PPP Loan bears interest at a rate of 1% per annum and is payable in eighteen monthly payments of $45,533 commencing six months from the date of the note on November 29, 2020. While the note is dated April 29, 2020, the loan was not formally approved and funded until May 7, 2020.

The Company can apply for loan forgiveness in an amount equal to the sum of the following costs incurred by the Company:

1) payroll costs;

2) any payment of interest on covered mortgage obligations;

3) any payment on a covered rent obligation; and

4) any covered utility payment

The amount forgiven will be calculated (and may be reduced) in accordance with the Paycheck Protection Program. Not more than 25% of the amount forgiven can be attributed to non-payroll costs.

On May 7, 2020, William Horne, the Company’s CEO and Chairman resigned as CEO effective when the Company finds a suitable replacement who has more FDA experience. Until such successor is retained, Mr. Horne will remain as the CEO. Mr. Horne’s resignation does not go to his position as Chairman of the Board or as a Director. The resignation was not as a result of any disagreement with the Company or its policies and practices.

The Company has evaluated subsequent events occurring through the date that the financial statements were available to be issued for events requiring recording or disclosure in the March 31, 2020 consolidated financial statements.

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Non-transferable Rights Offering to Purchase

Up to [________] Series A Preferred Shares

Convertible into Common Stock

PROSPECTUS

[_____________], 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Distribution.

The following table sets forth all expenses to be paid by the Registrant, other than estimated placement agent fees and commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$733.39
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Printing and engraving expenses	*
Miscellaneous fees and expenses	*
Total	$75,000

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

Neither our amended and restated articles of incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Our amended and restated Bylaws, effective November 15, 2019, provide that the Company may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Company’s articles of incorporation or Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Company’s articles of incorporation or Bylaws. The Company’s obligations of indemnification, if any, shall be conditioned on the Company receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Company may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Company.

Item 15. Recent Sales of Unregistered Securities.

On November 15, 2019, the Company entered into a securities purchase agreement (the “Series D SPA”) with FWHC Holdings, LLC (“FWHC”), an accredited investor for the purchase of 146,998 shares of Series D preferred stock, par value $0.001 per share (the “Shares”) and a ten-year warrant to purchase up to 14,669,757 shares of common stock at an exercise price of $0.75 per share (the “FWHC Warrant”) resulting in $6.0 million in gross proceeds to the Company (the “FWHC Investment”). The shares of Series D preferred stock were sold at a price of $40.817 per share and each share of Series D preferred stock is convertible into 100 shares of common stock. Accordingly, the conversion price into our common stock is $0.40817 per share. Please see the current report on Form 8-K filed with the SEC on November 21, 2020. In connection with the April Offering, the exercise price under the FWHC Warrant was reduced from $0.75 per share to the Subscription Price.

During the three months ended March 31, 2020, the Company received proceeds of $100,000 and issued 2,449.96 shares of preferred stock at a price of $40.817 per share, and a ten-year warrant to purchase 244,996 shares of common stock at an exercise price of $0.75 per share. Please see the quarterly report on Form 10-Q filed with the SEC on May 21, 2020.

On April 17, 2020, and in subsequent April closings, the Company entered into a Secured Convertible Note and Warrant Purchase Agreement (the “April SPA”) with thirty three investors (the “Purchasers”) pursuant to which the Company received an aggregate of $2,842,695 in gross proceeds through the sale to the Purchasers of Secured Convertible Promissory Notes (the “April Secured Notes”) and warrants (the “April Warrants”) to purchase shares of common stock of the Company (the “April Offering”). The proceeds of the April Offering will be used for working capital and general corporate purposes. The April Offering resulted in the issuance of April Secured Notes to Purchasers in an aggregate principal amount of $3,842,695. This sum included the issuance by the Company to FWHC Bridge of an April Secured Note in the amount of $1,000,000 to amend and supersede a note previously issued by the Company to FWHC Bridge on April 9, 2020.

The issuances of our capital stock stated above were made in reliance on an exemption from registration set forth in section 4(2) of the Securities Act of 1933, as amended.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit
3.1	Second Amended and Restated Articles of Incorporation (incorporated by reference to Definitive Information Statement on Form DEF 14C filed on June 16, 2020)
3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed on November 21, 2019)
3.3	Certificate of Designation of Series D Preferred Stock (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K filed on November 21, 2019)
3.4	Amended and Restated Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.3 to the current report on Form 8-K filed on November 21, 2019)
5.1	Opinion of Sichenzia Ross Ference LLP*
10.1	Secured Convertible Note and Warrant Purchase Agreement dated April 17, 2020 (incorporated by reference to Exhibit 10.1 to the annual report on Form 10-K filed on April 22, 2020).
10.2	Form of Secured Convertible Note dated April 17, 2020 (incorporated by reference to Exhibit 10.2 to the annual report on Form 10-K filed on April 22, 2020)
10.3	Form of Warrant dated April 17, 2020 (incorporated by reference to Exhibit 10.3 to the annual report on Form 10-K filed on April 22, 2020)
10.4	Security Agreement dated April 17, 2020 (incorporated by reference to Exhibit 10.4 to the annual report on Form 10-K filed on April 22, 2020)
10.5	Intellectual Property Security Agreement dated April 17, 2020 (incorporated by reference to Exhibit 10.5 to the annual report on Form 10-K filed on April 22, 2020)
10.6	Form of Subsidiary Guarantee dated April 17, 2020 (incorporated by reference to Exhibit 10.6 to the annual report on Form 10-K filed on April 22, 2020)
10.7	Amendment Letter to William Horne Employment Agreement dated April 17, 2020 (incorporated by reference to Exhibit 10.7 to the annual report on Form 10-K filed on April 22, 2020)
10.8	First Amendment to Hawes Secured Note dated April 17, 2020 (incorporated by reference to Exhibit 10.8 to the annual report on Form 10-K filed on April 22, 2020)
10.9	Securities Purchase Agreement dated November 15, 2019 by and between the Company and FWHC LLC (incorporated by reference to Exhibit 10.1 to current report on Form 8-K filed on November 21, 2019)
10.10	Right of First Refusal and Co-Sale Agreement dated November 15, 2019 by and among the Company, FWHC LLC and certain key holders (incorporated by reference to Exhibit 10.2 to current report on Form 8-K filed on November 21, 2019)
10.11	Voting Agreement dated November 15, 2019 by and among the Company, FWHC and certain key holders (incorporated by reference to Exhibit 10.3 to current report on Form 8-K filed on November 21, 2019)
10.12	Investors’ Rights Agreements dated November 15, 2019 by and among the Company, FWHC and certain key holders (incorporated by reference to Exhibit 10.4 to current report on Form 8-K filed on November 21, 2019)
10.13	Services Agreement dated November 18, 2019 by and between the Company and Rion, LLC (incorporated by reference to Exhibit 10.5 to current report on Form 8-K filed on November 21, 2019)
10.14	Form of Standby Purchase Agreement
14	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14 to Amendment No. 1 to Registration Statement on Form S-1/A filed on October 7, 2014)
21	Subsidiaries of the Registrant
23.1	Consent of Frazier & Deeter, LLC
23.2	Consent of Sichenzia Ross Ference LLP** (included as part of Exhibit 5.1)
101.INS	XBRL Instance Document**
101.SCH	XBRL Taxonomy Extension Schema Document**
101.CAL	XBRL Taxonomy Calculation Linkbase Document**
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**
101.LAB	XBRL Taxonomy Label Linkbase Document**
101.PRE	XBRL Taxonomy Presentation Linkbase Document**

* To be filed by Amendment.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 1st day of July 2020.

H-CYTE, INC.

By:	/s/ William Horne
William Horne
President and Chief Executive Officer
(Principal executive officer)

By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer
(Principal Financial and Accounting officer)

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints William Horne and Jeremy Daniel, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/ William Horne	Chief Executive Officer and Chairman of the Board of Directors	July 1, 2020
William Horne	(Principal Executive Officer)

/s/ Jeremy daniel	Chief Financial Officer	July 1, 2020
Jeremy Daniel	(Principal Financial and Accounting Officer)

/s/ Michael yurkowsky	Director	July 1, 2020
Michael Yurkowsky

/s/ Raymond Monteleone	Director	July 1, 2020
Raymond Monteleone

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